                                             As Filed Pursuant to Rule 424B5
                                             Registration File No.: 333-89322


The information in this prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WILL BE
                   AMENDED OR COMPLETED; DATED MARCH 22, 2004

                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 22, 2004)


                          $1,051,930,069 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                              BANK OF AMERICA, N.A.
                                 MASTER SERVICER

           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-2

                              ---------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.
--------------------------------------------------------------------------------

The Series 2004-2 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XC and Class XP Certificates;

o junior certificates consisting of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates; and

o the residual certificates consisting of the Class R-I and Class R-II Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XP, Class B, Class C, Class D and Class E Certificates are offered hereby.

The trust's assets will consist primarily of 95 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ----------------------
     Certain characteristics of the offered certificates include:


                                                  APPROXIMATE
                                                     PASS-
                                                    THROUGH
                        CERTIFICATE BALANCE       RATE AS OF         ASSUMED FINAL        RATINGS        RATED FINAL
                           AS OF DELIVERY          DELIVERY           DISTRIBUTION       MOODY'S/       DISTRIBUTION
        CLASS                 DATE(1)                DATE               DATE(2)           S&P(3)           DATE(4)
 Class A-1 .........       $117,783,000              [   ]%        January 10, 2009       Aaa/AAA    November 10, 2038
 Class A-2 .........       $195,500,000              [   ]%          May 10, 2009         Aaa/AAA    November 10, 2038
 Class A-3 .........       $283,402,000              [   ]%        January 10, 2011       Aaa/AAA    November 10, 2038
 Class A-4 .........       $125,682,000              [   ]%         March 10, 2013        Aaa/AAA    November 10, 2038
 Class A-5 .........       $254,120,181              [   ]%       February 10, 2014       Aaa/AAA    November 10, 2038
 Class XP ..........       $       TBD(6)            [   ]%(7)           TBD              Aaa/AAA    November 10, 2038
 Class B ...........       $27,045,564               [   ]%(5)      March 10, 2014        Aa2/AA     November 10, 2038
 Class C ...........       $12,811,056               [   ]%(5)      March 10, 2014        Aa3/AA-    November 10, 2038
 Class D ...........       $24,198,662               [   ]%(5)      March 10, 2014         A2/A      November 10, 2038
 Class E ...........       $11,387,606               [   ]%(5)      March 10, 2014         A3/A-     November 10, 2038

(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as joint lead managers. Banc of America Securities LLC will be the sole bookrunner for all classes of the certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about April [ ], 2004. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [ ]% of the initial principal amount of the offered certificates, plus accrued interest from April 1, 2004 before deducting expenses payable by Banc of America Commercial Mortgage Inc.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR
DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
                             ---------------------
GOLDMAN, SACHS & CO.                                       WACHOVIA SECURITIES
                                 March   , 2004

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-2
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

[GRAPHIC OMITTED]

PENNSYLVANIA       MARYLAND            MISSOURI             OREGON
2 properties       1 property          4 properties         1 property
$127,680,136       $17,200,000         $25,380,675          $10,355,000
11.2% of total     1.5% of total       2.2% of total        0.9% of total

NEW YORK           VIRGINIA            TEXAS                WASHINGTON
19 properties      4 properties        3 properties         3 properties
$133,214,738       $36,244,683         $35,506,150          $20,241,520
11.7% of total     3.2% of total       3.1% of total        1.8% of total

NEW HAMPSHIRE      NORTH CAROLINA      COLORADO             UTAH
3 properties       2 properties        1 property           1 property
$16,375,201        $9,346,125          $3,353,384           $8,467,129
1.4% of total      0.8% of total       0.3% of total        0.7% of total

MASSACHUSETTS      SOUTH CAROLINA      ARIZONA              MINNESOTA
2 properties       3 properties        1 property           2 properties
$34,800,147        $15,000,000         $24,654,705          $105,000,000
3.1% of total      1.3% of total       2.2% of total        9.2% of total

CONNECTICUT        GEORGIA             HAWAII               WISCONSIN
7 properties       5 properties        1 property           1 property
$34,630,704        $28,885,000         $42,000,000          $4,037,850
3.0% of total      2.5% of total       3.7% of total        0.4% of total

NEW JERSEY         FLORIDA             CALIFORNIA           ILLINOIS
6 properties       10 properties       14 properties        1 property
$62,231,918        $144,082,507        $126,438,611         $6,177,540
5.5% of total      12.7% of total      11.1% of total       0.5% of total

DELAWARE           TENNESSEE           NEVADA               INDIANA
2 properties       4 properties        1 property           1 property
$33,993,930        $20,934,117         $9,731,114           $2,797,679
3.0% of total      1.8% of total       0.9% of total        0.2% of total


                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                      Office                     39.2%
                      Retail                     37.3%
                      Multifamily                10.0%
                      Manufactured Housing        8.9%
                      Self Storage                3.4%
                      Industrial                  0.6%
                      Hotel                       0.5%

< 1.0% of Initial Pool Balance
  1.1%-5.0% of Initial Pool Balance
  5.1%-10.0% of Initial Pool Balance
> 10.0% of Initial Pool Balance

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.

--------------------------------------------------------------------------------
FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following locations:

o    SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204 Washington, D.C. 20549

o    SEC Midwest Regional Offices
     Citicorp Center
     500 West Madison Street Suite 1400
     Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.

The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of the accompanying prospectus.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS ........................................ S-6
EXECUTIVE SUMMARY ........................................................ S-7
SUMMARY OF PROSPECTUS SUPPLEMENT ......................................... S-11
RISK FACTORS ............................................................. S-24
  Risks Related to the Certificates ...................................... S-24
  Risks Related to the Mortgage Loans .................................... S-33
DESCRIPTION OF THE MORTGAGE POOL ......................................... S-71
  General ................................................................ S-71
  Certain Terms and Conditions of the Mortgage Loans ..................... S-72
    Due Dates ............................................................ S-72
    Mortgage Rates; Calculations of Interest ............................. S-72
    Hyperamortization .................................................... S-73
    Amortization of Principal ............................................ S-73
    Prepayment Provisions ................................................ S-73
    Defeasance ........................................................... S-74
    "Due-on-Sale" and "Due-on-Encumbrance"
       Provisions ........................................................ S-76
  Significant Mortgage Loans ............................................. S-77
  Additional Mortgage Loan Information ................................... S-120
    General .............................................................. S-120
    Delinquencies ........................................................ S-120
    Tenant Matters ....................................................... S-120
    Ground Leases and Other Non-Fee Interests ............................ S-120
    Subordinate Financing ................................................ S-120
    Lender/Borrower Relationships ........................................ S-121
  Certain Underwriting Matters ........................................... S-121
    Environmental Assessments ............................................ S-121
    Generally ............................................................ S-121
    Property Condition Assessments ....................................... S-123
    Appraisals and Market Studies ........................................ S-123
    Zoning and Building Code Compliance .................................. S-123
    Hazard, Liability and Other Insurance ................................ S-124
  The Mortgage Loan Sellers .............................................. S-125
  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ........................................................ S-125
  Representations and Warranties; Repurchases and
    Substitutions ........................................................ S-128
  Changes in Mortgage Pool Characteristics ............................... S-131
SERVICING OF THE MORTGAGE LOANS .......................................... S-132
  General ................................................................ S-132
  The Master Servicer .................................................... S-137
  The Special Servicer ................................................... S-137
  Sub-Servicers .......................................................... S-137
  Servicing and Other Compensation and Payment of
    Expenses ............................................................. S-138
  Evidence as to Compliance .............................................. S-142
  Modifications, Waivers, Amendments and Consents ........................ S-143
  Defaulted Mortgage Loans; Purchase Option .............................. S-145
  REO Properties ......................................................... S-147
  Inspections; Collection of Operating Information ....................... S-148
  Termination of the Special Servicer .................................... S-148
DESCRIPTION OF THE CERTIFICATES .......................................... S-149
  General ................................................................ S-149
  Registration and Denominations ......................................... S-149
  Certificate Balances and Notional Amount ............................... S-150

   Pass-Through Rates .................................................... S-152
   Distributions ......................................................... S-155
      General ............................................................ S-155
      The Available Distribution Amount .................................. S-155
      Application of the Available Distribution Amount ................... S-156
      Distributable Certificate Interest ................................. S-161
      Principal Distribution Amount ...................................... S-161
      Excess Interest .................................................... S-162
      Distributions of Prepayment Premiums ............................... S-162
      Treatment of REO Properties ........................................ S-163
   Subordination; Allocation of Losses and Certain
      Expenses ........................................................... S-163
   Excess Interest Distribution Account .................................. S-165
   Interest Reserve Account .............................................. S-165
   P&I Advances .......................................................... S-166
   Appraisal Reductions .................................................. S-169
   Reports to Certificateholders; Certain Available
      Information ........................................................ S-170
      Trustee Reports .................................................... S-170
      Servicer Reports ................................................... S-172
      Other Information .................................................. S-173
   Voting Rights ......................................................... S-174
   Termination ........................................................... S-174
 THE TRUSTEE AND THE FISCAL AGENT ........................................ S-175
   The Trustee ........................................................... S-175
   Indemnification ....................................................... S-176
 YIELD AND MATURITY CONSIDERATIONS ....................................... S-176
   Yield Considerations .................................................. S-176
      General ............................................................ S-176
      Rate and Timing of Principal Payments .............................. S-176
      Losses and Shortfalls .............................................. S-177
      Certain Relevant Factors ........................................... S-178
   Weighted Average Lives ................................................ S-178
   Yield Sensitivity of the Class XP Certificates ........................ S-183
 USE OF PROCEEDS ......................................................... S-184
 CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................. S-184
   General ............................................................... S-184
   Discount and Premium; Prepayment Premiums ............................. S-185
   Characterization of Investments in Offered Certificates................ S-185
   Possible Taxes on Income From Foreclosure Property .................... S-186
   Reporting and Other Administrative Matters ............................ S-186
 CERTAIN ERISA CONSIDERATIONS ............................................ S-187
 LEGAL INVESTMENT ........................................................ S-189
 METHOD OF DISTRIBUTION .................................................. S-190
 LEGAL MATTERS ........................................................... S-191
 RATINGS ................................................................. S-191
 INDEX OF PRINCIPAL DEFINITIONS .......................................... S-192
 ANNEX A ................................................................. A-1
 ANNEX B ................................................................. B-1
 ANNEX C ................................................................. C-1
 ANNEX D ................................................................. D-1
 ANNEX E ................................................................. E-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 10%.

(2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received.

(4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5) The Class B, Class C, Class D and Class E Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6) The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(7) The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates".

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-2 Certificates and the trust in abbreviated form:

       Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

       Summary of Prospectus Supplement, which begins on page S-11 of this prospectus supplement and gives a brief introduction of the key features of Series 2004-2 and the mortgage loans; and

       Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2004-2 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-192 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 107 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until July [ ], 2004, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                                EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      APPROXIMATE
                                                                                        INITIAL
                                                                                         PASS-
                           CERTIFICATE     APPROXIMATE                                  THROUGH     WEIGHTED
                            BALANCE OR      PERCENTAGE  APPROXIMATE                     RATE AS     AVERAGE
                             NOTIONAL        OF POOL       CREDIT                     OF DELIVERY     LIFE           PRINCIPAL
 CLASS   RATINGS(1)         AMOUNT(2)        BALANCE      SUPPORT       RATE TYPE         DATE     (YEARS)(3)        WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------
  Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
  A-1      Aaa/AAA      $    117,783,000     10.343%      14.250%         Fixed          [  ]%         3.500   05/10/2004-01/10/2009
------------------------------------------------------------------------------------------------------------------------------------
  A-2      Aaa/AAA      $    195,500,000     17.168%      14.250%         Fixed          [  ]%         4.871   01/10/2009-05/10/2009
------------------------------------------------------------------------------------------------------------------------------------
  A-3      Aaa/AAA      $    283,402,000     24.887%      14.250%         Fixed          [  ]%         6.610   05/10/2009-01/10/2011
------------------------------------------------------------------------------------------------------------------------------------
  A-4      Aaa/AAA      $    125,682,000     11.037%      14.250%         Fixed          [  ]%         7.087   01/10/2011-03/10/2013
------------------------------------------------------------------------------------------------------------------------------------
  A-5      Aaa/AAA      $    254,120,181     22.316%      14.250%         Fixed          [  ]%         9.643   03/10/2013-02/10/2014
------------------------------------------------------------------------------------------------------------------------------------
  XP       Aaa/AAA            TBD(8)            N/A          N/A     Variable Rate(8)    [  ]%(8)        (8)            N/A
------------------------------------------------------------------------------------------------------------------------------------
  B        Aa2/AA       $     27,045,564      2.375%      11.875%         Fixed(4)       [  ]%(4)      9.827   02/10/2014-03/10/2014
------------------------------------------------------------------------------------------------------------------------------------
  C        Aa3/AA-      $     12,811,056      1.125%      10.750%         Fixed(4)       [  ]%(4)      9.906   03/10/2014-03/10/2014
------------------------------------------------------------------------------------------------------------------------------------
  D         A2/A        $     24,198,662      2.125%       8.625%         Fixed(4)       [  ]%(4)      9.906   03/10/2014-03/10/2014
------------------------------------------------------------------------------------------------------------------------------------
  E         A3/A-       $     11,387,606      1.000%       7.625%         Fixed(4)       [  ]%(4)      9.906   03/10/2014-03/10/2014
------------------------------------------------------------------------------------------------------------------------------------
  Private Certificates -- Not Offered Hereby(7)
------------------------------------------------------------------------------------------------------------------------------------
  F       Baa1/BBB+     $     15,657,957      1.375%       6.250%         Fixed(4)       [  ]%(4)     10.140   03/10/2014-09/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  G       Baa2/BBB      $      9,964,155      0.875%       5.375%         Fixed(4)       [  ]%(4)     11.438   09/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  H       Baa3/BBB-     $     15,657,958      1.375%       4.000%         WAC(6)         [  ]%(6)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  J        Ba1/BB+      $      4,270,352      0.375%       3.625%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  K        Ba2/BB       $      5,693,803      0.500%       3.125%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  L        Ba3/BB-      $      5,693,803      0.500%       2.625%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  M         B1/B+       $      7,117,253      0.625%       2.000%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  N         B2/B        $      2,846,901      0.250%       1.750%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  O         B3/B-       $      2,846,901      0.250%       1.500%         Fixed(5)       [  ]%(5)     11.572   11/10/2015-11/10/2015
------------------------------------------------------------------------------------------------------------------------------------
  P         NR/NR       $     17,081,410      1.500%       0.000%         Fixed(5)       [  ]%(5)     11.811   11/10/2015-01/10/2019
------------------------------------------------------------------------------------------------------------------------------------
  XC       Aaa/AAA      $  1,138,760,562(9)     N/A          N/A     Variable Rate(9)    [  ](9)         (9)          N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 10%.

(3) Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4) The Class B, Class C, Class D, Class E, Class F and Class G Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(5) The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6) The Class H Certificates will accrue interest at the weighted average net mortgage rate less a specified percentage.

(7) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8) The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(9) The Class XC Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the mortgage loans and the mortgaged properties in the mortgage pool, as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the mortgage pool. This information is described, and additional information regarding the mortgage loans and the mortgaged properties is described, under "Description of the Mortgage Pool" in this prospectus supplement, in Annex A to this prospectus supplement and in Annex E to this prospectus supplement.

                          MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS

Initial principal balance(1) ................................  $1,138,760,562
Number of mortgage loans ....................................         95
Number of mortgaged properties ..............................        105
Number of balloon mortgage loans(2) .........................         76
Number of ARD loans .........................................          1
Number of full period interest only mortgage loans(3) .......         18
Number of Fully Amortizing Loans ............................          1
Average cut-off date balance ................................    $11,986,953
Range of cut-off date balances ..............................   $1,100,000 to
                                                                $115,704,055
Weighted average mortgage rate ..............................       5.374%
Weighted average remaining lock-out period ..................     81 months
Range of remaining terms to maturity(4) .....................  53 to 177 months
Weighted average remaining term to maturity(4) ..............     93 months
Weighted average underwritten debt service coverage ratio ...       1.71x
Weighted average cut-off date loan-to-value ratio ...........       68.5%

---------
(1)   Subject to a variance of plus or minus 10%.

(2) Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date and fully amortizing mortgage loans.

(3)   Includes the mortgage loan that has an anticipated repayment date.

(4) In the case of the mortgage loan that has an anticipated repayment date, the maturity is based on the related anticipated repayment date.

     "Cut-off date loan-to-value ratio" and "underwritten debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The Trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V. See "The Trustee and the Fiscal Agent."

MASTER SERVICER

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the primary servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street Charlotte, North Carolina 28255.

     Bear Stearns Commercial Mortgage, Inc. is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear Stearns Commercial Mortgage, Inc. maintains its principal office at 383 Madison Avenue, New York, New York 10179.

CUT-OFF DATE

     April 1, 2004 except that with respect to 1 mortgage loan, representing 4.1% of the initial pool balance, the Cut-off Date is April 10, 2004.

DELIVERY DATE

     On or about April [ ], 2004.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in May 2004.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in May 2004.


                                MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 95 multifamily and commercial mortgage loans. 48 of the mortgage loans were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC). Fourteen mortgage loans were acquired by Bank of America, N.A. from Bridger Commercial Funding LLC. Thirty-three of the mortgage loans were originated by Bear Stearns Commercial Mortgage, Inc. The mortgage loans have an aggregate cut-off date balance of approximately $1,138,760,562 which is referred to as the initial pool balance, subject to a variance of plus or minus 10%.

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in the mortgage pool range from $1,100,000 to $115,704,055, and the average cut-off date balance is $11,986,953.

   As of the cut-off date, the mortgage loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of mortgage rates ..............................................   3.452% per annum to
                                                                         6.836% per annum
Weighted average mortgage rate .......................................   5.374% per annum
Range of remaining terms to stated maturity(1) .......................   53 months to
                                                                         177 months
Weighted average remaining term to stated maturity(1) ................   93 months
Range of remaining amortization terms(2) .............................   177 months to
                                                                         360 months
Weighted average remaining amortization term(2) ......................   351 months
Range of remaining lock-out periods ..................................   0 months to
                                                                         173 months
Range of cut-off date loan-to-value ratios ...........................   44.5% to 80.4%
Weighted average cut-off date loan-to-value ratio ....................    68.5%
Range of maturity date loan-to-value ratios(1)(3) ....................   40.7% to 74.1%
Weighted average maturity date loan-to-value ratio(1)(3) .............    61.2%
Range of underwritten debt service coverage ratios(3) ................   1.20x to 3.20x
Weighted average underwritten debt service coverage ratio(3) .........    1.71x

----------
(1) In the case of the mortgage loan that has an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2) Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

(3)   Excludes the mortgage loan that is fully amortizing.


     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:


                            GEOGRAPHIC CONCENTRATION

                                            NUMBER OF     PERCENTAGE OF
                                            MORTGAGED     INITIAL POOL
                     STATE                  PROPERTIES      BALANCE(1)
                     -----                  ----------      ----------
   Florida ............................        10              12.7%
   New York ...........................        19              11.7%
   Pennsylvania .......................         2              11.2%
   California .........................        14              11.1%
   Minnesota ..........................         2               9.2%

----------
(1) With respect to mortgage loans secured by multiple properties in multiple states, the cut-off date balance is allocated among such states based upon amounts set forth in the related mortgage loan documents. Those amounts are set forth in Annex A to this prospectus supplement.

     The remaining mortgaged properties are located throughout 23 other states, with no more than 5.5% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                  NUMBER OF     PERCENTAGE OF
                                                  MORTGAGED     INITIAL POOL
                PROPERTY TYPE                    PROPERTIES        BALANCE
                -------------                    ----------        -------
   Office ...................................        26              39.2%
   Retail ...................................        40              37.3%
   Multifamily ..............................        21              10.0%
   Manufactured Housing Communities .........         6               8.9%
   Self Storage .............................        10               3.4%
   Industrial and Warehouse .................         1               0.6%
   Hotel ....................................         1               0.5%

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitution" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator and the fiscal agent. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses."

                              OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 10 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2004-2, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XP, Class B, Class C, Class D and Class E Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2004-2 consists of a total of 23 classes of certificates, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I and Class R-II. The pass-through rates applicable to each of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-154 of this prospectus supplement. The Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.


CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $[ ], although it may be as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o during the period following the initial issuance of the Certificates through and including the distribution date in [ ] 200[ ], the sum of
          (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 200[ ] through and including the distribution date in [ ] 200[ ], the sum of
          (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 200[ ] through and including the distribution date in [ ] 200[ ], the sum of
          (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time and
          (d) the lesser of $[ ] and the certificate balance of the Class L Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 200[ ] through and including the distribution date in [ ] 200[ ], the sum of
          (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-5 Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (d) the lesser of $[ ] and the certificate balance of the Class J Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 200[ ] through and including the distribution date in [ ] 200[ ], the sum of
          (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $[ ] and the certificate balance of the Class H Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 20[ ] through and including the distribution date in [ ] 20[ ], the sum of (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-5, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $[ ] and the certificate balance of the Class G Certificates outstanding from time to time;

     o during the period following the distribution date in [ ] 20[ ] through and including the distribution date in [ ] 20[ ], the sum of (a) the lesser of $[ ] and the certificate balance of the Class [ ] Certificates outstanding from time to time, (b) the lesser of $[ ] and the certificate balance of the Class A-5 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class B, Class C, Class D and Class E Certificates outstanding from time to time and (d) the lesser of $[ ] and the certificate balance of the Class F Certificates outstanding from time to time; and

     o    following the distribution date in [ ] 20[ ], $0.

     The total initial notional amount of the Class XP Certificates will be approximately $[ ], although it may be as much as 10% larger or smaller.

Pass Through Rate

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [ ]% per annum. The pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the [ ] 20[ ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [ ] distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal
(a) with respect to the Class H Certificates, [ ]% (referred to as the Class XP Fixed Strip Rate) and (b) with respect to each other applicable class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

   (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

   (2) the pass-through rate in effect for such distribution date for such class of certificates.

     Following the [ ] 20[ ] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the [ ] 20[ ] distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [ ]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any payment date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date prior to [ ] 20[ ] on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

   (1) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b)(x) with respect to the Class H Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class H Certificates (y) for each other applicable class of certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

   (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such interest accrual period, over (b)(x) with respect to the Class H Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class H Certificates and (y) for each other applicable class of certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

   (3) if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance for such distribution date does not, in whole or in part, also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such class of certificates; and

   (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such class of certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the [ ] 20[ ] distribution date, the certificate balance of each class of Certificates (other than the Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of certificates corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

 A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XC and Class XP: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XC and Class XP pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5: To the extent of funds available for principal sequentially on, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, until each class is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations in the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates-- Distributions--The Available Distribution Amount" in this prospectus supplement.

 B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates-- Distributions--Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions--Principal Distribution Amount" in this prospectus supplement.

 C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

 A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to any class of the Class R-I or Class R-II Certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates. However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

                -----------------------------------------------
                CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES,
                CLASS A-3 CERTIFICATES, CLASS A-4 CERTIFICATES,
                 CLASS A-5 CERTIFICATES, CLASS XC CERTIFICATES,
                           AND CLASS XP CERTIFICATES*
                -----------------------------------------------

                              --------------------
                              CLASS B CERTIFICATES
                              --------------------

                              --------------------
                              CLASS C CERTIFICATES
                              --------------------

                              --------------------
                              CLASS D CERTIFICATES
                              --------------------

                              --------------------
                              CLASS E CERTIFICATES
                              --------------------

                     --------------------------------------
                              PRIVATE CERTIFICATES
                     (other than the Class XC Certificates)
                     --------------------------------------

   * The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

 B.  Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

     o shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

     o    shortfalls resulting from extraordinary expenses of the trust;

     o shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

     o shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

 A. P&I Advances

     The master servicer (or the trustee or the fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

 B. Property Protection Advances

     The master servicer, (or the trustee or the fiscal agent, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

 C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

 A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C, Class D, and Class E Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

 B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the depositor or a mortgage loan seller) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance. See "Description of the Certificates--Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o Each class of offered certificates will constitute "regular interests" in REMIC II.

     o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o    The Class XP Certificates will be issued with original issue discount.

     o It is anticipated that the offered certificates, other than the Class XP Certificates, will be issued [at a premium] for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                                                 MOODY'S     S&P
                                                                 -------     ---
 Class A-1 ..................................................      Aaa       AAA
 Class A-2 ..................................................      Aaa       AAA
 Class A-3 ..................................................      Aaa       AAA
 Class A-4 ..................................................      Aaa       AAA
 Class A-5 ..................................................      Aaa       AAA
 Class XP ...................................................      Aaa       AAA
 Class B ....................................................      Aa2       AA
 Class C ....................................................      Aa3       AA-
 Class D ....................................................       A2        A
 Class E ....................................................       A3       A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

o YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

o IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

o THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                        RISKS RELATED TO THE CERTIFICATES


YOUR LACK OF CONTROL OVER THE TRUST
 FUND CAN CREATE RISK................   You and other certificateholders
                                        generally do not have the right to make
                                        decisions with respect to the
                                        administration of the trust. See
                                        "Servicing of the Mortgage Loans--
                                        General" in this prospectus supplement.
                                        Such decisions are generally made,
                                        subject to the express terms of the
                                        pooling agreement, by the master
                                        servicer, the trustee or the special
                                        servicer, as applicable. Any decision
                                        made by one of those parties in respect
                                        of the trust, even if such decision is
                                        determined to be in your best interests
                                        by such party, may be contrary to the
                                        decision that you or other
                                        certificateholders would have made and
                                        may negatively affect your interests.

POTENTIAL CONFLICTS
 OF INTEREST........................    The special servicer will have latitude
                                        in determining whether to liquidate or
                                        modify defaulted mortgage loans. See
                                        "Servicing of the Mortgage
                                        Loans--Modifications, Waivers,
                                        Amendments and Consents" in this
                                        prospectus supplement.

                                        The master servicer, the special
                                        servicer or an affiliate of either may
                                        purchase certain of the certificates.
                                        This could cause a conflict between the
                                        master servicer's or the special
                                        servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the master servicer is a mortgage loan seller. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as the mortgage loan seller. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans --General" in this prospectus supplement.

                                        In addition, certain of the mortgage
                                        loans included in the trust fund may
                                        have been refinancings of debt
                                        previously held by an affiliate of a
                                        mortgage loan seller.

                                        The related property managers and
                                        borrowers may experience conflicts of
                                        interest in the management and/or
                                        ownership of the real properties
                                        securing the mortgage loans because

                                        o    a substantial number of the
                                             mortgaged real properties are
                                             managed by property managers
                                             affiliated with the respective
                                             borrowers;

                                        o    these property managers also may
                                             manage and/or franchise additional
                                             properties, including properties
                                             that may compete with the mortgaged
                                             real properties; and

                                        o    affiliates of the property managers
                                             and/or the borrowers, or the
                                             property managers and/or the
                                             borrowers themselves also may own
                                             other properties, including
                                             competing properties.

PREPAYMENTS WILL AFFECT DISTRIBUTIONS
 AND YIELD CONSIDERATIONS...........    The yield on any offered certificate
                                        will depend on (a) the price at which
                                        such certificate is purchased by an
                                        investor and (b) the rate, timing and
                                        amount of distributions on such
                                        certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                        o    the pass-through rate for such
                                             certificate;

                                        o    the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections on or in respect of the
                                             mortgage loans and the extent to
                                             which such amounts are to be
                                             applied or otherwise result in a
                                             reduction of the certificate
                                             balance of the class of
                                             certificates to which such
                                             certificate belongs;

                                        o    the rate, timing and severity of
                                             realized losses and additional
                                             trust fund expenses (each as
                                             described in this prospectus
                                             supplement) and the extent to which
                                             such losses and expenses result in
                                             the failure to pay interest on, or
                                             a reduction of the certificate
                                             balance of, the class of
                                             certificates to which such
                                             certificate belongs;

                                        o    the timing and severity of any net
                                             aggregate prepayment interest
                                             shortfalls (each as described in
                                             this prospectus supplement) and the
                                             extent to which such shortfalls are
                                             allocated in reduction of the
                                             distributable certificate interest
                                             payable on the class of
                                             certificates to which such
                                             certificate belongs; and

                                        o    the extent to which prepayment
                                             premiums are collected and, in
                                             turn, distributed on the class of
                                             certificates to which such
                                             certificate belongs.

                                        It is impossible to predict with
                                        certainty any of the factors described
                                        in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates-- Distributions" and "--Subordination;
                                        Allocation of Losses and Certain
                                        Expenses" and "Yield and Maturity
                                        Considerations" in this prospectus
                                        supplement. See also "Yield and Maturity
                                        Considerations" in the accompanying
                                        prospectus.


PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY OF YOUR
 CERTIFICATES.......................    The yield to maturity on your
                                        certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                        The investment performance of your
                                        certificates may vary materially and
                                        adversely from your expectations if the
                                        actual rate of prepayment on the
                                        mortgage loans is higher or lower than
                                        you anticipate.

                                        Voluntary prepayments, if permitted,
                                        generally require payment of a
                                        prepayment premium. Nevertheless, we
                                        cannot assure you that the related
                                        borrowers will refrain from prepaying
                                        their mortgage loans due to the
                                        existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                        The rate at which voluntary prepayments
                                        occur on the mortgage loans will be
                                        affected by a variety of factors,
                                        including:

                                        o    the terms of the mortgage loans;

                                        o    the length of any prepayment
                                             lockout period;

                                        o    the level of prevailing interest
                                             rates;

                                        o    the availability of mortgage
                                             credit;

                                        o    the applicable yield maintenance
                                             charges or prepayment premiums;

                                        o    the master servicer's or special
                                             servicer's ability to enforce those
                                             charges or premiums;

                                        o    the occurrence of casualties or
                                             natural disasters; and

                                        o    economic, demographic, tax, legal
                                             or other factors.

                                        No yield maintenance charge or
                                        prepayment premium will be generally
                                        required for prepayments in connection
                                        with a casualty or condemnation. In
                                        addition, if a mortgage loan seller
                                        repurchases any mortgage loan from the
                                        trust due to a material breach of
                                        representations or warranties or a
                                        material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                        The yield to maturity of the Class XP
                                        Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the mortgage loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. No representation is made as to the anticipated rate of prepayments on the mortgage loans or as to the anticipated yield to maturity of any Certificate. See "Yield and Maturity Considerations-- Yield Sensitivity of the Class XP Certificates" herein.

                                        In the case of the Class XP
                                        Certificates, and any class of
                                        certificates purchased at a premium, if
                                        principal payments on the mortgage loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required prepayment premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase.


BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD...................   The rate and timing of delinquencies or
                                        defaults on the mortgage loans will
                                        affect:

                                        o    the aggregate amount of
                                             distributions on the offered
                                             certificates;

                                        o    their yield to maturity;

                                        o    the rate of principal payments; and

                                        o    their weighted average life.

                                        If losses on the mortgage loans exceed
                                        the aggregate principal amount of the
                                        classes of certificates subordinated to
                                        a particular class, such class will
                                        suffer a loss equal to the full amount
                                        of such excess (up to the outstanding
                                        principal amount of such certificate).

                                        If you calculate your anticipated yield
                                        based on assumed rates of defaults and
                                        losses that are lower than the default
                                        rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                        Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                        Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.


THE BORROWER'S FORM OF ENTITY MAY
 CAUSE SPECIAL RISKS................    Most of the borrowers are legal entities
                                        rather than individuals. Mortgage loans
                                        made to legal entities may entail risks
                                        of loss greater than those of mortgage
                                        loans made to individuals. For example,
                                        a legal entity, as opposed to an
                                        individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as
                                        "special purpose entities." In general,
                                        borrowers'
                                        organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                        Many of the borrowers are not special
                                        purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                        o    operating entities with businesses
                                             distinct from the operation of the
                                             property with the associated
                                             liabilities and risks of operating
                                             an ongoing business; or

                                        o    individuals that have personal
                                             liabilities unrelated to the
                                             property.

                                        However, any borrower, even a special
                                        purpose entity structured to be
                                        bankruptcy-remote, as an owner of real
                                        estate will be subject to certain
                                        potential liabilities and risks. We
                                        cannot provide assurances that any
                                        borrower will not file for bankruptcy
                                        protection or that creditors of a
                                        borrower or a corporate or individual
                                        general partner or managing member of a
                                        borrower will not initiate a bankruptcy
                                        or similar proceeding against such
                                        borrower or corporate or individual
                                        general partner or managing member.

                                        Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, eight groups of mortgage loans, representing 33.6%, of the initial pool balance are made to affiliated borrowers. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

BANKRUPTCY PROCEEDINGS
 ENTAIL CERTAIN RISK................    Under the federal bankruptcy law, the
                                        filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                        Moreover, the filing of a petition in
                                        bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.
                                        Additionally, the borrower's trustee or
                                        the borrower, as debtor-in-possession,
                                        has certain special powers to avoid,
                                        subordinate or disallow debts. In
                                        certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                        Under the federal bankruptcy law, the
                                        lender will be stayed from enforcing a
                                        borrower's assignment of rents and
                                        leases. The federal bankruptcy law also
                                        may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                        As a result of the foregoing, the
                                        trustee's recovery with respect to
                                        borrowers in bankruptcy proceedings may
                                        be significantly delayed, and the
                                        aggregate amount ultimately collected
                                        may be substantially less than the
                                        amount owed.

                                        Certain of the mortgage loans may have
                                        sponsors that have previously filed
                                        bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT TO
 RECEIVE DISTRIBUTIONS..............    To the extent described in this
                                        prospectus supplement, the master
                                        servicer, the special servicer, the
                                        trustee or the fiscal agent, as
                                        applicable, will be entitled to receive
                                        interest on unreimbursed advances. This
                                        interest will generally accrue from the
                                        date on which the related advance is
                                        made or the related expense is incurred
                                        through the date of reimbursement. In
                                        addition, under certain circumstances,
                                        including delinquencies in the payment
                                        of principal and interest, a mortgage
                                        loan will be specially serviced and the
                                        special servicer will be entitled to
                                        compensation for special servicing
                                        activities. The right to receive
                                        interest on advances or special
                                        servicing compensation is senior to the
                                        rights of certificateholders to receive
                                        distributions on the offered
                                        certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED.........................    Your certificates will not be listed on
                                        any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates.
                                        Lack of liquidity could result in a
                                        substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.


MORTGAGE LOAN AMORTIZATION
 WILL AFFECT PAYMENT................    As principal payments or prepayments are
                                        made on a mortgage loan that is part of
                                        a pool of mortgage loans, the pool will
                                        be subject to more concentrated risks
                                        with respect to the diversity of
                                        mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS IN
 SUBORDINATE OFFERED
 CERTIFICATES.......................    As described in this prospectus
                                        supplement, unless your certificates are
                                        Class A-1, Class A-2, Class A-3, Class
                                        A-4, Class A-5, Class XC or Class XP
                                        Certificates, your rights to receive
                                        distributions of amounts collected or
                                        advanced on or in respect of the
                                        mortgage loans will be subordinated to
                                        those of the holders of the offered
                                        certificates with an earlier
                                        alphabetical designation.


GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE.........................    The mortgage loans have grace periods
                                        for monthly payments ranging from 0 to
                                        10 days. In some cases, such grace
                                        periods may run past the determination
                                        date. If borrowers pay at the end of
                                        such grace periods rather than on the
                                        due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.


RISKS TO THE MORTGAGED PROPERTIES
 RELATING TO RECENT TERRORIST ATTACKS
 AND FOREIGN CONFLICTS..............    On September 11, 2001, the United States
                                        was subjected to multiple terrorist
                                        attacks which resulted in considerable
                                        uncertainty in the world financial
                                        markets. The terrorist attacks on the
                                        World Trade Center and the Pentagon
                                        suggest an increased likelihood that
                                        large public areas such as shopping
                                        malls or large office buildings could
                                        become the target of terrorist attacks
                                        in the future. The possibility of such
                                        attacks could (i) lead to damage to one
                                        or more of the mortgaged properties if
                                        any such attacks occur, (ii) result in
                                        higher costs for insurance premiums and
                                        such higher premiums could adversely
                                        affect the cash flow at such mortgaged
                                        properties or (iii) impact leasing
                                        patterns or shopping patterns which
                                        could adversely impact leasing revenue
                                        and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the
                                        United States is engaged in continuing
                                        military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.
                                        The full impact of these events is not
                                        yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United
                                        States and, therefore, have had a
                                        negative effect on revenues in areas
                                        heavily dependent on tourism. The
                                        decrease in air travel may have a
                                        negative effect on certain of the
                                        mortgaged properties that are dependent
                                        on tourism or that are located in areas
                                        heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. See "--Property Insurance
                                        May Not Protect Your Certificates from
                                        Loss in the Event of Casualty or Loss"
                                        below. Accordingly, these disruptions,
                                        uncertainties and costs could materially and adversely affect your investment in the certificates.


                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN FOR
 RESIDENTIAL LENDING................    The mortgaged properties consist solely
                                        of multifamily rental and commercial
                                        properties. Commercial and multifamily
                                        lending is generally viewed as exposing
                                        a lender to a greater risk of loss than
                                        residential one to four family lending
                                        because it usually involves larger loans to a single borrower or a group of related borrowers.

                                        The repayment of a commercial or
                                        multifamily loan is typically dependent
                                        upon the ability of the applicable
                                        property to produce cash flow through
                                        the collection of rents or other
                                        operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                        The net operating incomes and property
                                        values of the mortgaged properties may
                                        be adversely affected by a large number
                                        of factors. Some of these factors relate to the properties themselves, such as:

                                        o    the age, design and construction
                                             quality of the properties;

                                        o    perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the properties;

                                        o    the proximity and attractiveness of
                                             competing properties;

                                        o    the adequacy of the property's
                                             management and maintenance;

                                        o    increases in operating expenses;

                                        o    an increase in the capital
                                             expenditures needed to maintain the
                                             properties or make improvements;

                                        o    dependence upon a single tenant and
                                             concentration of tenant in a
                                             particular business;

                                        o    a decline in the financial
                                             condition of a major tenant;

                                        o    an increase in vacancy rates; and

                                        o    a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                        Other factors are more general in
                                        nature, such as:

                                        o    national, regional or local
                                             economic conditions, including
                                             plant closings, military base
                                             closings, industry slowdowns and
                                             unemployment rates;

                                        o    local real estate conditions, such
                                             as an oversupply of retail space,
                                             office space or multifamily
                                             housing;

                                        o    demographic factors;

                                        o    changes or continued weakness in
                                             specific industry segments;

                                        o    the public perception of safety for
                                             customers and clients;

                                        o    consumer confidence;

                                        o    consumer tastes and preferences;

                                        o    retroactive changes in building
                                             codes;

                                        o    conversion of a property to an
                                             alternative use;

                                        o    new construction in the market; and

                                        o    number and diversity of tenants.

                                        The volatility of net operating income
                                        will be influenced by many of the
                                        foregoing factors, as well as by:

                                        o    the length of tenant leases;

                                        o    the creditworthiness of tenants;

                                        o    in the case of rental properties,
                                             the rate at which new rentals
                                             occur;

                                        o    tenant defaults;

                                        o    the property's "operating leverage"
                                             which is generally the percentage
                                             of total property expenses in
                                             relation to revenue, the ratio of
                                             fixed operating expenses to those
                                             that vary with revenues, and the
                                             level of capital expenditures
                                             required to maintain the property
                                             and to retain or replace tenants;
                                             and

                                        o    in the case of government sponsored
                                             tenants, the right of the tenant in
                                             some instances to cancel a lease
                                             due to a lack of appropriations.

                                        A decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of properties with short-term
                                        revenue sources, such as short-term or
                                        month-to-month leases, and may lead to
                                        higher rates of delinquency or defaults.

                                        Commercial properties represent security for 81.1% of the initial pool balance. Manufactured housing communities represent security for 8.9% of the initial pool balance. Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "Risk Factors-- Risks Related to the Mortgage Loans--Particular Property Types Present Special Risks--Risks Particular to Retail Properties", "--Office
                                        Properties", "--Industrial and Warehouse
                                        Properties", "--Self-Storage
                                        Properties", "--Manufactured Housing
                                        Communities" and "--Hotel Properties" in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGE PROPERTY..........    The successful operation of a real
                                        estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                        o    responding to changes in the local
                                             market;

                                        o    planning and implementing the
                                             rental structure;

                                        o    operating the property and
                                             providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                        Properties deriving revenues primarily
                                        from short-term sources, such as
                                        short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                        Good management, by controlling costs,
                                        providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

                                        We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                        Furthermore, we cannot assure you that
                                        the mortgaged properties will not have
                                        related management which in the event
                                        that a related management company is
                                        incapable of performing its duties may
                                        affect one or more groups of mortgaged
                                        properties.


BALLOON LOANS MAY PRESENT GREATER
 RISK THAN FULLY
 AMORTIZING LOANS...................    Seventy-six of the mortgage loans,
                                        excluding those mortgage loans that are
                                        interest only until maturity or the
                                        anticipated repayment date, representing
                                        81.7% of the initial pool balance, as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities unless the mortgage loan is previously prepaid. Forty-four of the mortgage loans representing in the aggregate
                                        34.9% of the initial pool balance as of
                                        the cut-off date, will have balloon
                                        payments due during the period from
                                        August 1, 2013, through March 1, 2014.
                                        In addition, 18 of the mortgage loans
                                        representing 18.0% of the initial pool
                                        balance as of the cut-off date, will
                                        provide for payments of interest only
                                        until maturity or the anticipated
                                        repayment date.

                                        Mortgage loans with balloon payments or
                                        substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                        o    the prevailing mortgage rates;

                                        o    the fair market value of the
                                             property;

                                        o    the borrower's equity in the
                                             related property;

                                        o    the financial condition of the
                                             borrower and operating history of
                                             the property;

                                        o    the operating history of the
                                             property and occupancy levels of
                                             the property;

                                        o    reduction in applicable government
                                             assistance/rent subsidy programs;

                                        o    tax laws;

                                        o    prevailing general and regional
                                             economic conditions; and

                                        o    the availability of, and
                                             competition for, credit for
                                             multifamily or commercial
                                             properties, as the case may be.

                                        We cannot assure you that each borrower
                                        will have the ability to repay the
                                        remaining principal balance on the
                                        pertinent date. See "Description of the
                                        Mortgage Pool--Certain Terms and
                                        Conditions of the Mortgage
                                        Loans"and"--Additional Mortgage Loan
                                        Information" in this prospectus
                                        supplement and "Risk Factors--Certain
                                        Factors Affecting Delinquency,
                                        Foreclosure and Loss of the Mortgage
                                        Loans--Increased Risk of Default
                                        Associated with Balloon Payments" in the accompanying prospectus.

                                        The availability of funds in the
                                        mortgage and credit markets fluctuates
                                        over time. None of the mortgage loan
                                        sellers, none of the parties to the
                                        pooling and servicing agreement, and no
                                        third party is obligated to refinance
                                        any mortgage loan.


PARTICULAR PROPERTY TYPES PRESENT
 SPECIAL RISKS: OFFICE
 PROPERTIES.........................    Office properties secure 23 of the
                                        mortgage loans, representing 39.2% of
                                        the initial pool balance as of the
                                        cut-off date.

                                        A large number of factors may adversely
                                        affect the value of office properties,
                                        including:

                                        o    the number and quality of an office
                                             building's tenants;

                                        o    the physical attributes of the
                                             building in relation to competing
                                             buildings (e.g., age, condition,
                                             design, access to transportation
                                             and ability to offer certain
                                             amenities, such as sophisticated
                                             building systems);

                                        o    the desirability of the area as a
                                             business location;

                                        o    the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees);

                                        o    an adverse change in population,
                                             patterns of telecommuting or
                                             sharing of office space;

                                        o    local competitive conditions,
                                             including the supply of office
                                             space or the existence or
                                             construction of new competitive
                                             office buildings;

                                        o    quality of management;

                                        o    changes in population and
                                             employment affecting the demand for
                                             office space;

                                        o    properties not equipped for modern
                                             business may become functionally
                                             obsolescent; and

                                        o    declines in the business of
                                             tenants, especially single tenanted
                                             property.

                                        In addition, there may be significant
                                        costs associated with tenant
                                        improvements, leasing commissions and
                                        concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                        Included in the office properties
                                        references above are 3 medical office
                                        properties representing 1.3% of the
                                        initial pool balance. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

RETAIL PROPERTIES...................    Retail properties secure 33 of the
                                        mortgage loans, representing 37.3% of
                                        the initial pool balance as of the
                                        cut-off date. Several factors may
                                        adversely affect the value and
                                        successful operation of a retail
                                        property, including:

                                        o    changes in consumer spending
                                             patterns, local competitive
                                             conditions (such as the supply of
                                             retail space or the existence or
                                             construction of new competitive
                                             shopping centers or shopping
                                             malls);

                                        o    alternative forms of retailing
                                             (such as direct mail, video
                                             shopping networks and internet web
                                             sites which reduce the need for
                                             retail space by retail companies);

                                        o    the quality and philosophy of
                                             management;

                                        o    the safety, convenience and
                                             attractiveness of the property to
                                             tenants and their customers or
                                             clients;

                                        o    the public perception of the safety
                                             of customers at shopping malls and
                                             shopping centers;

                                        o    the need to make major repairs or
                                             improvements to satisfy the needs
                                             of major tenants; and

                                        o    traffic patterns and access to
                                             major thoroughfares.

                                        The general strength of retail sales
                                        also directly affects retail properties.
                                        The retailing industry is currently
                                        undergoing consolidation due to many
                                        factors, including growth in discount
                                        and alternative forms of retailing. If
                                        the sales by tenants in the mortgaged
                                        properties that contain retail space
                                        were to decline, the rents that are
                                        based on a percentage of revenues may
                                        also decline, and tenants may be unable
                                        to pay the fixed portion of their rents
                                        or other occupancy costs. The cessation
                                        of business by a significant tenant can
                                        adversely affect a retail property, not
                                        only because of rent and other factors
                                        specific to such tenant, but also
                                        because significant tenants at a retail
                                        property play an important part in
                                        generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

                                        The presence or absence of an "anchor
                                        tenant" or a "shadow anchor" in or near
                                        a shopping center also can be important
                                        because anchors play a key role in
                                        generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Thirty-two of the mortgaged properties, securing mortgage loans representing approximately 34.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." One of the mortgaged properties, securing mortgage loans representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." Seven of the mortgaged properties, securing mortgage loans representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

                                        If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

MULTIFAMILY PROPERTIES..............    Multifamily properties secure 21 of the
                                        mortgage loans, representing 10.0% of
                                        the initial pool balance as of the
                                        cut-off date.

                                        Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                        o    the physical attributes of the
                                             apartment building (e.g., its age,
                                             appearance and construction
                                             quality);

                                        o    the location of the property (e.g.,
                                             a change in the neighborhood over
                                             time);

                                        o    the ability and willingness of
                                             management to provide adequate
                                             maintenance and insurance;

                                        o    the types of services or amenities
                                             the property provides;

                                        o    the property's reputation;

                                        o    the level of mortgage interest
                                             rates (which may encourage tenants
                                             to purchase rather than lease
                                             housing);

                                        o    the tenant mix, such as the tenant
                                             population being predominantly
                                             students or being heavily dependent
                                             on workers from a particular
                                             business or personnel from a local
                                             military base;

                                        o    the presence of competing
                                             properties;

                                        o    dependence on governmental programs
                                             that provide rental subsidies to
                                             tenants pursuant to tenant voucher
                                             programs, which vouchers may be
                                             used at other properties to
                                             influence tenant mobility;

                                        o    adverse local or national economic
                                             conditions which may limit the
                                             amount of rent that may be charged
                                             and may result in a reduction of
                                             timely rent payments or a reduction
                                             in occupancy levels; and

                                        o    state and local regulations which
                                             may affect the building owner's
                                             ability to increase rent to market
                                             rent for an equivalent apartment.

                                        Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

                                        In addition to state regulation of the
                                        landlord-tenant relationship, numerous
                                        counties and municipalities impose rent
                                        control on apartment buildings. These
                                        ordinances may limit rent increases to
                                        fixed percentages, to percentages of
                                        increases in the consumer price index,
                                        to increases set or approved by a
                                        governmental agency, or to increases
                                        determined through mediation or binding
                                        arbitration. Any limitations on a
                                        borrower's ability to raise property
                                        rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                        Certain of the mortgage loans are
                                        secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

                                        Certain of the mortgage loans are
                                        secured or may be secured in the future
                                        by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

                                        In this respect, 14 multifamily
                                        properties, which secure mortgage loans
                                        representing 3.7% of the initial pool
                                        balance, are subject to New York City's
                                        rent stabilization laws.

MANUFACTURED HOUSING
 COMMUNITIES........................    Manufactured housing communities secure
                                        6 of the mortgage loans representing
                                        8.9% of the initial pool balance as of
                                        the cut-off date. Significant factors
                                        determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.
                                        Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

SELF-STORAGE PROPERTIES.............    Self-storage properties secure 10 of the
                                        mortgage loans, representing 3.4% of the initial pool balance as of the cut-off date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.
                                        The conversion of self-storage
                                        facilities to alternative uses would
                                        generally require substantial capital
                                        expenditures. Thus, if the operation of
                                        any of the self-storage mortgaged
                                        properties becomes unprofitable due to

                                        o    decreased demand;

                                        o    competition;

                                        o    age of improvements; or

                                        o    other factors so that the borrower
                                             becomes unable to meet its
                                             obligations on the related mortgage
                                             loan;

                                        the liquidation value of that
                                        self-storage mortgaged property may be
                                        substantially less, relative to the
                                        amount owing on the mortgage loan, than
                                        if the self-storage mortgaged property
                                        were readily adaptable to other uses.

                                        Tenant privacy, anonymity and efficient
                                        access may heighten environmental risks.
                                        No environmental assessment of a
                                        mortgaged property included an
                                        inspection of the contents of the
                                        self-storage units included in the
                                        self-storage mortgaged properties and
                                        there is no assurance that all of the
                                        units included in the self-storage
                                        mortgaged properties are free from
                                        hazardous substances or other pollutants or contaminants or will remain so in the future.

INDUSTRIAL AND
 WAREHOUSE PROPERTIES...............    Industrial and warehouse properties
                                        secure 1 of the mortgage loans
                                        representing 0.6% of the initial pool
                                        balance as of the cut-off date

                                        Among the significant factors
                                        determining the value of industrial and
                                        warehouse properties are

                                        o    the quality of tenants;

                                        o    building design and adaptability
                                             (e.g., clear heights, column
                                             spacing, zoning restrictions,
                                             number of bays and bay depths,
                                             divisibility and truck turning
                                             radius); and

                                        o    the location of the property (e.g.,
                                             proximity to supply sources and
                                             customers, availability of labor
                                             and accessibility to distribution
                                             channels).

                                        In addition, industrial and warehouse
                                        properties may be adversely affected by
                                        reduced demand for industrial and
                                        warehouse space occasioned by a decline
                                        in a particular industrial site or
                                        occasioned by a decline in a particular
                                        industry segment, and a particular
                                        industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

HOTEL PROPERTIES....................    Hotel properties secure 1 of the
                                        mortgage loans representing 0.5% of the
                                        initial pool balance.

                                        Various factors may adversely affect the economic performance of a hotel, including:

                                        o    adverse economic and social
                                             conditions, either local, regional
                                             or national (which may limit the
                                             amount that can be charged for a
                                             room and reduce occupancy levels);

                                        o    the construction of competing
                                             hotels or resorts;

                                        o    continuing expenditures for
                                             modernizing, refurbishing and
                                             maintaining existing facilities
                                             prior to the expiration of their
                                             anticipated useful lives;

                                        o    a deterioration in the financial
                                             strength or managerial capabilities
                                             of the owner and operator of a
                                             hotel; and

                                        o    changes in travel patterns
                                             (including, for example, the
                                             decline in air travel following the
                                             terrorist attacks in New York City,
                                             Washington, D.C. and Pennsylvania
                                             and the current military operations
                                             in Iraq) caused by changes in
                                             access, energy prices, strikes,
                                             relocation of highways, the
                                             construction of additional highways
                                             or other factors.

                                        Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                        Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                        When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

                                        Hotels may be operated under franchise,
                                        management or operating agreements that
                                        may be terminated by the franchisor,
                                        manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of a mortgage.


AFFILIATIONS WITH A FRANCHISE OR HOTEL
 MANAGEMENT COMPANY PRESENT
 CERTAIN RISKS......................    The mortgage loan secured by a hotel
                                        property, representing approximately
                                        0.5% of the initial pool balance as of
                                        the cut-off date, is affiliated with a
                                        franchise or hotel management company
                                        through a franchise or management
                                        agreement. The performance of a hotel
                                        property affiliated with a franchise or
                                        hotel management company depends in part on:

                                        o    the continued existence and
                                             financial strength of the
                                             franchisor or hotel management
                                             company;

                                        o    the public perception of the
                                             franchise or hotel chain service
                                             mark; and

                                        o    the duration of the franchise
                                             licensing or management agreements.

                                        Any provision in a franchise agreement
                                        or management agreement providing for
                                        termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                        The transferability of a franchise
                                        license agreement is generally
                                        restricted. In the event of a
                                        foreclosure, the
                                        lender or its agent may not have the
                                        right to use the franchise license
                                        without the franchisor's consent.
                                        Conversely, in the case of certain
                                        mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE EVENT OF
 LOSS...............................    The terms of certain mortgage loans
                                        permit or require the borrowers to post
                                        letters of credit and/or surety bonds
                                        for the benefit of the mortgage loan,
                                        which may constitute a contingent
                                        reimbursement obligation of the related
                                        borrower or an affiliate. The issuing
                                        bank or surety will not typically agree
                                        to subordination and standstill
                                        protection benefiting the mortgagee.

                                        Additionally, although the mortgage
                                        loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that 5 mortgage loans representing 17.7% of the initial pool balance provides that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. The borrowers under 2 of those 5 mortgage loans, which represent approximately 13.0% of the initial pool balance, have existing mezzanine debt. With respect to each of the mortgage loans that have existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to such mezzanine intercreditor agreement, the mezzanine lender among other things
                                        (x) has agreed, under certain
                                        circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has the option to purchase the related mortgage loans if such mortgage loans become defaulted or cure the default.

                                        Although the mortgage loans generally
                                        either prohibit the related borrower
                                        from encumbering the mortgaged property
                                        with additional secured debt or require
                                        the consent of the holder of the first
                                        lien prior to so
                                        encumbering such property, a violation
                                        of such prohibition may not become
                                        evident until the related mortgage loan
                                        otherwise defaults. In addition, the
                                        related borrower may be permitted to
                                        incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property, and may jeopardize the borrower's ability to make any balloon payment due at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. We are aware that
                                        (i) 1 mortgage loan representing 0.8% of the initial pool balance, permits additional unsecured debt under certain circumstances, and (ii) 1 mortgage loan representing 0.4% of the initial pool balance, permits future subordinate debt secured by the mortgaged property subject to certain conditions.

                                        Additionally, if the borrower (or its
                                        constituent members) defaults on the
                                        mortgage loan and/or any other loan,
                                        actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage Loans --Subordinate Financing" in the accompanying prospectus.

                                        The debt service requirements of
                                        mezzanine debt reduce cash flow
                                        available to the borrower that could
                                        otherwise be used to make capital
                                        improvements as a result of which the
                                        value of the property may be adversely
                                        affected. The depositor makes no
                                        representation whether any other
                                        subordinate financing encumbers any
                                        mortgaged property, any borrower has
                                        incurred material unsecured debt other
                                        than trade payables in the ordinary
                                        course of business, or any third party
                                        holds debt secured by a pledge of an
                                        equity interest in a borrower.

YOUR INVESTMENT IS NOT INSURED OR
 GUARANTEED.........................    The mortgage loans are not insured or
                                        guaranteed by any person or entity,
                                        governmental or otherwise. The mortgage
                                        loans are generally non-recourse loans.
                                        If a default occurs under any mortgage
                                        loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.


ADVERSE ENVIRONMENTAL CONDITIONS
 MAY REDUCE CASHFLOW FROM A
 MORTGAGED PROPERTY.................    The trust could become liable for a
                                        material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

                                        All of the mortgaged properties were
                                        subject to environmental site
                                        assessments in connection with
                                        origination, including Phase I site
                                        assessments or updates of previously
                                        performed Phase I site assessments, had
                                        a transaction screen performed in lieu
                                        of a Phase I site assessment or was
                                        required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                        The environmental investigations
                                        described above, as of the date of the
                                        report relating to the environmental
                                        investigation, did not reveal any
                                        material violation of applicable
                                        environmental laws with respect to any
                                        known circumstances or conditions
                                        concerning the related mortgaged
                                        property, or, if the environmental
                                        investigation report revealed any such
                                        circumstances or conditions with respect to the related mortgaged property, then--

                                        o    the circumstances or conditions
                                             were subsequently remediated in all
                                             material respects; or

                                        o    generally, with certain exceptions,
                                             one or more of the following was
                                             the case:

                                             1.   a party not related to the
                                                  related borrower was
                                                  identified as a responsible
                                                  party for such conditions or
                                                  circumstances;

                                             2.   the related borrower was
                                                  required to provide additional
                                                  security and/or to obtain and,
                                                  for the period contemplated by
                                                  the related mortgage loan
                                                  documents, maintain an
                                                  operations and maintenance
                                                  plan;

                                             3.   the related borrower provided
                                                  a "no further action" letter
                                                  or other evidence that
                                                  applicable federal, state or
                                                  local governmental authorities
                                                  had no current intention of
                                                  taking any action, and are not
                                                  requiring any action, in
                                                  respect of such conditions or
                                                  circumstances;

                                             4.   such conditions or
                                                  circumstances were
                                                  investigated further and based
                                                  upon such additional
                                                  investigation, an
                                                  environmental consultant
                                                  recommended no further
                                                  investigation or remediation;

                                             5.   the expenditure of funds
                                                  reasonably estimated to be
                                                  necessary to effect such
                                                  remediation was the lesser of
                                                  (a) an amount equal to 10
                                                  percent of the outstanding
                                                  principal balance of the
                                                  related mortgage loan and (b)
                                                  two million dollars;

                                             6.   an escrow of funds exists
                                                  reasonably estimated to be
                                                  sufficient for purposes of
                                                  effecting such remediation;

                                             7.   the related borrower or other
                                                  responsible party is currently
                                                  taking such actions, if any,
                                                  with respect to such
                                                  circumstances or conditions as
                                                  have been required by the
                                                  applicable governmental
                                                  regulatory authority;

                                             8.   the related mortgaged property
                                                  is insured under a policy of
                                                  insurance, subject to certain
                                                  per occurrence and aggregate
                                                  limits and a deductible,
                                                  against certain losses arising
                                                  from such circumstances and
                                                  conditions; or

                                             9.   a responsible party provided a
                                                  guaranty or indemnity to the
                                                  related borrower to cover the
                                                  costs of any required
                                                  investigation, testing,
                                                  monitoring or remediation.

                                        In some cases, the environmental
                                        consultant did not recommend that any
                                        action be taken with respect to a
                                        potential adverse environmental
                                        condition at a mortgaged real property
                                        securing a mortgage loan that we intend
                                        to include in the trust fund because a
                                        responsible party with respect to that
                                        condition had already been identified.
                                        There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                        Furthermore, any particular
                                        environmental testing may not have
                                        covered all potential adverse
                                        conditions. For example, testing for
                                        lead-based paint, lead in water and
                                        radon was done only if the use, age and
                                        condition of the subject property
                                        warranted that testing.

                                        There can be no assurance that--

                                        o    the environmental testing referred
                                             to above identified all material
                                             adverse environmental conditions
                                             and circumstances at the subject
                                             properties;

                                        o    the recommendation of the
                                             environmental consultant was, in
                                             the case of all identified
                                             problems, the appropriate action to
                                             take;

                                        o    any of the environmental escrows
                                             established with respect to any of
                                             the mortgage loans that we intend
                                             to include in the trust fund will
                                             be sufficient to cover the
                                             recommended remediation or other
                                             action; or

                                        o    an environmental insurance policy
                                             will cover all or part of a claim
                                             asserted against it because such
                                             policies are subject to various
                                             deductibles, terms, exclusions,
                                             conditions and limitations, and
                                             have not been extensively
                                             interpreted by the courts.

                                        With respect to 1 of the mortgage loans, representing 2.2% of the initial pool balance, there is a source of contamination from chlorine solvents adjacent to the mortgaged property, which through migration, has impacted the mortgaged property. Although there appears to be an identified independent responsible party, such designation has not been confirmed by regulatory authorities. We cannot assure you that the owner of mortgaged property will not be responsible for the costs of cleaning up the contaminates.

                                        With respect to 1 of the mortgaged
                                        properties securing 1 of the mortgage
                                        loans, representing 1.7% of the initial
                                        outstanding pool balance, based upon the historical uses of such mortgaged property involving various uses of hazardous substances (among others, former drycleaner establishments) a Secured Creditor Impaired Property Policy environmental insurance policy was obtained. The policy is for an amount equal to the lesser of clean-up costs on such mortgaged property or $12,375,000.


THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY BE
 LIMITED............................    As described under "Description of the
                                        Mortgage Pool-- General" in this
                                        prospectus supplement, the mortgage pool includes 4 sets of cross-collateralized mortgage loans, which represent 4.6% of the initial pool balance as of the cut-off date. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups under the terms of the related mortgage loan documents.

                                        Cross-collateralization arrangements
                                        seek to reduce the risk that the
                                        inability of one or more of the
                                        mortgaged properties securing any such
                                        set of cross-collateralized mortgage
                                        loans (or any such mortgage loan with
                                        multiple notes and/or mortgaged
                                        properties) to generate net operating
                                        income sufficient to pay debt service
                                        will result in defaults and ultimate
                                        losses.

                                        Cross-collateralization arrangements
                                        involving more than one borrower could
                                        be challenged as fraudulent conveyances
                                        by creditors of the related borrower in
                                        an action brought outside a bankruptcy
                                        case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                        A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                        o    such borrower was insolvent when
                                             granting the lien, was rendered
                                             insolvent by the granting of the
                                             lien or was left with inadequate
                                             capital, or was not able to pay its
                                             debts as they matured; and

                                        o    such borrower did not receive fair
                                             consideration or reasonably
                                             equivalent value when it allowed
                                             its mortgaged property or
                                             properties to be encumbered by a
                                             lien securing the entire
                                             indebtedness.

                                        Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                        o    subordinate all or part of the
                                             pertinent mortgage loan to existing
                                             or future indebtedness of that
                                             borrower;

                                        o    recover payments made under that
                                             mortgage loan; or

                                        o    take other actions detrimental to
                                             the holders of the certificates,
                                             including, under certain
                                             circumstances, invalidating the
                                             mortgage loan or the mortgages
                                             securing such cross-
                                             collateralization.


MORTGAGE LOANS TO RELATED BORROWERS
 AND CONCENTRATIONS OF RELATED
 TENANTS MAY RESULT IN MORE SEVERE
 LOSSES ON YOUR CERTIFICATES........    Certain groups of borrowers under the
                                        mortgage loans are affiliated or under
                                        common control with one another.
                                        However, no group of affiliated
                                        borrowers are obligors on mortgage loans representing more than 11.3% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                        In such circumstances, any adverse
                                        circumstances relating to a borrower or
                                        tenant or a respective affiliate and
                                        affecting one of the related mortgage
                                        loans or mortgaged properties could
                                        arise in connection with the other
                                        related mortgage loans or mortgaged
                                        properties. In particular, the
                                        bankruptcy or insolvency of any such
                                        borrower or tenant or respective
                                        affiliate could have an adverse effect
                                        on the operation of all of the related
                                        mortgaged properties and on the ability
                                        of such related mortgaged properties to
                                        produce sufficient cash flow to make
                                        required payments on the related
                                        mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage
                                        Loans--Bankruptcy Laws" in the
                                        accompanying prospectus.

                                        In addition, a number of the borrowers
                                        under the mortgage loans are limited or
                                        general partnerships. Under certain
                                        circumstances, the bankruptcy of the
                                        general partner in a partnership may
                                        result in the dissolution of such
                                        partnership. The dissolution of a
                                        borrower partnership, the winding-up of
                                        its affairs and the distribution of its
                                        assets could result in an acceleration
                                        of its payment obligations under the
                                        related mortgage loan.


THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES MAY  ADVERSELY
 AFFECT PAYMENT ON YOUR
 CERTIFICATES.......................    A concentration of mortgaged properties
                                        in a particular state or region
                                        increases the exposure of the mortgage
                                        pool to any adverse economic
                                        developments that may occur in such
                                        state or region, conditions in the real
                                        estate market where the mortgaged
                                        properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                        o    Ten of the mortgaged properties,
                                             which constitute security for 12.7%
                                             of the initial pool balance, are
                                             located in Florida;

                                        o    Nineteen of the mortgaged
                                             properties, which constitute
                                             security for 11.7% of the initial
                                             pool balance, are located in New
                                             York;

                                        o    Two of the mortgaged properties,
                                             which constitute security for 11.2%
                                             of the initial pool balance, are
                                             located in Pennsylvania;

                                        o    Fourteen of the mortgaged
                                             properties, which constitute
                                             security for 11.1% of the initial
                                             pool balance, are located in
                                             California; and

                                        o    Two of the mortgaged properties,
                                             which constitute security for 9.2%
                                             of the initial pool balance, are
                                             located in Minnesota.


MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS...........    Concentrations in a pool of mortgage
                                        loans with larger than average balances
                                        can result in losses that are more
                                        severe, relative to the size of the
                                        pool, than would be the case if the
                                        aggregate balance of such pool were more evenly distributed. In this regard:

                                        o    twenty-six mortgage loans have
                                             cut-off date balances that are
                                             higher than the average cut-off
                                             date balance;

                                        o    the largest single mortgage loan,
                                             by cut-off date balance, represents
                                             approximately 10.2% of the initial
                                             pool balance, and the 4 groups of
                                             cross-collateralized mortgage loans
                                             represent in the aggregate
                                             approximately 4.6% of the initial
                                             pool balance; and

                                        o    the ten largest mortgage loans or
                                             crossed pools have cut-off date
                                             balances that represent in the
                                             aggregate 41.9% of the initial pool
                                             balance.

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO GREATER
 RISK OF LOSS.......................    As payments in respect of principal
                                        (including payments in the form of
                                        voluntary principal prepayments,
                                        liquidation proceeds (as described in
                                        this prospectus supplement) and the
                                        repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location.
                                        Because principal on the certificates
                                        (other than the Class XC, Class XP,
                                        Class R-I and Class R-II Certificates)
                                        is payable in sequential order, classes
                                        that have a lower priority with respect
                                        to the payment of principal are
                                        relatively more likely to be exposed to
                                        any risks associated with changes in
                                        concentrations.

PREPAYMENT PREMIUMS PRESENT SPECIAL
 RISKS..............................    Ninety-two of the mortgage loans ,
                                        representing 98.9% of the initial pool
                                        balance as of the cut-off date generally prohibit any voluntary prepayment of principal prior to the final 1 to 6 scheduled monthly payments which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable of the related mortgage loan; however, these mortgage loans generally permit defeasance. In addition, 28 of the mortgage loans representing 16.2% of the initial pool balance, (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to a prepayment premium, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. In addition, 3 of the mortgage loans, representing 2.1% of the initial pool balance as of the cut-off date, are prepayable at any time subject to a prepayment premium. See "Description of the Mortgage Pool--Certain Terms and
                                        Conditions of the Mortgage
                                        Loans--Prepayment Provisions" in this
                                        prospectus supplement. Any prepayment
                                        premiums actually collected on the
                                        remaining mortgage loans, which
                                        generally permit voluntary prepayments
                                        during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates--
                                        Distributions--Distributions of
                                        Prepayment Premiums" in this prospectus
                                        supplement. The depositor, however,
                                        makes no representation as to the
                                        collectibility of any prepayment
                                        premium.

                                        See "Servicing of the Mortgage
                                        Loans--Modifications, Waivers,
                                        Amendments and Consents" in this
                                        prospectus supplement and "Certain Legal
                                        Aspects of Mortgage Loans--Default
                                        Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage
                                        Pool--Assignment of the Mortgage Loans;
                                        Repurchases" and "--Representations and
                                        Warranties; Repurchases and
                                        Substitutions", "Servicing of the
                                        Mortgage Loans--Defaulted Mortgage
                                        Loans; Purchase Option" and "Description of the Certificates-- Termination" in this prospectus supplement.

                                        Generally. Provisions requiring
                                        prepayment premiums may not be
                                        enforceable in some states and under
                                        federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium.
                                        Additionally, although the collateral
                                        substitution provisions related to
                                        defeasance do not have the same effect
                                        on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                        We also note the following with respect
                                        to prepayment premiums

                                        o    liquidation proceeds (as described
                                             in this prospectus supplement)
                                             recovered in respect of any
                                             defaulted mortgage loan will, in
                                             general, be applied to cover
                                             outstanding advances prior to being
                                             applied to cover any prepayment
                                             premium due in connection with the
                                             liquidation of such mortgage loan;

                                        o    the special servicer may waive a
                                             prepayment premium in connection
                                             with obtaining a pay-off of a
                                             defaulted mortgage loan;

                                        o    no prepayment premium will be
                                             payable in connection with any
                                             repurchase of a mortgage loan
                                             resulting from a material breach of
                                             representation or warranty or a
                                             material document defect by the
                                             mortgage loan seller;

                                        o    no prepayment premium will be
                                             payable in connection with the
                                             purchase of all of the mortgage
                                             loans and any REO properties by the
                                             special servicer, master servicer
                                             or any holder or holders of
                                             certificates evidencing a majority
                                             interest in the controlling class
                                             in connection with the termination
                                             of the trust;

                                        o    no prepayment premium will be
                                             payable in connection with the
                                             purchase of defaulted mortgage
                                             loans by the master servicer,
                                             special servicer, or any holder or
                                             holders of certificates evidencing
                                             a majority interest in the
                                             controlling class; and

                                        o    in general, no prepayment premium
                                             is payable with respect to a
                                             prepayment due to casualty or
                                             condemnation.

                                        See "Servicing of the Mortgage
                                        Loans--Modifications, Waivers,
                                        Amendments and Consents" in this
                                        prospectus supplement and "Certain Legal
                                        Aspects of Mortgage Loans--Default
                                        Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage
                                        Pool--Assignment of the Mortgage Loans;
                                        Repurchases and Substitutions" and
                                        "--Representations and Warranties;
                                        Repurchases and Substitutions",
                                        "Servicing of the Mortgage
                                        Loans--Defaulted Mortgage Loans;
                                        Purchase Option" and "Description of the Certificates--Termination" in this prospectus supplement.

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF THE
 MORTGAGE LOAN MAY AFFECT TAX
 STATUS.............................    If the trust were to acquire a mortgaged
                                        property subsequent to a default on the
                                        related mortgage loan pursuant to a
                                        foreclosure or deed in lieu of
                                        foreclosure, the special servicer would
                                        be required to retain an independent
                                        contractor to operate and manage the
                                        mortgaged property. Among other things,
                                        the independent contractor would not be
                                        permitted to perform construction work
                                        on the mortgaged property unless such
                                        construction generally was at least 10%
                                        complete at the time default on the
                                        related mortgage loan became imminent.
                                        In addition, any net income from such
                                        operation and management, other than
                                        qualifying "rents from real property"
                                        (as defined in Section 856(d) of the
                                        Internal Revenue Code of 1986, as
                                        amended), or any rental income based on
                                        the net profits of a tenant or
                                        sub-tenant or allocable to a service
                                        that is non-customary in the area and
                                        for the type of building involved, will
                                        subject the trust fund to federal (and
                                        possibly state or local) tax on such
                                        income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


PROPERTY VALUE MAY BE ADVERSELY
 AFFECTED EVEN WHEN CURRENT
 OPERATING INCOME IS NOT............    Various factors may adversely affect the
                                        value of a mortgaged property without
                                        affecting the property's current net
                                        operating income. These factors include, among others:

                                        o    the existence of, or changes in,
                                             governmental regulations, fiscal
                                             policy, zoning or tax laws;

                                        o    potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                        o    the availability of refinancing;

                                        o    changes in interest rate levels;
                                             and

                                        o    reduction in, or loss of, real
                                             estate tax abatements, exemptions,
                                             tax incremental financing
                                             arrangements, or similar benefits.

LEASEHOLD INTERESTS ARE SUBJECT TO
 TERMS OF THE GROUND LEASE..........    Three mortgaged properties, representing
                                        approximately 5.5% of the initial pool
                                        balance, are secured, in whole or in
                                        part, by a mortgage on a ground lease.
                                        Leasehold mortgages are subject to
                                        certain risks not associated with
                                        mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.
                                        Accordingly, a leasehold mortgagee may
                                        lose the collateral securing its
                                        leasehold mortgage. In addition,
                                        although the consent of the ground
                                        lessor generally will not be required
                                        for foreclosure, the terms and
                                        conditions of a leasehold mortgage may
                                        be subject to the terms and conditions
                                        of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

                                        With respect to 1 mortgaged property,
                                        representing approximately 0.9% of the
                                        initial pool balance, in the event of a
                                        condemnation by certain governmental
                                        authorities, the tenant does not have
                                        the express right to claim the value of
                                        the leasehold estate. In the event the
                                        property is condemned by certain
                                        authorities, the related borrower would
                                        not be entitled to condemnation
                                        proceeds. We cannot assure you that the
                                        property will not be condemned, or if
                                        condemned by certain authorities, that
                                        the borrower would have sufficient funds to repay the mortgage loan.

CONDOMINIUM OWNERSHIP
 MAY LIMIT USE AND
 IMPROVEMENTS.......................    We are aware that 1 mortgage loan
                                        representing 2.5% of the initial pool
                                        balance is secured by property that
                                        consists of the related borrower's
                                        interest in condominium interests in
                                        buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association.
                                        In the case of condominiums, a board of
                                        managers generally has discretion to
                                        make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
                                        Consequently, servicing and realizing
                                        upon the collateral described above
                                        could subject the certificateholders to
                                        a greater delay, expense and risk than
                                        with respect to a mortgage loan secured
                                        by a property that is not a condominium.

INFORMATION REGARDING THE MORTGAGE
 LOANS IS LIMITED...................    The information set forth in this
                                        prospectus supplement with respect to
                                        the mortgage loans is derived
                                        principally from one or more of the
                                        following sources:

                                        o    a review of the available credit
                                             and legal files relating to the
                                             mortgage loans;

                                        o    inspections of each mortgaged
                                             property with respect to the
                                             applicable mortgage loan undertaken
                                             by or on behalf of a mortgage loan
                                             seller;

                                        o    generally, unaudited operating
                                             statements for the mortgaged
                                             properties related to the mortgage
                                             loans supplied by the borrowers;

                                        o    appraisals for the mortgaged
                                             properties related to the mortgage
                                             loans that generally were performed
                                             in connection with origination
                                             (which appraisals were used in
                                             presenting information regarding
                                             the values of such mortgaged
                                             properties as of the cut-off date
                                             under "Description of the Mortgage
                                             Pool", under Annex A and under
                                             Annex E for illustrative purposes
                                             only);

                                        o    engineering reports and
                                             environmental reports for the
                                             mortgaged properties related to the
                                             mortgage loans that generally were
                                             prepared in connection with
                                             origination; and

                                        o    information supplied by entities
                                             from which the mortgage loan seller
                                             acquired, or which currently
                                             service, certain of the mortgage
                                             loans.

                                        Also, several mortgage loans constitute
                                        acquisition financing. Accordingly,
                                        limited or no operating information is
                                        available with respect to the related
                                        mortgaged property. All of the mortgage
                                        loans were originated during the
                                        preceding 8 months.


BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.......................    Certain borrowers and the principals of
                                        certain borrowers and/or managers may
                                        have been involved in bankruptcy or
                                        similar proceedings or have otherwise
                                        been parties to real estate-related
                                        litigation.

                                        There may also be other legal
                                        proceedings pending and, from time to
                                        time, threatened against the borrowers
                                        and their affiliates relating to the
                                        business of or arising out of the
                                        ordinary course of business of the
                                        borrowers and their affiliates. We
                                        cannot assure you that such litigation
                                        will not have a material adverse effect
                                        on the distributions to
                                        certificateholders.

RELIANCE ON A SINGLE TENANT OR A
 SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS..........    A deterioration in the financial
                                        condition of a tenant can be
                                        particularly significant if a mortgaged
                                        property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to relet the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see "Risk
                                        Factors--Risks Related to the Mortgage
                                        Loans--Risks Related to Retail
                                        Properties" and "--Risks Related to
                                        Office Properties" in this prospectus
                                        supplement.

                                        Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.


MORTGAGED PROPERTIES WITH TENANTS
 PRESENT SPECIAL RISK...............    The income from, and market value of,
                                        the mortgaged properties leased to
                                        various tenants would be adversely
                                        affected if:

                                        o    space in the mortgaged properties
                                             could not be leased or relet;

                                        o    tenants were unable to meet their
                                             lease obligations;

                                        o    leasing or re-leasing is restricted
                                             by exclusive rights of tenants to
                                             lease the mortgaged properties or
                                             other covenants not to lease space
                                             for certain uses or activities, or
                                             covenants limiting the types of
                                             tenants to which space may be
                                             leased;

                                        o    substantial re-leasing costs were
                                             required and/or the cost of
                                             performing landlord obligations
                                             under existing leases materially
                                             increased;

                                        o    a significant tenant were to become
                                             a debtor in a bankruptcy case; or

                                        o    rental payments could not be
                                             collected for any other reason.

                                        Repayment of the mortgage loans secured
                                        by retail, offices and industrial and
                                        warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. For example, one mortgage loan representing 2.5% of the initial pool balance, has had recent decreases in occupancy. See "Description of the Mortgage Pool--Significant Mortgage
                                        Loans--1995 Broadway" in this prospectus supplement. In addition if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages. In this respect, the largest tenant at the mortgaged property securing one mortgage loan, representing 2.8% of the initial pool balance, is the State of California. The tenant leases 100% of the gross leasable area at the related mortgaged property and has the right to terminate its lease at any time after January 1, 2005 upon 6 months notice. The lender required a reserve in the amount of $1,000,000 to cover costs of re-letting and tenant improvements. Additionally, tenants at the mortgaged properties securing 2 mortgage loans, representing 4.1% and 2.8%, respectively of the initial pool balance, lease 10.1% and 100.0% (which is 1 of 2 properties securing the mortgage loan), respectively of the gross leasable area of those mortgaged properties and have the right to terminate their leases under certain conditions. In each case, the lender required reserves to be established to cover the cost of re-letting and tenant improvements; however, we cannot assure you that any of these reserves will be sufficient to cover all costs if any tenant exercises a termination option or that the space will be able to be re-let on comparable terms.

                                        Even if vacated space is successfully
                                        relet, the costs associated with
                                        reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

                                        Additionally, in certain jurisdictions,
                                        if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
                                        (provisions requiring the tenant to
                                        recognize as landlord under the lease a
                                        successor owner following foreclosure),
                                        the leases may terminate upon the
                                        transfer of the property to a
                                        foreclosing lender or purchaser at
                                        foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

                                        With respect to certain of the mortgage
                                        loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES WITH MULTIPLE
 TENANTS MAY INCREASE RELETTING
 COSTS AND REDUCE CASH FLOW.........    If a mortgaged property has multiple
                                        tenants, reletting expenditures may be
                                        more frequent than in the case of
                                        mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                        Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.


TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY..................    With respect to 4 mortgage loans,
                                        representing 2.7% of the initial pool
                                        balance, the borrowers own the related
                                        mortgaged property as tenants in common.
                                        These mortgage loans may be subject to
                                        prepayment, including during periods
                                        when prepayment might otherwise be
                                        prohibited, as a result of partition.
                                        Although some of the related borrowers
                                        have purported to waive any right of
                                        partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

                                        In general, with respect to a tenant in
                                        common ownership structure, each tenant
                                        in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as the in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.


TENANT BANKRUPTCY ADVERSELY AFFECTS
 PROPERTY PERFORMANCE...............    The bankruptcy or insolvency of a major
                                        tenant, or a number of smaller tenants,
                                        in retail, office, industrial and

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                                        warehouse properties may adversely
                                        affect the income produced by a
                                        mortgaged property. Under the federal
                                        bankruptcy code a tenant has the option
                                        of assuming or rejecting any unexpired
                                        lease. If the tenant rejects the lease,
                                        the landlord's claim for breach of the
                                        lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy, although no tenant in bankruptcy represents more than 5.22% of the net rentable area at any mortgaged property. Generally, these tenants have not yet affirmed or rejected their leases. We cannot assure you that any such tenant will affirm its lease.


ONE ACTION RULES MAY LIMIT
 REMEDIES...........................    Several states (including California)
                                        have laws that prohibit more than one
                                        "judicial action" to enforce a mortgage
                                        obligation, and some courts have
                                        construed the term "judicial action"
                                        broadly. Accordingly, the special
                                        servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.


PROPERTY INSURANCE MAY NOT PROTECT
 YOUR CERTIFICATES FROM LOSS IN THE
 EVENT OF CASUALTY OR LOSS..........    The loan documents for each of the
                                        mortgage loans generally require the
                                        borrower to maintain, or cause to be
                                        maintained, specified property and
                                        liability insurance. The mortgaged
                                        properties may suffer casualty losses
                                        due to risks which were not covered by
                                        insurance or for which insurance
                                        coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.
                                        In addition certain of the mortgaged
                                        properties are located in California,
                                        Washington, Texas, Oregon, Utah, Nevada,
                                        Hawaii and along the Southeastern
                                        coastal areas of the United States.
                                        These areas have historically been at
                                        greater risk regarding acts of nature
                                        (such as earthquakes, floods and
                                        hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

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                                        In light of the September 11, 2001
                                        terrorist attacks in New York City and
                                        the Washington, D.C. area, many
                                        reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage. The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of

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                                        such types of exclusions in force on
                                        November 26, 2002 is also voided.
                                        However, it is unclear what acts will
                                        fall under the category of "terrorism"
                                        as opposed to "acts of war" or "natural
                                        disasters," which may not be covered by
                                        such program. In addition, coverage
                                        under such program will only be
                                        available for terrorist acts that are
                                        committed by an individual or
                                        individuals acting on behalf of a
                                        foreign person or foreign interest. In
                                        addition, the Terrorism Insurance
                                        Program applies to United States risks
                                        only and to acts that are committed by
                                        an individual or individuals acting on
                                        behalf of a foreign person or foreign
                                        interest as an effort to influence or
                                        coerce United States civilians or the
                                        United States government. It remains
                                        unclear what acts will fall under the
                                        purview of the Terrorism Insurance
                                        Program.

                                        Furthermore, because the Terrorism
                                        Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                        Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31,
                                        2005). There can be no assurance that
                                        such temporary program will create any
                                        long-term changes in the availability
                                        and cost of such insurance. Moreover,
                                        there can be no assurance that such
                                        program will be renewed or subsequent
                                        terrorism insurance legislation will be
                                        passed upon its expiration.

                                        In the event that such casualty losses
                                        are not covered by standard casualty
                                        insurance policies, the loan documents
                                        may not specifically require the
                                        borrowers to obtain this form of
                                        coverage. Although the mortgage loan
                                        documents relating to the remaining
                                        mortgage loans contain general
                                        provisions which permit the lender to
                                        require other reasonable insurance and
                                        which do not expressly forbid the lender from requiring terrorism insurance, we cannot assure you whether requiring terrorism insurance would be reasonable or otherwise permissible under the general provisions for any particular mortgage loan.

                                        If the loan documents require insurance
                                        covering terrorist or similar acts, the
                                        master servicer or the special servicer, pursuant to the pooling and servicing agreement, may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance and the special servicer consents. In determining whether to require insurance for terrorist or similar acts or to call a default, each of the master servicer and the special servicer will consider the following two factors following due inquiry in accordance with the servicing standard:

                                        o    such insurance is not available at
                                             commercially reasonable rates; and

                                        o    at that time, the risks relating to
                                             terrorist or similar acts were not
                                             commonly insured against for
                                             properties similar to the mortgaged
                                             property and located in or around
                                             the region in which the mortgaged
                                             property is located.

                                        However, if the special servicer
                                        determines following due inquiry, in
                                        accordance with the servicing standard,
                                        that it is in the best interests of the
                                        certificateholders not to call a
                                        default, the master servicer and the
                                        special servicer may, in certain
                                        circumstances, waive the default
                                        regardless of such factors.

                                        Any losses incurred with respect to
                                        mortgage loans included in the trust
                                        fund due to uninsured risks or
                                        insufficient hazard insurance proceeds
                                        could adversely affect distributions on
                                        your certificates.


ZONING LAWS AND USE RESTRICTIONS,
 MAY AFFECT THE OPERATION OF A
 MORTGAGED PROPERTY OR THE ABILITY
 TO REPAIR OR RESTORE A MORTGAGED
 PROPERTY...........................    Certain of the mortgaged properties may
                                        not comply with current zoning laws,
                                        including density, use, parking and set
                                        back requirements, due to changes in
                                        zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                        In addition, certain of the mortgaged
                                        properties which are non-conforming may
                                        not be "legal non-conforming uses" or
                                        "legal non-conforming structures". The
                                        failure of a mortgaged property to
                                        comply with zoning laws or to be a
                                        "legal non-conforming use" or "legal
                                        non-conforming structure" may adversely
                                        affect market value of the mortgaged
                                        property or the borrower's ability to
                                        continue to use it in the manner it is
                                        currently being used.

                                        In addition, certain of the mortgaged
                                        properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                        In addition, certain of the mortgaged
                                        properties are subject to certain use
                                        restrictions imposed pursuant to
                                        restrictive covenants, reciprocal
                                        easement agreements or operating
                                        agreements. Such use restrictions
                                        include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


SOME MORTGAGED PROPERTIES MAY NOT
 BE READILY CONVERTIBLE TO
 ALTERNATIVE USES...................    Some of the mortgaged properties may not
                                        be readily convertible to alternative
                                        uses if those properties were to become
                                        unprofitable for any reason or if those
                                        properties were designated as historic
                                        sites. Converting commercial properties
                                        and manufactured housing communities to
                                        alternate uses generally requires
                                        substantial capital expenditures. The
                                        liquidation value of a mortgaged
                                        property consequently may be
                                        substantially less than would be the
                                        case if the property were readily
                                        adaptable to other uses.

                                        Zoning or other restrictions also may
                                        prevent alternative uses. See "Risk
                                        Factors--Risks Related to the Mortgage
                                        Loans--Zoning Laws and Use Restrictions" in this prospectus supplement.


APPRAISALS ARE LIMITED IN REFLECTING
 THE VALUE OF A
 MORTGAGED PROPERTY.................    Appraisals were obtained with respect to
                                        each of the mortgaged properties in
                                        connection with the origination of the
                                        applicable mortgage loan. In general,
                                        appraisals represent the analysis and
                                        opinion of qualified appraisers and are
                                        not guarantees of present or future
                                        value. One appraiser may reach a
                                        different conclusion than the conclusion that would be reached if a different appraiser

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                                        were appraising that property. Moreover,
                                        appraisals seek to establish the amount
                                        a typically motivated buyer would pay a
                                        typically motivated seller and, in
                                        certain cases, may have taken into
                                        consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.


MORTGAGE LOAN SELLERS MAY NOT BE
 ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF A
 DEFECTIVE MORTGAGE LOAN............    Each mortgage loan seller is the sole
                                        warranting party in respect of the
                                        mortgage loans sold by such mortgage
                                        loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America N.A.
                                        in its capacity as a mortgage loan
                                        seller) are obligated to repurchase or
                                        substitute any mortgage loan in
                                        connection with either a breach of any
                                        mortgage loan seller's representations
                                        and warranties or any document defects,
                                        if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See
                                        "Description of the Mortgage Pool-- The
                                        Mortgage Loan Sellers" and
                                        "Representations and Warranties;
                                        Repurchases and Substitutions" in this
                                        prospectus supplement and "The Pooling
                                        and Servicing Agreements--
                                        Representations and Warranties;
                                        Repurchases" in the prospectus.

RISKS RELATED
 TO ENFORCEABILITY..................    All of the mortgages permit the lender
                                        to accelerate the debt upon default by
                                        the borrower. The courts of all states
                                        will enforce acceleration clauses in the event of a material payment default.
                                        Courts, however, may refuse to permit
                                        foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                                        If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS...........    In some jurisdictions, if tenant leases
                                        are subordinate to the liens created by
                                        the mortgage and do not contain
                                        attornment provisions (i.e., provisions
                                        requiring the tenant to recognize a
                                        successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                        If a lease is not subordinate to a
                                        mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


RISKS RELATING TO COSTS OF COMPLIANCE
 WITH APPLICABLE LAWS AND
 REGULATIONS........................    A borrower may be required to incur
                                        costs to comply with various existing
                                        and future federal, state or local laws
                                        and regulations applicable to the
                                        related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal
                                        Aspects of Mortgage Loans--Americans
                                        with Disabilities Act" in the
                                        prospectus. The expenditure of these
                                        costs or the imposition of injunctive
                                        relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

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NO MORTGAGE LOAN INCLUDED IN THE
 TRUST FUND HAS BEEN
 REUNDERWRITTEN.....................    We have not reunderwritten the mortgage
                                        loans. Instead, we have relied on the
                                        representations and warranties made by
                                        each mortgage loan seller, and the
                                        related mortgage loan seller's
                                        obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that a mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See
                                        "Description of the Mortgage
                                        Pool--Representations and Warranties;
                                        Repurchases and Substitutions" in this
                                        prospectus supplement.


BOOK-ENTRY SYSTEM FOR CERTIFICATES
 MAY DECREASE LIQUIDITY AND
 DELAY PAYMENT......................    The offered certificates will be issued
                                        as book-entry certificates. Each class
                                        of book-entry certificates will be
                                        initially represented by one or more
                                        certificates registered in the name of a nominee for The Depository Trust
                                        Company, or DTC. Since transactions in
                                        the classes of book-entry certificates
                                        generally can be effected only through
                                        The Depository Trust Company, and its
                                        participating organizations:

                                        o    the liquidity of book-entry
                                             certificates in secondary trading
                                             market that may develop may be
                                             limited because investors may be
                                             unwilling to purchase certificates
                                             for which they cannot obtain
                                             physical certificates;

                                        o    your ability to pledge certificates
                                             to persons or entities that do not
                                             participate in the DTC system, or
                                             otherwise to take action in respect
                                             of the certificates, may be limited
                                             due to the lack of a physical
                                             security representing the
                                             certificates;

                                        o    your access to information
                                             regarding the certificates may be
                                             limited since conveyance of notices
                                             and other communications by The
                                             Depository Trust Company to its
                                             participating organizations, and
                                             directly and indirectly through
                                             those participating organizations
                                             to you, will be governed by
                                             arrangements among them, subject to
                                             any statutory or regulatory
                                             requirements as may be in effect at
                                             that time; and

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                                        o    you may experience some delay in
                                             receiving distributions of interest
                                             and principal on your certificates
                                             because distributions will be made
                                             by the trustee to DTC and DTC will
                                             then be required to credit those
                                             distributions to the accounts of
                                             its participating organizations and
                                             only then will they be credited to
                                             your account either directly or
                                             indirectly through DTC's
                                             participating organizations.

                                        See "Description of the
                                        Certificates--Registration and
                                        Denomination" in this prospectus
                                        supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

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                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 95 multifamily and commercial mortgage loans. Forty-eight of the mortgage loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators, other than (i) Bridger Commercial Funding LLC ("Bridger"). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Through February 29, 2004, Bridger has originated in excess of $1.6 billion in loans secured by commercial real estate. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the "BOA-Originated Mortgage Loans". Fourteen mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans"). The BOA-Originated Mortgage Loans and the BOA-Bridger Mortgage Loans together constitute the "Bank of America Mortgage Loans". Thirty-three of the mortgage loans were originated by Bear Stearns Commercial Mortgage, Inc. ("BSCMI"). The mortgage loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "Bear Mortgage Loans". The Bears Mortgage Loans together with the Bank of America Mortgage Loans constitute the "Mortgage Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of $1,138,760,562 (the "Initial Pool Balance"), subject to a variance of plus or minus 10%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a "Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a "Multifamily Loan") (27 Mortgage Loans representing 18.9% of the Initial Pool Balance), or (ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility or a health club (a "Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a "Commercial Loan") (68 Mortgage Loans representing 81.1% of the Initial Pool Balance).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the

Master Servicer, at the direction of the related Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee shall include the foregoing confirmation in the Certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling Agreement.

     There are four sets of cross-collateralized and cross-defaulted Mortgage Loans (each, a "Cross-Collateralized Mortgage Loan"). These sets represent 2.5%, 1.3%, 0.5% and 0.3% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be Limited" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks Related to the Mortgage Loans--Limited Recourse" in this prospectus supplement.

     Ten of the Mortgaged Properties, which constitute security for approximately 12.7% of the Initial Pool Balance are located in Florida; 19 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in New York; 2 of the Mortgaged Properties, which constitute security for 11.2% of the Initial Pool Balance, are located in Pennsylvania; 14 of the Mortgaged Properties, which constitute security for 11.1% of the Initial Pool Balance, are located in California; and 2 of the Mortgaged Properties, which constitute security for 9.2% of the Initial Pool Balance, are located in Minnesota. The remaining Mortgaged Properties are located throughout 23 other states with no more than 5.5% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, each Mortgage Loan Seller will transfer the related Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pool--The Mortgage Loan Seller" and "--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than 18 Mortgage Loans which are interest only until maturity or the anticipated repayment date, provides for scheduled payments of principal and interest ("Monthly Payments"). Each of the Mortgage Loans, other than 1 Mortgage Loan, representing 4.1% of the Initial Pool Balance, which provides for payments to be due on the tenth day of each month, provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"). In addition, 9 Mortgage Loans representing 13.1% of the Initial Pool Balance provide for periods of interest only payments for a portion of the loan term.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that as described below, the ARD Loan will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loan after the

Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 3.452% per annum to 6.836% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 5.374%.

     Hyperamortization. One of the Mortgage Loans (an "ARD Loan"), which represents 1.7% of the Initial Pool Balance, provides for changes in its payments and its accrual of interest if it is not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, the ARD Loan will generally bear interest at a fixed per annum rate equal to the related Mortgage Rate plus a rate set forth in the related Mortgage Note extending until final maturity (the "Revised Rate"). The "Excess Interest Rate" means the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as "Excess Interest". In addition to paying interest (at the Revised
Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

     Seventy-nine of the Mortgage Loans, representing 87.7% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Mortgage Loan accruing interest on an Actual/360 Basis (an "Actual/360 Mortgage Loan") is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis. Sixteen Mortgage Loans, representing 12.3% of the Initial Pool Balance accrue interest on a 30/360 Basis and are referred to in this prospectus supplement as "30/360 Mortgage Loans".

     Amortization of Principal. Seventy-six Mortgage Loans, which represent 81.7% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. In addition, 18 of the Mortgage Loans, including the ARD Loan, representing 18.0% of the Initial Pool Balance, provide for payments of interest-only through to the end of their respective loan terms. One Mortgage Loan which represents 0.3% of the Initial Pool Balance is a fully amortizing Mortgage Loan.

     The original term to stated maturity of each Mortgage Loan or in the case of the ARD Loan, to its Anticipated Repayment Date was between 57 and 180 months. The original amortization schedules of the Mortgage Loans, other than 18 Mortgage Loans which are interest only for their entire term, ranged from 180 to 360 months. As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans, or in the case of the ARD Loan, its Anticipated Repayment Date, will range from 53 to 177 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans, other than 18 Mortgage Loans which are interest only for their entire term, (calculated on a 30/360 Basis for the accrual of interest) will range from 177 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 351 months. See "Risk Factors--Risks Related to the Mortgage Loans--Balloon Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions. With the exception of 3 Mortgage Loans, which are prepayable at any time subject to a prepayment premium, the Mortgage Loans, representing 97.9% of the initial pool balance; provided as of origination either (a) that voluntary prepayments are prohibited until the final 1 to 36 scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

       (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

       (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty, charge or fee (a "Prepayment Premium"), followed by

       (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 0 to 173 scheduled monthly payments. As of the Cut-off-Date the weighted average remaining Lock-out Period was 81 scheduled monthly payments. As of the Cut-off Date, the Open Period ranged from 1 to 36 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was 3 scheduled monthly payments. Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors --Risks Related to the Mortgage Loans--Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Sixty-four Mortgage Loans, representing 81.7% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

       (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

       (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

       (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date) in amounts sufficient to pay the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the U.S. government obligations or the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, 125% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance; provided, however, with respect the property identified on Annex A as 2155 Iron Point Road, the related borrower is not permitted at any time to defease as described above.

RELEASE OR SUBSTITUTION OF PROPERTIES.

     The terms of 1 of the mortgage loans, representing approximately 2.8% of the Initial Pool Balance, which is secured by mortgages on 2 mortgaged real properties permits the related borrower to obtain a release of 1 of the properties from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, subject, among other things, to:

    o receipt by the lender of confirmation from the Rating Agencies that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the certificates;

    o the fair market value of the substitute property is not less than 105% of the greater of the fair market value of the substituted property as of the date of origination and the fair market value of the substituted property as of the date immediately preceding the substitution, based on the appraised value of the substituted property performed by an appraiser acceptable to the Rating Agencies;

    o after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties for the prior 12 month period is equal to or greater than the debt-service coverage ratio as of the origination of the date of the mortgage loan or the date immediately preceding the substitution;

    o the net operating income for the substituted property does not show a downward trend for the three years prior to substitution;

    o the net operating income and debt service coverage ratio (for the prior 12 month period) for the substitute property is greater than 105% of the net operating income and debt service coverage ratio (for the prior 12 month period) for the substituted property; and

    o the related borrower is not permitted at any time to substitute as described above for the property identified on Annex A as 2155 Iron Point Road.

     Two groups of Mortgage Loans, each consisting of 2 Mortgage Loans, representing 0.8% of the Initial Pool Balance, are cross-collateralized and cross-defaulted within each such group, permit the release of either of the Mortgaged Properties from the lien of the mortgage and the release from the cross-collateralization upon prepayment of an amount equal to at least 115% of the amount of the Mortgage Loan being released, subject to payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay in full, with yield maintenance charge, the Mortgage Loan being released, will be applied pro rata to partially prepay the remaining Mortgage Loan in the crossed mortgage loan group.

     The terms of 2 Mortgage Loans, representing 1.7% and 1.7% of the Initial Pool Balance, which are secured by mulitple properties, permit the release of a Mortgaged Property from the lien of the mortgage upon, among other things, the payment of 115% of the allocated loan amount for that Mortgaged Property. Upon such prepayment, the excess over the allocated loan amount for the released property will be applied pro rata to reduce the allocated loan amount for each remaining Mortgaged Property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Subordinate Financing" herein. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within ten Business Days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on- encumbrance" clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage Loan unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten Business Days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing Certificateholder.

     Notwithstanding the foregoing, with respect to any Mortgage Loan that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or
(iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool or is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any

Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans or sets of Cross-Collateralized Mortgage Loans in the Mortgage Pools by Cut-off Date Balance:

                                            PERCENT
                                              OF                               LOAN       CUT-OFF     LTV
                                CUT-OFF     INITIAL                         BALANCE PER     DATE   RATIO AT
                                 DATE        POOL          PROPERTY          SF/UNIT/       LTV    MATURITY  UNDERWRITTEN   MORTGAGE
           LOAN NAME            BALANCE     BALANCE           TYPE           ROOM/PADS     RATIO    OR ARD       DSCR         RATE
----------------------------- ------------ --------- --------------------- ------------- --------- --------- ------------- ---------
PPG Place ................... $115,704,055    10.2%          Office          $    76       55.1%     50.4%      2.14x        5.523%
Eden Praire Mall ............ $ 87,000,000     7.6%          Retail          $   225       67.2%     59.2%      1.69x        4.670%
Broward Financial
Center ...................... $ 46,500,000     4.1%          Office          $   143       69.9%     69.9%      2.19x        4.836%
Prince Kuhio Plaza .......... $ 42,000,000     3.7%          Retail          $   118       66.1%     59.6%      2.07x        3.452%
104 West 40th Street ........ $ 36,467,173     3.2%          Office          $   186       75.2%     63.4%      1.24x        5.684%
Evergreen Portfolio C ....... $ 32,432,442     2.8%          Office          $   153       73.2%     66.0%      1.55x        5.570%
MHC Portfolio --                                          Manufactured
Waterford Estates ........... $ 30,953,930     2.7%   Housing Communities    $42,345       79.8%     69.9%      1.20x        6.327%
MHC Portfolio -- Lake                                     Manufactured
Fairways Country Club ....... $ 30,460,183     2.7%   Housing Communities    $33,996       78.7%     69.0%      1.20x        6.327%
MHC Portfolio -- The
Lakes at Countrywood
and The Meadows at                                        Manufactured
Countrywood** ............... $ 28,015,043     2.5%   Housing Communities    $24,172       79.4%     72.8%      1.23x        5.715%
1995 Broadway ............... $ 27,917,752     2.5%          Office          $   293       79.8%     67.6%      1.31x        5.830%
TOTAL/WTD. AVG .............. $477,450,578    41.9%                                        68.5%     61.5%      1.73x        5.267%

** For crossed pools, the information printed is a weighted average of the information for the loans in the crossed pool.

     Summaries of certain additional information with respect to each of the ten largest mortgage loans or crossed pools of mortgage loans detailed above can be found on Annex E to this prospectus supplement.

PPG PLACE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                           $116,000,000

 FIRST PAYMENT DATE:                                   February 1, 2004

 TERM/AMORTIZATION:                                    84/360 months

 SHADOW RATING (S&P/MOODY'S):                          AA+/A2

 MATURITY DATE:                                        January 1, 2011

 EXPECTED MATURITY BALANCE:                            $105,939,516

 BORROWING ENTITY:                                     Market Associates
                                                       Limited Partnership

 INTEREST CALCULATION:                                 Actual/360

 CALL PROTECTION:                                      Lockout/defeasance:
                                                       78 payments
                                                       Open: 6 payments

 UP-FRONT RESERVES:
    TAX/INSURANCE RESERVE:                             Yes
    TI/LC                                              $5,000,000
    IMMEDIATE REPAIR RESERVES:                         $734,360

 ONGOING MONTHLY RESERVE:
    TAX/INSURANCE RESERVE:                             Yes
    REPLACEMENT RESERVE:                               $26,233
    TI/LC:                                             $160,000

 LOCKBOX:                                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                 $115,704,055

 CUT-OFF DATE LTV:                                     55.1%

 MATURITY DATE LTV:                                    50.4%

 UNDERWRITTEN DSCR*:                                   2.14x

 MORTGAGE RATE:                                        5.523%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                         Office

 PROPERTY SUB-TYPE:                                     CBD

 LOCATION:                                              Pittsburgh, PA

 YEAR BUILT/RENOVATED:                                  1983/NA

 NET RENTABLE SQUARE FEET:                              1,524,435

 CUT-OFF BALANCE PER SF:                                $75

 OCCUPANCY AS OF 12/15/03:                              89.6%

 OWNERSHIP INTEREST:                                    Fee

 PROPERTY MANAGEMENT:                                   Grubb & Ellis
                                                        Management Services,
                                                        Inc. and Grubb &
                                                        Ellis Company

 U/W NET CASH FLOW:                                     $ 16,496,042

 APPRAISED VALUE:                                       $210,000,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                    ANNUALIZED
                                                    MOST RECENT     FULL YEAR
                                    UNDERWRITTEN     (9/30/03)     (12/31/02)
                                   -------------- -------------- --------------
 EFFECTIVE GROSS INCOME ........... $ 35,885,730   $ 32,547,729   $ 35,622,169
 TOTAL EXPENSES ................... $ 17,122,691   $ 16,721,487   $ 16,914,154
 NET OPERATING INCOME (NOI) ....... $ 18,763,039   $ 17,626,243   $ 18,708,015
 CASH FLOW (CF) ................... $ 16,496,042   $ 14,530,873   $ 17,119,805
 DSCR ON NOI ......................        2.55x          2.40x          2.54x
 DSCR ON CF .......................        2.24x          1.98x          2.33x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                   RATINGS          TENANT     % TOTAL                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS+                     S&P/MOODY'S       TOTAL SF       SF      RENT PSF       RENT           RENT      EXPIRATION
--------------------------- --------------------- ---------- ----------- ---------- -------------- ------------- -----------
 PPG Industries ...........          A/A2          432,988       28.25%  $ 24.80     $10,739,875        29.11%     6/1/2011
 Deloitte & Touche ........  Not Rated/Not Rated   120,934        7.89%  $ 25.00     $ 3,023,350         8.20%     4/1/2005
 Dicky McCamey &
  Chilcote ................  Not Rated/Not Rated    91,752        5.99%  $ 22.97     $ 2,107,897         5.71%     3/1/2005
 Marsh & McLennan
  Companies ...............         AA-/A2          88,903        5.80%  $ 24.57     $ 2,165,221         5.87%     7/1/2005
 Ketchum Communication.....        A-/Baa1          77,708        5.07%  $ 21.50     $ 1,660,577         4.50%    11/1/2010
                                                   -------       -----               -----------        -----
 TOTALS ...................                        812,285       53.00%              $19,696,920        53.39%
----------------------------------------------------------------------------------------------------------------------------

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

------------------------------------------------------------------------------------------
                           NUMBER OF       EXPIRING     % TOTAL    CUMULATIVE   CUMULATIVE
YEAR OF EXPIRATION++    LEASES EXPIRING       SF           SF       TOTAL SF    % TOTAL SF
---------------------- ----------------- ------------ ----------- ------------ -----------
 2004 ................         15            98,018        6.42%      98,018        6.42%
 2005 ................         14           286,553       18.77%     384,571       25.19%
 2006 ................         12            82,478        5.40%     467,049       30.60%
 2007 ................         15           142,764        9.35%     609,813       39.95%
 2008 ................          9            90,100        5.90%     699,913       45.85%
 2009 ................          5            18,823        1.23%     718,736       47.08%
 2010 ................          5           108,503        7.11%     827,239       54.19%
 2011 ................          5           432,638       28.34%   1,259,877       82.53%
 2012 ................          1            44,496        2.91%   1,304,373       85.45%
 2013 ................          1            46,546        3.05%   1,350,919       88.50%
 2023 ................          1             2,863        0.19%   1,353,782       88.69%
 Vacant ..............                      172,705       11.31%   1,526,487      100.00%
                               --           -------      ------
 TOTAL ...............         83         1,526,487      100.00%
------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                         SUMMARY OF SIGNIFICANT TENANTS

o The subject property is 89.6% leased by approximately 38 office tenants at an average lease rate of $24/square feet and approximately 22 retail tenants at an average lease rate of $25/square feet. The five largest tenants, representing 53.0% of total net rentable area, are:

     o PPG Industries ("PPG") (Rated "A" by S&P and "A2" by Moody's), a multinational manufacturer, occupies 432,988 square feet (28.2%), on a 12-year lease expiring in June 2011 with two five-year renewal options and one three-year renewal option. Incorporated in 1883, PPG Industries, Inc. operates in three business segments: coatings, glass and chemicals. The coatings segment supplies a variety of protective and decorative coatings and finishes along with adhesives, sealants and metal pretreatment products for a variety of applications. The glass segment supplies flat glass, fabricated glass and continuous-strand fiberglass for residential and commercial construction, automotive original and replacement markets and industrial applications. The chemicals segment supplies chlor-alkali and specialty chemicals products. For the year ended December 31, 2003, PPG had total revenues of approximately $8.8 billion and net income of approximately $494 million. As of December 31, 2003, the company had total assets of approximately $8.4 billion and shareholders' equity of approximately $2.9 billion. The subject complex has served as PPG's world headquarters since its construction in 1983.

     o Deloitte & Touche (Not Rated), a professional services firm, occupies 120,934 square feet (7.9%) on two leases: (1) a 12-year lease of 75,318 square feet expiring in April 2005 with one five-year renewal option and (2) a ten-year lease of 45,616 square feet expiring in December 2007 with two five-year renewal options. Founded in 1895, Deloitte provides assurance and advisory, tax, and management consulting services through nearly 30,000 people in more than 80 U.S. cities. Deloitte is the primary auditor for PPG and has been a tenant in the building since 1984. For its most recent fiscal year ended May 31, 2003, the firm's U.S. operation recorded approximately $6.5 billion in revenues. The subject location serves as the firm's Pittsburgh offices.

     o Dickie McCamey & Chilcote (Not Rated), a law firm, occupies 91,752 square feet (6.0%) on two leases: (1) a 20-year lease of 83,525 square feet expiring in March 2005 with two five-year renewal options and (2) a two and one-half year lease of 8,227 square feet expiring in March 2005 with no renewal options. Dickie, McCamey & Chilcote, founded a century ago, is one of Western Pennsylvania's oldest law firms. Some of the primary areas of litigation in which the firm has been involved are antitrust; aviation; technology; contracts; employment law; environmental law; insurance defense; product liability; medical, legal and other professional liability defense; personal injury; securities; and workers compensation. Dickie, McCamey & Chilcote's headquarters is located in Pittsburgh at the subject complex, with other offices in Harrisburg, Philadelphia, Washington D.C., New Jersey, North Carolina, Ohio, and West Virginia.

     o Marsh & McLennan Companies, Inc. ("MMC") (Rated "AA-" by S&P and "A2" by Moody's), a global professional services firm, occupies 88,903 square feet (5.8%) on three leases: (1) a 13-year lease of 44,914 square feet expiring in July 2005 with one five-year renewal option,
          (2) a seven-year lease of 23,664 square feet expiring in July 2005 with no renewal options, and (3) a six-year lease of 20,325 square feet expiring in July 2005 with one five-year renewal option. Founded in 1871 and headquartered in New York City, MMC is the parent company of various subsidiaries and affiliates that provide clients with analysis, advice and transactional capabilities in the fields of risk and insurance services, investment management and consulting. For the year ended December 31, 2003, MMC had total revenue of approximately $11.6 billion and net income of approximately $1.5 billion. As of December 31, 2003, the company had total assets of approximately $15.1 billion and stockholders' equity of approximately $5.5 billion. The subject location houses general offices for MMC's JH Marsh & McLennan subsidiary and its Mercer, Inc. subsidiary.

     o Ketchum Communications ("Ketchum") (Not Rated), a global public relations agency, occupies 77,708 square feet (5.1%) on a ten-year lease expiring in November 2010 with no renewal options. Founded in 1923 and headquartered in New York City, Ketchum is a full-service communications company with more than approximately 1,100 people whose services include a network of global practices--Brand Marketing, Corporate, Food & Nutrition,

          Healthcare, Technology and Ketchum Inside, its workplace communications group. Ketchum is a subsidiary of Omnicom Group Inc. (NYSE: "OMC") (Rated "A-" by S&P and "Baa1" by Moody's), a holding company whose business is conducted through its subsidiaries. Omnicom is principally a marketing and corporate communications company. It was formed through a combination of three marketing and corporate communications networks: BBDO, Doyle Dane Bernbach and Needham Harper. Since then, Omnicom has grown its strategic holdings to over 1,500 subsidiary agencies operating in virtually all markets worldwide. For the year ended December 31, 2003, Omincom had total revenues of approximately $8.6 billion and net income of approximately $676 million. As of September 30, 2003, the company had total assets of approximately $12.7 billion and shareholders' equity of approximately $3.1 billion.

                             ADDITIONAL INFORMATION

THE LOAN:

o The PPG Place Mortgage Loan is secured by a first mortgage on a central business district office complex containing 1,524,435 net rentable square feet located in Pittsburgh, Pennsylvania.

o There is also a subordinate PPG Place Mezzanine Loan of $59,000,000 held outside of the trust.

THE BORROWER:

o The borrower, Market Associates Limited Partnership (the "PPG Place Borrower"), is a single-purpose, bankruptcy-remote entity with one independent director for which the PPG Place Borrower's legal counsel delivered a non-consolidation opinion at loan closing.

o The PPG Place Borrower is owned 1% by its sole general partner, Fourth Avenue LLC, a Delaware limited liability company, and 99% by its sole limited partner, Fourth Avenue Limited Partnership, a Delaware limited partnership. The borrower principal is Wilmington Investments, Inc., a wholly owned subsidiary of The Hillman Company.

o All entities in the various tiers of ownership of the property are ultimately controlled by The Hillman Company, a privately owned Pittsburgh-based company, which is engaged in diversified investments and operations. Major areas of the company's investment focus (public and private companies) include technology, telecommunications, life sciences, healthcare, manufacturing, product distribution, energy and natural resources, medical products, medical services and real estate.

o As an affiliate of The Hillman Company, Hillman Properties is a development, investment, and management company involved with a range of diversified real estate projects throughout the United States. The company has been in business since the 1970's and has been directly or indirectly involved in the development or acquisition of approximately 16 million square feet of office space, 27 million square feet of retail space, 11 million square feet of industrial and office/service space, six million square feet of R&D space, 5,500 residential units, and 1,100 hotel rooms. In 1994, the company sold the majority of its real estate holdings to the Whitehall IV Real Estate Fund, a Goldman Sachs-sponsored fund. Since that time, Hillman Properties has continued to manage and develop its remaining portfolio as well as invest in new opportunities. Its current portfolio contains 8.3 million square feet of office, over 8,000 multifamily units, 1,500 hotel rooms, and 600,000 square feet of retail space.

THE PROPERTY:

o The collateral for the Mortgage Loan consists of the fee simple interest in six architecturally distinct multi-tenanted central business district office buildings totaling approximately 1,524,435 square feet. The PPG Place Mortgaged Property includes one 40-story tower and five mid-sized buildings ranging from six to 14 stories (known as One PPG Place, Two PPG Place, Three PPG Place, Four PPG Place, Five PPG Place, and Six PPG Place, respectively) interconnected within a centrally located three-level underground parking garage (with spaces for approximately 707 vehicles) surrounding a one-acre open landscaped plaza. Completed in 1983-1985 and situated on a 4.4-acre site, the property was acquired by the sponsor in 1999.

o The PPG Place Borrower, at its sole cost and expense, is required to keep the PPG Place Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The PPG Place Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

PROPERTY MANAGEMENT:

o Grubb & Ellis Management Services, Inc. ("GEMS"), a wholly owned subsidiary of Grubb & Ellis Company (OTC: "GEBL.OB") and Grubb & Ellis Company ("Grubb & Ellis") collectively manage the complex. Grubb & Ellis is a Delaware corporation organized in 1980 and the successor by merger to a real estate brokerage company first established in California in 1958. Grubb & Ellis is a commercial real estate company that provides services to real estate owners/investors and tenants, including transaction services involving leasing, acquisitions and dispositions, and property and facilities management services. The management services segment of Grubb & Ellis provides property management and related services for owners of investment properties and facilities management services for corporate users. GEMS has approximately 150 million square feet of property under management (including 5.5 million square feet in the Pittsburgh sub-market).


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $59,000,000 mezzanine loan held outside of the trust.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.


AMORTIZATION SCHEDULE:

o The amortization schedule for the PPG Loan is set forth in Annex E to this prospectus supplement.

EDEN PRAIRIE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $87,000,000

 FIRST PAYMENT DATE:                                  May 1, 2004

 TERM/AMORTIZATION:                                   84/360 months

 MATURITY DATE:                                       April 1, 2011

 EXPECTED MATURITY BALANCE:                           $76,587,076

 BORROWING ENTITY:                                    Eden Prairie Mall L.L.C.

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/defeasance:
                                                      80 payments
                                                      Open: 4 payments

 ONGOING RESERVES:

    TAX/INSURANCE RESERVE:                            Springing(1)

    REPLACEMENT RESERVE:                              Springing(2)

 LOCKBOX:                                             Hard
--------------------------------------------------------------------------------
(1) The tax and insurance reserves will spring if the borrower fails to provide evidence of payment.

(2) The replacement reserve ($6,458.33/monthly) will spring upon the following Trigger Events: 1) Event of Default; and/or 2) DSCR is less than 1.10x. The reserve is capped at $77,500.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                              $87,000,000

 CUT-OFF DATE LTV:                                  67.2%

 MATURITY DATE LTV:                                 59.2%

 UNDERWRITTEN DSCR*:                                1.69x

 MORTGAGE RATE:                                     4.670%

*    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                     Retail

 PROPERTY SUB-TYPE:                                 Anchored

 LOCATION:                                          Eden Prairie, MN

 YEAR BUILT/RENOVATED:                              1976/2002

 NET RENTABLE SQUARE FEET:                          387,377

 CUT-OFF BALANCE PER SF:                            $224

 OCCUPANCY AS OF 3/5/04:                            94.9%

 OWNERSHIP INTEREST:                                Fee

 PROPERTY MANAGEMENT:                               General Growth
                                                    Properties, Inc.

 U/W NET CASH FLOW:                                 $9,108,988

 APPRAISED VALUE:                                   $129,400,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                      FULL YEAR      FULL YEAR
                                     UNDERWRITTEN   (12/31/2003)   (12/31/2002)
                                    -------------- -------------- --------------
 EFFECTIVE GROSS INCOME ...........  $ 16,960,514   $ 15,115,781   $ 12,703,739
 TOTAL EXPENSES ...................  $  7,516,973   $  6,345,881   $  4,433,469
 NET OPERATING INCOME (NOI) .......  $  9,443,542   $  8,769,900   $  8,270,270
 CASH FLOW (CF) ...................  $  9,108,988   $  8,769,900   $  8,270,270
 DSCR ON NOI ......................         1.75x          1.63x          1.53x
 DSCR ON CF .......................         1.69x          1.63x          1.53x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                 TOTAL          2002         TOTAL         2003
                             RATINGS             TOTAL            2002         SALES          2003         SALES
ANCHOR TENANTS             S&P/MOODY'S         TENANT SF         SALES          PSF          SALES          PSF
-------------------   ---------------------   -----------   ---------------   -------   ---------------   ------
 Sears** ..........          BBB/Baa1           204,566     $27.8 million      $169     $28.6 million      $174
 Target ...........           A+/A2             152,133     $55.0 million      $362     $56.7 million      $373
 Von Maur .........    Not Rated/Not Rated      150,000     $21.0 million      $140     $21.7 million      $145
 Mervyn's .........           A+/A2             130,126     $8.5 million       $ 65     $8.7 million       $ 67
 Kohl's ...........           A-/A3              95,382     $22.5 million      $236     $23.2 million      $243
----------------------------------------------------------------------------------------------------------------

* The above anchor tenants own their own pads and improvements except for Von Maur which owns its improvements but operates under a ground lease that expires in July 2020 to the subject borrower. Von Maur has the right to terminate its ground lease in July 2006 if sales do not exceed $160psf.

** Sales PSF for Sears are calcuated after subtracting 40,913 square feet from the Total Tenant SF because this space is used as non-retail distribution space.

*** Credit Ratings are of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------
                              RATINGS        TOTAL        % OF         RENT       POTENTIAL     % POTENTIAL     LEASE
TOP TENANTS                 S&P/MOODY'S    TENANT SF    TOTAL SF       PSF           RENT           RENT      EXPIRATION
-------------------------  -------------  -----------  ----------  -----------  -------------  ------------- -----------
 AMC Theatres ...........       B/B2      77,500           20.0%     $ 18.97     $1,470,000         16.9%     4/30/2017
 Barnes & Noble .........      BB/Ba2     25,000            6.5%     $ 21.00     $  525,000          6.0%     1/31/2012
 Old Navy* ..............     BB+/Ba3     19,720            5.1%     $ 10.71     $  211,200          2.4%     1/31/2006
------------------------------------------------------------------------------------------------------------------------

* Except with respect to Old Navy which pays % rent, calculations with respect to Rent PSF. Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement. Credit Ratings are of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------
                                                                                   CUMULATIVE
                        # OF LEASES     EXPIRING     % OF TOTAL     CUMULATIVE     % OF TOTAL
YEAR OF EXPIRATION        EXPIRING         SF            SF          TOTAL SF          SF
--------------------   -------------   ----------   ------------   ------------   -----------
 M-T-M* ............          6           7,120           1.8%          7,120          1.8%
 2006 ..............          2          28,737           7.4%         35,857          9.3%
 2007 ..............          2           7,945           2.1%         43,802         11.3%
 2008 ..............          4           2,217           0.6%         46,019         11.9%
 2009 ..............          7          17,812           4.6%         63,831         16.5%
 2010 ..............          4           4,420           1.1%         68,251         17.6%
 2011 ..............          9          26,986           7.0%         95,237         24.6%
 2012 ..............         42         151,823          39.2%        247,060         63.8%
 2013 ..............          4           7,608           2.0%        254,668         65.7%
 2014 ..............          6          19,397           5.0%        274,065         70.7%
 2015 ..............          1           5,904           1.5%        279,969         72.3%
 2016 ..............          1          10,169           2.6%        290,138         74.9%
 2017 ..............          1          77,500          20.0%        367,638         94.9%
 Vacant ............                     19,739           5.1%        387,377        100.0%
                             --         -------         -----
 TOTAL .............         89         387,377         100.0%        387,377        100.0%
---------------------------------------------------------------------------------------------

*     Includes 5 temporary tenants occupying 5,737 square feet.

                         SUMMARY OF SIGNIFICANT TENANTS

o The Mortgaged Property is 94.9% leased to a mix of national and regional retail tenants. The regional mall is anchored by Sears, Target, Kohl's, Von Maur and Mervyn's, each of which owns their own land and improvements, with the exception of Von Maur, which ground leases its pad from the borrower. Sears, Target, Kohl's and Mervyn's are not part of the collateral. The major tenants of the Mortgaged Property consist of the ground lease to Von Maur, AMC Theatres (an 18-screen theater with stadium seating), Barnes & Noble, Old Navy, Gap, Express, Victoria's Secret and Ann Taylor. The mall had 2002 and 2003 comparable inline tenant sales and occupancy costs of $283psf/13.4% and $293psf/13.1%, respectively. Information concerning the three largest collateral tenants is as follows:

o Von Maur, owns their own improvements and operates under a ground lease to the borrower. Von Maur, founded in 1872, is a privately-held, family-owned fashion department store that has served its customer base for over 125 years. Von Maur reported 2003 sales of $145 per square foot at the Mortgaged Property.

o AMC Theatres, a subsidiary of AMC Entertainment Inc. (AMEX: "AEN") (Rated "B" by S&P and "B2" by Moody's), occupies 77,500 square feet (20.0% of the net rentable area) on a lease expiring in April 2017. Their parent company, AMC Entertainment Inc. (AEN), which was incorporated in June 1983, is a holding company that, through its direct and indirect subsidiaries, is principally involved in movie theaters throughout North America, Portugal, Spain, France, Japan, Sweden, China (Hong Kong) and the United Kingdom. As of April 3, 2003, AMC Entertainment Inc. operated 239 theatres with a total of 3,524 screens, with 93%, or 3,280, of its screens in North America. Twenty-six of the top 50 theatres in fiscal 2003, ranked by admissions revenue, were AMC theatres. AMC had 2003 fiscal year end sales of approximately $1.8 billion or $508,391/screen. AMC reported 2003 sales of $461,167/screen at the Mortgaged Property.

o Barnes & Noble, Inc. (NYSE: "BKS") (Rated "BB" by S&P and "Ba2" by Moody's), one of the nation's largest bookstore, video game and entertainment software retailers, occupies 25,000 square feet (6.5% of the net rentable area) on a lease expiring in January 2012. Headquartered in New York, New York, Barnes & Noble, Inc. operated 886 bookstores and 1,231 video game and entertainment software stores as of February 1, 2003. For the fiscal year ended February 1, 2003, Barnes & Noble, Inc. reported revenues of $5.3 billion and net income of $100 million. As of November 1, 2003, Barnes & Noble, Inc. reported total assets of $3.5 billion and stockholders' equity of $1.1 billion. Barnes & Noble, Inc. reported 2003 sales of $275 per square foot at the Mortgaged Property.

o Old Navy, a subsidiary of The Gap (NYSE: "GPS") (Rated "BB+" by S&P and "Ba3" by Moody's), occupies 19,720 square feet (5.1% of the net rentable area) on a lease expiring in January 2006. Founded in 1969 and headquartered in San Francisco, California, The Gap operated 4,147 stores as of January 31, 2004. The Gap launched Old Navy in 1994 and operated 840 Old Navy stores as of January 31, 2004. For the fiscal year ended January 31, 2004, The Gap reported revenues of $15.9 billion and net income of $1.0 billion. As of January 31, 2004, The Gap reported total assets of $10.3 billion and stockholders' equity of $4.8 billion. Old Navy reported 2003 sales of $269 per square foot at the Mortgaged Property.

                             ADDITIONAL INFORMATION

THE LOAN.

o The Eden Prairie Mall Mortgage Loan is secured by a first mortgage on 387,377 square feet of a 1.1 million square foot regional mall (plus the ground-leased fee interest in the Von Maur store) located in Eden Prairie, Minnesota, approximately 18 miles southwest of the Minneapolis CBD.


THE BORROWER.

o The borrower, Eden Prairie Mall L.L.C., a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least two independent directors for which borrower's legal counsel delivered a non-consolidation opinion at loan closing.

o    The sponsor of the borrower is General Growth Properties Inc. (NYSE:
     "GGP"), a self-administered and self-managed publicly traded real estate investment trust rated "BBB-" by S&P and "Ba3" by Moody's. GGP owns, leases, manages, acquires and develops regional shopping malls and single tenant retail properties in the United States. As of December 31, 2003, GGP had ownership interests in and/or management responsibility for 171 regional shopping malls totaling more than 148 million square feet of retail space and including over 16,000 retailers nationwide. For the year ended December 31, 2003, GGP had total revenues of $1.3 billion and net income of $263.5 million. As of December 31, 2003, GGP reported liquidity of $10.7 million, total assets of $9.6 billion, and stockholders' equity of $1.7 billion.


PROPERTY MANAGEMENT.

o General Growth Properties Inc., an Eden Prairie Mall Borrower related entity, manages the subject property.


THE PROPERTY.

o The collateral for the Eden Prairie Mall Mortgage Loan consists of the fee interest in 387,377 square feet of a 1.1 million square foot regional mall, plus the ground-leased fee interest in the Von Maur store. Eden Prairie Mall was 94.9% occupied as of March 5, 2004 and had in-place rents ranging from $13 to $188 per square foot. The Eden Prairie Mall was built in 1976 and renovated, repositioned and retenanted in 2002. The Mortgaged Property underwent a reconstruction and repositioning at a total cost of $117.8 million. The following additions were made to the mall during the renovation: a major entertainment component was added to the facility, which includes an 18-screen AMC Theatres with stadium seating, a 25,000 square foot Barnes & Noble, 4 sit-down restaurants, a 150,000 square foot Von Maur and additional bridges and walkways to improve shopper access. Nearly every building finish has been replaced or upgraded, and nearly every mall tenant occupies a newly built-out shop space.

o The Eden Prairie Mall is located along US Highway 212, just south of Interstate 494 in a dense market. The population in the Eden Prairie Trade Area increased at an average compounded annual rate of 2.0% from 1990 to 2002, approximately 67% quicker than the national average. Per the appraisal, the population and average household income in a 3 and 5 mile radius of the property is 47,023/$130,610 and 143,031/$117,308, respectively.

o The Eden Prairie Mall has three primary competitors, Southdale Shopping Center, Ridgedale Center and Burnsville Center. The Mall of America is not considered a primary competitor due to it's amusement park theme and different anchor mix. The Southdale Shopping Center, located five miles northeast of the Mortgaged Property, had reported mall shop sales of $415 per square foot. As of February 2004, Southdale Shopping Center's mall shops were 89% occupied and had in-place rents ranging from $15 to $150 per square foot. The Ridgedale Center is located eight miles north of the Mortgaged Property and had reported mall shop sales of $475 per square foot. As of February 2004, Ridgedale Center's mall shops were 98% occupied and had in-place rents ranging from $15 to $85 per square foot. The Burnsville Center is located ten miles southeast of the Mortgaged Property and had reported mall shop sales of $350 per square foot. As of February 2004, Burnsville Center's mall shops were 90% occupied and had in-place rents ranging from $10 to $100 per square foot.

                             ADDITIONAL INFORMATION

TAX INCENTIVE NOTE.

o The Eden Prairie Mall Borrower holds a $10,000,000 note (the "Tax Incentive Note") from the Housing and Redevelopment Agency in and for the City of Eden Prairie, Minnesota that entitles the Eden Prairie Mall Borrower to receive semi-annual payments under certain circumstances, which payments correspond to a percentage of increases in real estate taxes resulting from the redevelopment of the Eden Prairie Mall Property. The Tax Incentive Note has been pledged as additional collateral for the Eden Prairie Mall Loan. Payments due under the note are required to be paid only from increased property taxes; any shortfalls in payments due will accrue and, if not paid in full by the maturity date of the Tax Incentive Note in February 1, 2018, such accrued amounts, together with any remaining principal balance of the note will be deemed to have been paid in full. Because payments required under the Tax Incentive Note are based on projected increases in real estate taxes, the amounts of which are uncertain, and there is no payment history for the Tax Incentive Note, there can be no assurance as to the amount, if any, that the Eden Prairie Mall Borrower will ultimately receive therefrom.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.

o    Not allowed.


RELEASE OF PARCELS.

o Vacant, non-income producing and unimproved portions of the Eden Prairie Mall Property may be released from the lien of the mortgage upon satisfaction of certain conditions set forth in the loan documents, including a no-downgrade confirmation from the rating agencies.

BROWARD FINANCIAL CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $46,500,000

 FIRST PAYMENT DATE:                                  March 10, 2004

 TERM/AMORTIZATION:                                   61/0 months

 INTEREST ONLY PERIOD:                                61 months

 MATURITY DATE:                                       March 1, 2009

 EXPECTED MATURITY BALANCE:                           $46,500,000

 BORROWING ENTITY:                                    CTA Partners, L.P.

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/defeasance:
                                                      60 payments
                                                      Open: 1 payment

 UP-FRONT RESERVES:

    TAX/INSURANCE RESERVE:                            Yes

    REPLACEMENT RESERVE:                              $5,426

    TI/LC:                                            $27,083

 ONGONG MONTHLY RESERVES:

    TAX/INSURANCE RESERVE:                            Yes

    REPLACEMENT RESERVE:                              $5,426

    TI/LC(1):                                         $27,083

 LOCKBOX:                                             Hard
--------------------------------------------------------------------------------
1)    Capped at $1,100,000.


--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                $46,500,000

 CUT-OFF DATE LTV:                                    69.9%

 MATURITY DATE LTV:                                   69.9%

 UNDERWRITTEN DSCR*:                                  2.19x

 MORTGAGE RATE:                                       4.836%
--------------------------------------------------------------------------------
* DSCR was derived by dividing the underwritten net cash flow by the first twelve scheduled interest only payments. Based upon (a) the related Mortgage Rate, (b) a 360 month amortization term and (c) the original principal balance, the resulting DSCR would have been 1.70x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                       Office

 PROPERTY SUB-TYPE:                                   Urban

 LOCATION:                                            Fort Lauderdale, FL

 YEAR BUILT/RENOVATED:                                1985/2002

 NET RENTABLE SQUARE FEET:                            325,583

 CUT-OFF BALANCE PER SF:                              $142

 OCCUPANCY AS OF 1/9/04:                              87.6%

 OWNERSHIP INTEREST:                                  Fee

 PROPERTY MANAGEMENT:                                 Koger Management,
                                                      LLC

 U/W NET CASH FLOW:                                   $5,008,593

 APPRAISED VALUE:                                     $66,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                     FULL YEAR      FULL YEAR
                                    UNDERWRITTEN   (12/31/2003)    (12/31/2002)
                                   -------------- -------------- ---------------
 Effective Gross Income ..........  $ 9,482,763    $ 9,951,286     $ 9,580,180
 Total Expenses ..................  $ 4,090,801    $ 4,362,020     $ 3,807,284
 Net Operating Income (NOI) ......  $ 5,391,962    $ 5,589,266     $ 5,772,897
 Cash Flow (CF) ..................  $ 5,008,593    $ 5,589,266     $ 5,772,897
 DSCR on NOI .....................        2.36x          2.45x           2.53x
 DSCR on CF ......................        2.19x          2.45x           2.53x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                  RATINGS          TENANT      % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS+                    S&P/MOODY'S       TOTAL SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------------- --------------------- ---------- ---------- ---------- ------------- ------------- -----------
 Franklin Templeton ......          A/A2          138,049       42.4%   $ 28.10    $3,879,177        48.3%     6/30/2011
 US Govt GSA (US
  Attorney's Office) .....        AAA/Aaa          32,785       10.1%   $ 28.68    $  940,382        11.7%     9/26/2006
 Gunster Yoakley .........  Not Rated/Not Rated    28,060        8.6%   $ 26.44    $  741,995         9.2%    12/31/2007
 Gordon Hargrove &
  James ..................  Not Rated/Not Rated    18,695        5.7%   $ 31.00    $  579,545         7.2%     9/30/2005
-------------------------------------------------------------------------------------------------------------------------

+ Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

---------------------------------------------------------------------------------------
                            # OF                      % TOTAL   CUMULATIVE   CUMULATIVE
YEAR OF EXPIRATION    LEASES EXPIRING   EXPIRING SF      SF      TOTAL SF    % TOTAL SF
-------------------- ----------------- ------------- --------- ------------ -----------
 2004 ..............          1             9,990        3.1%       9,990        3.1%
 2005 ..............         11            52,558       16.1%      62,548       19.2%
 2006 ..............          2            40,938       12.6%     103,486       31.8%
 2007 ..............          7            36,649       11.3%     140,135       43.0%
 2008 ..............          3             6,935        2.1%     147,070       45.2%
 2011 ..............          2           138,049       42.4%     285,119       87.6%
 Vacant ............                       40,464       12.4%     325,583      100.0%
                             --           -------      -----      -------      -----
 TOTAL .............         26           325,583      100.0%     325,583      100.0%
---------------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS


o The Mortgaged Property is currently 87.6% leased by over 20 tenants in finance, law, hospitality, accounting, and health and fitness. Investment grade tenants account for approximately 57% of the net rentable area and 56% of the gross potential rent. The largest tenants are Franklin Templeton, a financial services tenant, and two law firms, Gunster Yoakley and the US Attorney's office. Other tenants include two law firms as well as 15 other tenants in finance, law, hospitality, accounting, and health and fitness. Information concerning the four largest collateral tenants is as follows:

     o    Franklin Templeton, a subsidiary of Franklin Resources Inc. (NYSE:
          "BEN") (Rated "A" by S&P and "A2" by Moody's), occupies 138,049 square feet (42.4% of the net rentable area) on a lease expiring in June 2011 with two 5-year extension options at a rent of 95% of market rent. Franklin Resources, Inc. is a financial services company which has over 50 years of investing experience. Headquartered in San Mateo, California, Franklin Templeton employs 6,500 people, has offices in 28 countries, and offers investment products and services in more than 100 countries. The company currently has a market capitalization of over $13.7 billion.

     o US Govt GSA (US Attorney's Office) (Implied Ratings of "AAA" by S&P and "Aaa" by Moody's), occupies 32,785 square feet (10.1% of the net rentable area) on a lease expiring in September 2006. Broward Financial Center is home to the Central Region of the Southern District of Florida office of the U.S. District Attorney. The Southern District of Florida encompasses a geographic area south to Key West and north to Sebastian and west to Sebring. The United States Attorney has a staff of approximately 233 assistant United States attorneys and 227 support personnel. The US Attorney's Office has the right to terminate this lease at any time upon 180 days notice. The US Attorney's Office has been at the Mortgaged Property since 1991 and took additional space in 1996. Furthermore, the loan is structured with TI/LC reserves of $325,000 per year.

     o Gunster Yoakley, occupies 28,060 square feet (8.6% of the net rentable area) on various leases expiring in December 2007 with various extension options. Gunster, Yoakley was founded in 1925 and since that time, the firm has expanded into a 130-attorney practice in six offices throughout Florida. Gunster now maintains offices in Fort Lauderdale, Palm Beach, Vero Beach, Miami, Stuart, and West Palm Beach. The firm is centered on four main practice areas: corporate, private wealth services, litigation, and real estate.

     o Gordon Hargrove & James, occupies 18,695 square feet (5.7% of the net rentable area) on a lease expiring in September 2005 with one 5-year extension option at market rent. Gordon Hargrove & James specializes in a variety of civil practice areas and has offices in Fort Lauderdale, Palm Beach, Vero Beach, Miami, Stuart, and West Palm Beach. The firm has clients in banking, construction, insurance, media, pharmaceuticals and telecommunications.

                             ADDITIONAL INFORMATION

THE LOAN:

o The Broward Financial Center Mortgage Loan is secured by a first mortgage on a 24-story, 325,583 square foot Class "A" office building and a six-story parking garage that is located in the central business district
     (CBD) of Fort Lauderdale, Florida. The property was purchased by the borrower in January 2004 for approximately $61.3 million (including closing costs), resulting in a loan-to-cost ratio of 75.8% and cash equity of $14.8 million (24.2%).


THE BORROWER:

o The borrower, CTA Partners, L.P., a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least one independent director for which borrower's legal counsel delivered a non-consolidation opinion at loan closing.

o The sponsors of the borrower are Koger Equity, Inc. and Investcorp Properties Limited, a subsidiary of Investcorp (Rated "Baa2" by Moody's). Koger Equity, Inc. (NYSE: KE) is a Boca Raton, Florida-based, self-managed real estate investment trust (REIT), which owns, operates, and manages suburban office buildings. Koger Equity, Inc. owns and operates 130 office buildings, containing 10.2 million square feet, located primarily in 19 suburban office projects in 11 cities in the Southeastern United States and Texas. As of September 30, 2003, Koger had total assets of over $836 million. Investcorp was founded in 1982 and has six core businesses: corporate investments, technology investments, real estate, asset management, investment placement, and financial management. Since being founded, Investcorp has arranged investments with a combined value of nearly $25 billion.


PROPERTY MANAGEMENT:

o Koger Management, LLC, an affiliate of Koger Equity, Inc., manages the Mortgaged Property.


THE PROPERTY:

o The collateral for the Broward Financial Center Mortgage Loan consists of the fee interest in a 24-story, 325,583 square foot Class "A" office building and a six-story parking garage with 822 spaces. The Broward Financial Center was built in 1985 and renovated in 2002. The property is currently approximately 87.6% occupied by over 20 tenants.

o The property is located within the Fort Lauderdale CBD on East Broward Boulevard, a major thoroughfare that provides access to Interstate 95, the major conduit for the Tri-County Region (Miami-Dade County, Broward County, and West Palm Beach County). Additionally, the property is located one block from the Federal Courthouse and City Hall. According to the appraiser, 2nd Quarter 2003 Class "A" rents in the Fort Lauderdale CBD submarket were $28.71 per square foot which is slightly above the subject property's in-place rents of $28.39 per square foot.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

PRINCE KUHIO PLAZA


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                         $42,000,000


 FIRST PAYMENT DATE:                                 May 1, 2004

 TERM/AMORTIZATION:                                  60/360 months

 SHADOW RATING
       (S&P, MOODY'S):                               BBB/Baa2

 MATURITY DATE:                                      April 1, 2009

 EXPECTED MATURITY
       BALANCE:                                      $37,825,632

 BORROWING ENTITY:                                   HO Retail Properties I
                                                     Limited Partnership

 INTEREST CALCULATION:                               Actual/360

 CALL PROTECTION:                                    Lockout/defeasance:
                                                     56 payments
                                                     Open: 4 payments

 LOCKBOX:                                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                              $42,000,000

 CUT-OFF DATE LTV:                                  66.1%

 MATURITY DATE LTV:                                 59.6%

 UNDERWRITTEN DSCR*:                                2.07x

 MORTGAGE RATE:                                     3.452%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                     Retail

 PROPERTY SUB-TYPE:                                 Anchored

 LOCATION:                                          Hilo, HI

 YEAR BUILT/RENOVATED:                              1985/1994

 NET RENTABLE SQUARE FEET:                          355,630

 CUT-OFF BALANCE PER SF:                            $83

 OCCUPANCY AS OF 3/12/04:                           89.3%

 OWNERSHIP INTEREST:                                Leasehold

 PROPERTY MANAGEMENT:                               General Growth
                                                    Management, Inc.

 U/W NET CASH FLOW:                                 $4,652,711

 APPRAISED VALUE:                                   $63,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       ANNUALIZED
                                                      MOST RECENT    FULL YEAR
                                      UNDERWRITTEN     (12/31/03)    (12/31/02)
                                    --------------- -------------- -------------
 EFFECTIVE GROSS INCOME ...........   $ 8,165,134     $ 7,808,643   $ 8,033,408
 TOTAL EXPENSES ...................   $ 3,217,853     $ 2,780,477   $ 2,521,843
 NET OPERATING INCOME (NOI) .......   $ 4,947,281     $ 5,028,166   $ 5,511,565
 CASH FLOW (CF) ...................   $ 4,652,711     $ 5,028,166   $ 5,511,565
 DSCR ON NOI ......................         2.20x           2.24x         2.45x
 DSCR ON CF .......................         2.07x           2.24x         2.45x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                              RATINGS          TENANT     % TOTAL               POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS+                S&P/MOODY'S       TOTAL SF       SF      RENT PSF      RENT         RENT      EXPIRATION
---------------------- --------------------- ---------- ----------- ---------- ----------- ------------- -----------
 Sears ...............        BBB/Baa1         74,070       20.83%   $  1.88    $139,252        3.05%    4/30/2013
 Macy's ..............       BBB+/Baa1         50,477       14.19%   $  2.18    $110,040        2.41%    3/14/2015
 Prince Kuhio Megaplex
  Cinema .............  Not Rated/Not Rated    20,533        5.77%   $ 10.20    $209,641        4.59%    1/31/2019
                                               ------       -----               --------       -----
 TOTALS ..............                        145,080       40.80%              $458,932       11.35%
--------------------------------------------------------------------------------------------------------------------

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

----------------------------------------------------------------------------------------
                           NUMBER OF      EXPIRING    % TOTAL    CUMULATIVE   CUMULATIVE
YEAR OF EXPIRATION++    LEASES EXPIRING      SF          SF       TOTAL SF    % TOTAL SF
---------------------- ----------------- ---------- ----------- ------------ -----------
 MTM .................          4          16,647        4.68%      16,647        4.68%
 2004 ................          6          10,158        2.86%      26,805        7.54%
 2005 ................         15          37,279       10.48%      64,084       18.02%
 2006 ................         13          25,283        7.11%      89,367       25.13%
 2007 ................          9           9,546        2.68%      98,913       27.81%
 2008 ................          7          13,094        3.68%     112,007       31.50%
 2009 ................          2           5,966        1.68%     117,973       33.17%
 2010 ................          2           5,322        1.50%     123,295       34.67%
 2011 ................          4           9,858        2.77%     133,153       37.44%
 2012 ................          3           7,120        2.00%     140,273       39.44%
 2013 ................          7          83,585       23.50%     223,858       62.95%
 2014 ................          3           6,691        1.88%     230,549       64.83%
 2015 ................          1          50,477       14.19%     281,026       79.02%
 2019 ................          1          20,553        5.78%     301,579       84.80%
 Vacant ..............                     54,051       15.20%     355,630      100.00%
                               --
 TOTAL ...............         77         355,630      100.00%
----------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                         SUMMARY OF SIGNIFICANT TENANTS

o The Prince Kuhio Plaza Mortgaged Property is 89.3% leased (on total gross leasable area) by a mix of national, regional, and local tenants, including two anchor tenants, 81 in-line tenants, and five out-parcel tenants (with ground leases). The Mortgaged Property is also shadow-anchored by a 61,873 square foot Macy's Men's Store, which is not part of the collateral. The three largest tenants, representing 40.8% of total net rentable area are:

     o Sears ("Sears") (Rated "BBB" by S&P and "Baa1" by Moody's), a multi-line retailer that offers a wide array of merchandise and related services, occupies 74,070 square feet (20.8%) on a 28-year lease expiring in April 2013. Established in 1886 and headquartered in Hoffman Estates, Illinois (a suburb of Chicago), the Company is organized into four principal business segments: retail and related services, credit and financial products, corporate and other, and Sears Canada. The Company operates 871 full-line stores and approximately 1,100 specialty stores spread across the United States. The company employs approximately 201,000 people in the United States and 48,000 people in Canada, including part-time employees. For the fiscal year ended January 3, 2004, Sears reported revenues of approximately $36.4 billion and net income of approximately $3.4 billion. As of January 3, 2004, the Company reported total assets of approximately $27.7 billion and shareholders' equity of approximately $6.4 billion.

     o Macy's (Not Rated), a national department store retailer, occupies 50,477 square feet (14.2%) on a 30-year lease expiring in March 2015. Founded in 1858, Macy's is a division of Federated Department Stores, Inc. (Rated "BBB+" by S&P and "Baa1" by Moody's), and has sales of approximately $15.3 billion (fiscal year ended 1/31/04). Federated operated 458 stores in 34 states, Guam and Puerto Rico as of February 28, 2004. The Macy's divisions of Federated operate more than 430 department stores in 33 states, Guam and Puerto Rico, as well as macys.com. As of February 28, 2004, Macy's West had 144 stores, with square footage of approximately 23.3 million as of May 2003. Fiscal 2002 sales for Macy's West were approximately $4.2 billion.

     o Wallace Theaters dba Prince Kuhio Megaplex Cinema (Not Rated), a movie theater chain operator, occupies 20,553 sq. ft. (5.8%) on a 19-year lease expiring in January 2019. Headquartered in Portland, Oregon, Wallace Theaters, a privately held company, operates approximately 350 screens in 56 locations across 13 states and four Pacific Rim countries. The subject location contains nine screens.

                             ADDITIONAL INFORMATION

THE LOAN:

o The Prince Kuhio Plaza Mortgage Loan is secured by a first mortgage on a 355,630 square foot portion of a larger 504,628 square foot regional mall located in Hilo, Hawaii.


THE BORROWER:

o The borrower, HO Retail Properties I Limited Partnership, an Illinois limited partnership (the "Prince Kuhio Plaza Borrower"), is a single-purpose, bankruptcy-remote entity with at least one independent director for which borrower's legal counsel delivered a non-consolidation opinion at loan closing. The borrower is 1% owned by its General Partner, Prince Kuhio Plaza, Inc., a Delaware corporation, and 99% owned by its Limited Partner, GGP Limited Partnership, a Delaware limited partnership. There is no borrower principal.

o The Prince Kuhio Plaza Borrower is sponsored by General Growth Properties, Inc. (NYSE: "GGP") (Rated "BBB-" by S&P and "Ba3" by Moody's), a Chicago-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, management, leasing, acquisition, development, and expansion of regional mall and community shopping centers in the United States.

o As of December 31, 2003, the Company either directly or through GGP Limited Partnership (the "Operating Partnership") and subsidiaries (collectively, the "Company") owned 120 operating retail properties (regional malls and community centers) (collectively, the "Consolidated Centers"), as well as 100% of General Growth Management, Inc. ("GGMI") and certain other miscellaneous mixed-use commercial business properties and potential development sites. As of December 31, 2003, the Company holds ownership interests in eight joint ventures comprising 43 regional mall shopping centers (42 operating and one under development) collectively referred to as the "Unconsolidated Centers" and, together with the Consolidated Centers, comprise the "Company Portfolio". Total Gross Leasable Area for the Company Portfolio is approximately 122.3 million square feet. For the year ended December 31, 2003, GGP had total revenues of $1.3 billion and net income of $263.5 million. As of December 31, 2003, GGP reported liquidity of $10.7 million, total assets of $9.6 billion, and stockholders' equity of $1.7 billion.


THE PROPERTY:

o The collateral for the Mortgage Loan consists of the leasehold interest in a 355,630 square foot portion of a regional mall totaling 504,628 gross leasable square feet. The Prince Kuhio Plaza Mortgaged Property was completed in 1985, remodeled or expanded in 1994 and is situated on 46.3 acres in the block between Makaala Street and Puainako Street and Ohuoho Street and Kanoelehua Avenue (State Highway 11) in Hilo, Hawaii.

o The Prince Kuhio Plaza Borrower, at its sole cost and expense, is required to keep the Prince Kuhio Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Prince Kuhio Plaza Borrower is also required to maintain an insurance policy with coverage against loss or damage from acts of terrorism provided that such insurance (a) is commercially available and
     (b) can be obtained at a commercially reasonable cost, if the all risk insurance provides an exclusion for terrorism.


GROUND LEASE:

o The Prince Kuhio Plaza Mortgaged Property is encumbered by a ground lease between the Department of Hawaiian Home Lands (the ground lessor) and the Prince Kuhio Plaza Borrower as successor or assignee of Orchid Isle Group (the ground lessee). Expiring on September 30, 2042, the ground lease is unsubordinated and thus ground lease rent is payable from the cash flow of the Prince Kuhio Plaza Mortgaged Property prior to debt service.

PROPERTY MANAGEMENT:

o GGMI, an affiliate of the Prince Kuhio Plaza Borrower, manages the property. Headquartered in Chicago, Illinois and in business for approximately 50 years, GGMI performs day-to-day property management functions including leasing, construction management, data processing, maintenance, accounting, marketing, promotional services and security oversight for all of the GGP Company Portfolio, except two centers owned by GGP/Homart through joint ventures (i.e. 161 properties). As of December 31, 2003, GGMI also performs and receives fees for similar property management and/or leasing functions for 36 regional malls owned by unaffiliated third parties. As of January 2004, GGP reported that GGMI had management responsibility for more than 149 million square feet of retail space throughout the United States. GGMI is one of the largest third-party managers for owners of regional malls.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

104 WEST 40TH STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                      $36,500,000

 FIRST PAYMENT DATE:                              April 1, 2004

 TERM/AMORTIZATION:                               120/360 months

 MATURITY DATE:                                   March 1, 2014

 EXPECTED MATURITY BALANCE:                       $30,739,761
                                                  104 West 40th Street

 BORROWING ENTITY:                                Associates LLC

 INTEREST CALCULATION:                            Actual/360

 CALL PROTECTION:                                 Lockout/defeasance:
                                                  117 payments
                                                  Open: 3 payments

 UP-FRONT RESERVES:

    OTHER RESERVE:                                $1,340,537

    TAX RESERVE:                                  Yes

 ONGOING MONTHLY RESERVES:

    REPLACEMENT RESERVE:                          $1,979

    TAX RESERVE:                                  Yes

    TI/LC:                                        $41,667

 LOCKBOX:                                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                            $36,467,173

 CUT-OFF DATE LTV:                                75.2%

 MATURITY DATE LTV:                               63.4%

 UNDERWRITTEN DSCR*:                              1.24x

 MORTGAGE RATE:                                   5.6838%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Office

 PROPERTY SUB-TYPE:                              CBD

 LOCATION:                                       New York, NY

 YEAR BUILT/RENOVATED:                           1962/NA

 UNITS:                                          196,034

 CUT-OFF BALANCE PER UNIT:                       $186

 OCCUPANCY AS OF 2/8/04:                         96.7%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            RFR Realty LLC

 U/W NET CASH FLOW:                              $3,153,101

 APPRAISED VALUE:                                $48,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       ANNUALIZED
                                                      MOST RECENT    FULL YEAR
                                      UNDERWRITTEN     (10/31/03)    (12/31/02)
                                     -------------- -------------- -------------
 EFFECTIVE GROSS INCOME ..........    $ 6,634,526     $ 6,863,489   $ 6,704,605
 TOTAL EXPENSES ..................    $ 3,153,326     $ 3,464,508   $ 2,891,026
 NET OPERATING INCOME (NOI) ......    $ 3,481,200     $ 3,398,981   $ 3,813,579
 CASH FLOW (CF) ..................    $ 3,153,101     $ 3,398,981   $ 3,813,579
 DSCR ON NOI .....................          1.37x           1.34x         1.50x
 DSCR ON CF ......................          1.24x           1.34x         1.50x
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                 RATINGS          TENANT                             POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS+                   S&P/MOODY'S       TOTAL SF   % TOTAL SF   RENT PSF       RENT          RENT       EXPIRATION
------------------------- --------------------- ---------- ------------ ---------- ------------- ------------- -------------
 Springs Industries .....         WR/Ba2          86,834       43.87%   $ 28.58     $2,481,348        38.62%     8/31/2009
 National Geographic.....  Not Rated/Not Rated    12,590        6.36%   $ 46.00     $  579,140         9.01%    12/31/2010
 Molod Spitz &
  DeSantis ..............  Not Rated/Not Rated    11,558        5.84%   $ 40.00     $  462,320         7.20%    12/31/2010
                                                  ------       -----                ----------        -----
 TOTALS .................                        110,982       56.07%               $3,522,808        54.83%
----------------------------------------------------------------------------------------------------------------------------

+ Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------------------------
                             NUMBER OF        EXPIRING      % TOTAL      CUMULATIVE     CUMULATIVE
YEAR OF EXPIRATION++      EXPIRING LEASES        SF            SF         TOTAL SF      % TOTAL SF
----------------------   -----------------   ----------   -----------   ------------   -----------
 2004 ................            4             6,630          3.35%         6,630          3.35%
 2005 ................            1             3,416          1.73%        10,046          5.08%
 2006 ................            2            12,925          6.53%        22,971         11.61%
 2007 ................            1             2,627          1.33%        25,598         12.93%
 2009 ................            4           100,150         50.60%       125,748         63.53%
 2010 ................            3            30,443         15.38%       156,191         78.92%
 2011 ................            3            16,990          8.58%       173,181         87.50%
 2013 ................            1             6,719          3.39%       179,900         90.89%
 2014 ................            1             4,606          2.33%       184,506         93.22%
 2020 ................            1             4,300          2.17%       188,806         95.39%
 Vacant ..............                          9,117          4.61%       197,923        100.00%
                                  -           -------        ------
 TOTAL ...............           21           197,923        100.00%
--------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                         SUMMARY OF SIGNIFICANT TENANTS


o The subject property is 96.7% leased by eighteen office tenants at an average lease rate of $32/square foot and two retail tenants at an average lease rate of $61/square foot. The three largest tenants, representing 56.1% of total net rentable area, are:

     o Springs Industries (Rated "Ba2" by Moody's), a home furnishings and apparel manufacturer, occupies 86,834 square feet (43.9%) on a ten-year lease expiring in August 2009 with one five-year renewal option. The company was the original owner of the subject property until 1999 when the property was sold to RFR, the borrower sponsor, in a sale/leaseback transaction. Founded in 1887 with headquarters in Ft. Mill, SC, Springs Industries supplies retailers with a line of coordinated home furnishings. Since its founding, the company has grown from a single mill to a company with approximately 40 manufacturing facilities in 12 U.S. states, Canada and Mexico. Springs Industries employs about 17,000 people, led by Chairman and CEO Crandall Bowles, fifth generation of the Springs family to lead the private company. The subject building serves as showroom space and general office space for Springs Industries in Manhattan.

     o National Geographic (Not Rated), a global scientific and educational institution, occupies 12,590 square feet (6.4%) on a ten-year lease expiring in December 2010 with no renewal options. The subject location serves as general office space.

     o Molod Spitz & DeSantis (Not Rated), a law firm, occupies 11,558 square feet (5.9%) on a ten-year lease expiring in December 2010. With 15 attorneys, the firm focuses on civil litigation. The subject location serves as the headquarters for the firm.

                             ADDITIONAL INFORMATION

THE LOAN:

o The 104 West 40th Street Mortgage Loan is secured by a first mortgage on a 20-story, 197,923 square foot office building (the "Springs Building") located between Sixth Avenue and Broadway in Midtown Manhattan in New York City.


THE BORROWER:

o The borrower, 104 West 40th Street Associates LLC (the "104 West 40th Street Borrower"), is a single-purpose, bankruptcy-remote entity which pursuant to its' organizational documents is required to have at least one independent manager. At loan closing, the borrower's legal counsel delivered a non-consolidation opinion. 830 Third Avenue Associates, L.P., a New York limited partnership, owns 100% of the 104 West 40th Street Borrower as its sole member. The borrower sponsor is RFR, a privately held, Manhattan-based, real estate investment, development and management company owned by Aby Rosen and Michael Fuchs, the borrower principals. The Rosen and Fuchs families, from Frankfurt, Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. RFR established its operation in the United States in 1991 and through various affiliates, presently controls approximately five million square feet of office and retail space plus approximately 2,500 luxury residential apartments.


THE PROPERTY:

o The collateral for the Mortgage Loan consists of the fee simple interest in one 20-story central business district office building totaling 197,923 square feet. Built in 1962 and situated on a 0.3-acre site, the property was acquired by RFR, the borrower sponsor, in a sale/leaseback transaction in 1999.

o The 104 West 40th Street Borrower, at its sole cost and expense, is required to keep the 104 West 40th Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy without an exclusion for acts of terrorism or similar acts of sabotage


PROPERTY MANAGEMENT:

o    RFR Realty LLC, an affiliate of the borrower, manages the property.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

EVERGREEN PORTFOLIO C

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $32,600,000

 FIRST PAYMENT DATE:                                  December 1, 2003

 TERM/AMORTIZATION:                                   84/360 months

 MATURITY DATE:                                       November 1, 2010

 EXPECTED MATURITY BALANCE:                           $29,255,331

 BORROWING ENTITIES:                                  KAIS, LLC and
                                                      CAFT, LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/defeasance:
                                                      83 payments
                                                      Open: 1 payment

 UP-FRONT RESERVES:

    TAX/INSURANCE RESERVE:                            Yes

    REPLACEMENT RESERVE:                              $1,127

    TI/LC RESERVE:                                    $1,000,000

 ONGOING RESERVES:

    TAX/INSURANCE RESERVE:                            Yes

    REPLACEMENT RESERVE:                              $1,127

    TI/LC RESERVE:                                    Springing(1)

 LOCKBOX:                                             Soft
--------------------------------------------------------------------------------
1) Commencing on July 1, 2008 if one of the following occurs (i) State of California does not renew its lease for its entire leased premises on the date hereof or (ii) another tenant acceptable to lender has not entered into one or more leases of such premises in its entirety for at least 5 years, then borrower shall deposit $125,000/month. The reserve is capped at $1,000,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                $32,432,442

 CUT-OFF DATE LTV:                                    73.2%

 MATURITY DATE LTV:                                   66.0%

 UNDERWRITTEN DSCR*:                                  1.55x

 MORTGAGE RATE:                                       5.57%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                      Office

 PROPERTY SUB-TYPE:                                  Urban

 LOCATION:

    2155 IRON POINT ROAD:                            Folsom, CA

    11120 INTERNATIONAL DRIVE:                       Rancho Cordova, CA

 YEAR BUILT/RENOVATED:

    2155 IRON POINT ROAD:                            2002/NA

    11120 INTERNATIONAL DRIVE:                       1999/NA

 NET RENTABLE SQUARE FEET:                           211,527

 CUT-OFF BALANCE PER SF:                             $153

 OCCUPANCY AS OF 10/6/03:                            100.0%

    2155 IRON POINT ROAD:                            100.0%

    11120 INTERNATIONAL DRIVE:                       100.0%

 OWNERSHIP INTEREST:                                 Fee

 PROPERTY MANAGEMENT:                                Evergreen
                                                     Management
                                                     Company, LLC

 U/W NET CASH FLOW:                                  $3,463,090

 APPRAISED VALUE:                                    $44,300,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                     ANNUALIZED
                                                     MOST RECENT    FULL YEAR
                                     UNDERWRITTEN   (06/01/2003)   (12/31/2002)
                                   --------------- -------------- --------------
 Effective Gross Income ..........   $ 4,388,160    $ 4,383,138    $ 3,230,277
 Total Expenses ..................   $   727,274    $   664,120    $   451,437
 Net Operating Income (NOI) ......   $ 3,660,887    $ 3,719,018    $ 2,778,840
 Cash Flow (CF) ..................   $ 3,463,090    $ 3,719,018    $ 2,778,840
 DSCR on NOI .....................         1.64x          1.66x          1.24x
 DSCR on CF ......................         1.55x          1.66x          1.24x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     2155 IRON POINT ROAD**
                                                     ----------------------
                                   RATINGS             TOTAL         % OF                 POTENTIAL     % POTENTIAL      LEASE
TOP TENANTS                      S&P/MOODY'S         TENANT SF     TOTAL SF     RENT PSF       RENT          RENT      EXPIRATION
-------------------------   ---------------------   -----------   ----------   ---------- ------------- ------------- -----------
 Kaiser Foundation Health
  Plan, Inc.* ...........    Not Rated/Not Rated    121,378          100.0%     $ 16.70   $2,026,812         100.0%   6/30/2017
---------------------------------------------------------------------------------------------------------------------------------

* The ratings for Kaiser Foundation Health Plan, Inc. are the ratings of their parent company, Kaiser Permanente which is rated "A" by Fitch.

** Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------------------------------------------
                                            11120 INTERNATIONAL DRIVE**
                                            ---------------------------
                             RATINGS        TOTAL        % OF                POTENTIAL     % POTENTIAL      LEASE
TOP TENANTS                S&P/MOODY'S    TENANT SF    TOTAL SF    RENT PSF       RENT          RENT      EXPIRATION
------------------------  -------------  -----------  ----------  ---------- ------------- ------------- -----------
 State of California* ..     BBB/Baa1    90,149          100.0%    $ 20.21    $1,822,212        99.7%    6/30/2009
--------------------------------------------------------------------------------------------------------------------

* The State of California has a one-time termination option on their lease on 1/1/2005 with six months notice.

** Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

------------------------------------------------------------------------------------------
                                   2155 IRON POINT ROAD
                                   --------------------
                            # OF        EXPIRING   % OF TOTAL   CUMULATIVE    CUMULATIVE
YEAR OF EXPIRATION    LEASES EXPIRING      SF          SF        TOTAL SF    % OF TOTAL SF
-------------------- ----------------- ---------- ------------ ------------ --------------
 2017 ..............          1         121,378       100.0%   121,378           100.0%
 Vacant ............                         --         0.0%   121,378           100.0%
                              -         -------       -----    -------           -----
 TOTAL .............          1         121,378       100.0%   121,378           100.0%
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                 11120 INTERNATIONAL DRIVE
                                 -------------------------
                            # OF        EXPIRING   % OF TOTAL   CUMULATIVE    CUMULATIVE
YEAR OF EXPIRATION    LEASES EXPIRING      SF          SF        TOTAL SF    % OF TOTAL SF
-------------------- ----------------- ---------- ------------ ------------ --------------
 2009 ..............         1           90,149       100.0%   90,149            100.0%
 Vacant ............                         --         0.0%   90,149            100.0%
                             -           ------       -----    ------            -----
 TOTAL .............         1           90,149       100.0%   90,149            100.0%
------------------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

2155 IRON POINT ROAD

o Kaiser Foundation Health Plan, Inc., a subsidiary of Kaiser Permanente (Rated "A" by Fitch) occupies 100% of a 121,378 square foot office building on a lease expiring in June 2017 with four 5-year extensions at market rent. Kaiser Permanente, founded in 1945, is a non-profit, group-practice health maintenance organization (HMO) with headquarters in Oakland, California. Kaiser Permanente serves the health care needs of more than 8 million members in 9 states and the District of Columbia. Today, it encompasses Kaiser Foundation Health Plan, Inc., Kaiser Foundation Hospitals, and the Permanente Medical Groups, and is affiliated with Group Health Cooperative based in Seattle, Washington. As of December 31, 2003, Kaiser Permanente had 11,000 physicians, 431 medical offices, and 30 medical centers in the United States.


11120 INTERNATIONAL DRIVE

o State of California (Implied Rating of "BBB" by S&P and "Baa1" by Moody's) occupies 100% of a 90,149 square foot office building on a lease expiring in June 2009. The department occupying the property is a newly-formed, joint-venture between the Franchise Tax Board and the Child Services Division aimed at identifying and collecting unpaid child support payments owed to families. The State of California has a one-time termination option effective January 1, 2005 subject to six months notice on July 1, 2004. The loan is structured with an upfront TI/LC reserves of $1,000,000.

                             ADDITIONAL INFORMATION

THE LOAN:

o The Evergreen Portfolio C loan is secured by a first mortgage on a two Class "B" office buildings containing a total of 211,527 square feet and located in Folsom (2155 Iron Point Road) and Rancho Cordova (11120 International Drive), California.


THE BORROWER:

o The borrowers, CAFT, LLC and KAIS, LLC, are both single-purpose, bankruptcy-remote entities with at least two independent directors for which borrowers' legal counsel delivered a non-consolidation opinion at loan closing. The borrowers are 50% owned and controlled by the GFW Trust, an entity controlled by and created for the benefit of the Wehba family. The Managing Members of the borrowers are Chad W. Wehba and C. Frederick Wehba II.

o The sponsors of the borrowers, Chad W. Wehba and C. Frederick Wehba II, are the President and COO, respectively, of Bentley Forbes. Bentley Forbes is a national privately held real estate investment firm with over $1 billion of transactions completed by its principals throughout the United States since 1993. Bentley Forbes' current portfolio includes 36 properties totaling 5.5 million square feet, and generates approximately $50 million of annual NOI.


THE PROPERTY:

o The security for the loan consists of two single tenant office buildings located in the Sacramento MSA.

o The 2155 Iron Point Road is a 1-building, 3-story, Class "B" office building containing 121,378 square feet on a 11.280-acre parcel of land. The property was constructed in 2002 and is 100% occupied by Kaiser Foundation Health Plan, Inc. The property is located in Folsom, California, on the north side of U.S. Highway 50, west of the East Bidwell Exit. The property includes 580 parking spaces (4.78 spaces per 1,000 SF).

o The 11120 International Drive property consists of 1-building, 2-story, Class "B" office building containing 90,149 square feet on a 6.543-acre parcel of land. The property was constructed in 1999 and is 100% occupied by the State of California. The property is located in Rancho Cordova, California with U.S. Highway 50 to the north, International Drive to the south, Sunrise Boulevard to the east, and Mather Field Road to the west. The property includes 413 parking spaces (4.58 spaces per 1,000 SF).

o According to a market study by CB Richard Ellis, dated 4th Quarter 2003, the Sacramento metropolitan area has approximately 43.0 million square feet of existing office inventory, up approximately 13% from an inventory of
     38.2 million square feet at the end of 2000. 2155 Iron Point Road is located in the Folsom submarket, which is comprised of just under 2.0 million square feet of office space with average asking rents of $21.00psf vs. $16.70psf at the Mortgaged Property. 11120 International Drive is located in the Highway 50 Corridor submarket, which is comprised of approximately 10.5 million square feet of office space with average asking rents of $19.80psf vs. $20.21psf at the Mortgaged Property.


PROPERTY MANAGEMENT:

o The properties are managed by Evergreen Management Company, LLC. Evergreen Management Company ("EMC") is a development and property management company established in 1983. Since being established, EMC has developed in excess of 4.4 million square feet of office and retail space (including the Mortgaged Properties), and, in addition, currently has 330,000 square feet under construction. EMC currently manages 27 properties (41 buildings) totaling in excess of 2.4 million square feet with office buildings making up 89% of the total square footage.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Each Borrowers' parent is a co-borrower with three other affiliated entities on $45,200,000 of mezzanine debt. The mezzanine debt, which is allocated among the Mortgaged Properties as well as seven other properties that are not part of the collateral, is subject to an intercreditor agreement and is not secured by the Mortgaged Properties. The Mezzanine lender may not exercise enforcement actions under the intercreditor agreement without confirmation from the rating agencies that such enforcement would not cause the downgrade of the ratings of the certificates.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.


RELEASE OR SUBSTITUTION OF PROPERTY:

o The borrower is permitted to defease the 11120 International Drive property subject to, among other things, (1) 125% of the allocated loan amount is defeased, (2) after the defeasance, the debt service coverage ratio for the mortgaged property for the prior 12 month period is equal to or greater than the debt-service coverage ratio as of the origination of the date of the mortgage loan or the date immediately preceding the defeasance; (3) after the defeasance, the loan to value ratio for the property remaining is no greater than 75%, and (4) written confirmation from each rating agency that the release would not result in a downgrade of any of the then current rating of any certificate.

o The borrower is permitted to obtain a release of the 11120 International Drive property from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, subject to, among other things: 1) confirmation from each rating agency that the substitution will not result in a downgrade of any of the then current ratings of any certificate; 2) the fair market value of the substitute property is not less than 105% of the value of the substituted property; and 3) the debt service coverage ratio for the new mortgaged properties is equal to or greater than the debt-service coverage ratio as of the origination date or the date immediately preceding the substitution.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

MHC PORTFOLIO -- WATERFORD ESTATES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $30,953,930

 FIRST PAYMENT DATE:                                  December 1, 2003

 TERM/AMORTIZATION:                                   144/360 months

 IO PERIOD:                                           36 months

 MATURITY DATE:                                       November 1, 2015

 EXPECTED MATURITY BALANCE:                           $27,126,127

 BORROWING ENTITY:                                    MHC Waterford
                                                      Estates, LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/defeasance:
                                                      141 payments
                                                      Open: 3 payments

 LOCKBOX:                                             Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                $30,953,930

 CUT-OFF DATE LTV:                                    79.8%

 MATURITY DATE LTV:                                   69.9%

 UNDERWRITTEN DSCR*:                                  1.20x

 MORTGAGE RATE:                                       6.327%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                        Manufactured Housing
                                                       Communities

 PROPERTY SUB-TYPE:                                    Manufactured Housing
                                                       Communities

 LOCATION:                                             Bear, DE

 YEAR BUILT/RENOVATED:                                 1988/1997

 NET RENTABLE UNITS:                                   731

 CUT-OFF BALANCE PER UNIT:                             $42,345

 OCCUPANCY AS OF 12/16/03:                             95.4%

 OWNERSHIP INTEREST:                                   Fee

 PROPERTY MANAGEMENT:                                  MHC Operating
                                                       Limited
                                                       Partnership

 U/W NET CASH FLOW:                                    $2,766,910

 APPRAISED VALUE:                                      $38,800,000
--------------------------------------------------------------------------------
(1)   Information based on 2003 data.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       ANNUALIZED
                                                      MOST RECENT    FULL YEAR
                                      UNDERWRITTEN     (9/30/03)     (12/31/02)
                                     -------------- -------------- -------------
 EFFECTIVE GROSS INCOME ..........    $ 3,835,291     $ 3,701,859   $ 3,607,317
 TOTAL EXPENSES ..................    $ 1,031,831     $   891,043   $   984,710
 NET OPERATING INCOME (NOI) ......    $ 2,803,460     $ 2,810,816   $ 2,622,607
 CASH FLOW (CF) ..................    $ 2,766,910     $ 2,810,816   $ 2,622,607
 DSCR ON NOI .....................          1.22x           1.22x         1.14x
 DSCR ON CF ......................          1.20x           1.22x         1.14x
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOANS:

o The "MHC Portfolio Loans" consist of the following Mortgage Loans which are secured by manufactured housing community properties (each an "MHC Portfolio Property") and are owned by affiliates of Manufactured Home Communities, Inc. ("MHC"): the "MHC Portfolio -- Waterford Estates Loan", "MHC Portfolio -- Lake Fairways Country Club Loan", "MHC Portfolio -- The Lakes at Countrywood Loan", and "MHC Portfolio -- The Meadows at Countrywood Loan". The MHC Portfolio -- Waterford Estates Loan is secured by a first mortgage on a 731-pad manufactured housing community located in Bear, New Castle County, Delaware and has a Cut-off Date Balance of $30,953,930. The MHC Portfolio -- Lake Fairways Country Club is secured by a first mortgage on an 896-pad manufactured housing community located in North Fort Myers, Florida and has a Cut-off Date Balance of $30,460,183. The MHC Portfolio -- The Meadows at Countrywood Loan is secured by a first mortgage on a 736-pad manufactured housing community located in Plant City, Florida and has a Cut-off Date Balance of $18,292,718. The MHC Portfolio -- The Lakes at Countrywood Loan is secured by a first mortgage on a 423-pad manufactured housing community located in Plant City, Florida and has a Cut-off Date Balance of $9,722,325. In addition, the MHC Portfolio Loans also consists of the "MHC Portfolio -- Sweetbriar Loan" which has a Cut-off Date Balance of $3,040,000. For purposes of each of the descriptions in this section, references to the "MHC Portfolio Loans" will not include the MHC Portfolio -- Sweetbriar Loan.

o The MHC Portfolio -- The Lakes at Countrywood Loan is cross-collateralized and cross-defaulted with the MHC Portfolio -- The Meadows at Countrywood Loan. None of the other MHC Portfolio Loans are either cross-collateralized and/or cross-defaulted.


THE BORROWERS:

o Each of the loans in the MHC Portfolio feature separate borrowers (collectively, the "MHC Portfolio Borrowers"). Each MHC Portfolio Borrower is a Delaware limited liability company that is a single-purpose, bankruptcy-remote entity and features at least one independent director. In addition, each MHC Portfolio Borrower's legal counsel delivered a non-consolidation opinion at the closing of the related MHC Portfolio Loan.

o MHC Operating Limited Partnership, an Illinois limited partnership ("MHCOLP"), owns 100% of each the MHC Portfolio Borrowers as its sole member except with respect to the MHC Portfolio -- The Meadows at Countrywood Loan which features two borrowers and for which MHCOLP owns 100% of one of the related borrowers as its sole member and MHC Financing Limited Partnership Two, a Delaware limited partnership owns the other related borrower 100% as its sole member.

o The borrower principal for each of the MHC Portfolio Borrowers is MHC. Operating as a publicly traded (NYSE: "MHC"), self-administered and self-managed real estate investment trust with headquarters in Chicago, Illinois and regional offices in Florida, Colorado, Arizona and California, MHC is a fully integrated company that owns and operates manufactured home communities ("MHC Communities") and park model communities ("MHC Resorts") (collectively known as "MHC Properties"). As of December 31, 2003, MHC owned or had an ownership interest in a portfolio of approximately 142 MHC Communities and MHC Resorts located throughout the United States containing 51,715 residential sites. The MHC Properties are located in approximately 19 states. For the year ended December 31, 2003, MHC had an approximate total revenue of $271 million and an approximate net income of $27 million. As of December 31, 2003, the company had liquidity of approximately $326 million, total assets of approximately $1.5 billion, and stockholders' equity of approximately $6 million.

THE PROPERTIES:

o The collateral for each MHC Portfolio Loan generally consists of the fee simple interest in the related MHC Portfolio Property. Each MHC Portfolio Property, other than the MHC Portfolio Property related to the MHC Portfolio -- Waterford Estates Loan which is not age qualified, is an age-qualified community requiring residents to be at least 55 years old. Each MHC Portfolio Property features certain amenities which generally include tennis courts, basketball courts, volleyball courts, swimming pools and laundry facilities. Each MHC Portfolio Property features access to water/sewer service.

o Each MHC Portfolio Borrower is generally required at its sole cost and expense to keep the related MHC Portfolio Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. Each MHC Portfolio Borrower is generally also required to reserve for three months of debt service payments under the related MHC Portfolio Loan upon the occurrence of an act of terror in which the related MHC Portfolio Loan is involved.


PROPERTY MANAGEMENT:

o MHCOLP manages each MHC Portfolio Property. Founded in 1969 and headquartered in Chicago, Illinois, MHCOLP currently manages a portfolio of approximately 142 manufactured home communities and resorts located throughout the United States containing approximately 51,715 residential sites. These properties are located in approximately 19 states, including seven communities located in Delaware.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

MHC PORTFOLIO -- LAKE FAIRWAYS COUNTRY CLUB

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                       $30,460,183

 FIRST PAYMENT DATE:                               December 1, 2003

 TERM/AMORTIZATION:                                144/360 months

 INTEREST ONLY PERIOD:                             36 months

 MATURITY DATE:                                    November 1, 2015

 EXPECTED MATURITY BALANCE:                        $26,693,437

 BORROWING ENTITY:                                 MHC Lake
                                                   Fairways, L.L.C.

 INTEREST CALCULATION:                             Actual/360

 CALL PROTECTION:                                  Lockout/defeasance: 141
                                                   payments
                                                   Open: 3 payments

 LOCKBOX:                                          Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                             $30,460,183

 CUT-OFF DATE LTV:                                 78.7%

 MATURITY DATE LTV:                                69.0%

 UNDERWRITTEN DSCR*:                               1.20x

 MORTGAGE RATE:                                    6.327%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
                                                   Manufactured Housing
 PROPERTY TYPE:                                    Communities

                                                   Manufactured Housing
 PROPERTY SUB-TYPE:                                Communities

 LOCATION:                                         North Fort Myers, FL

 YEAR BUILT/RENOVATED:                             1972/1982

 PADS:                                             896

 CUT-OFF BALANCE PER UNIT:                         $33,996

 OCCUPANCY AS OF 12/16/03:                         99.5%

 OWNERSHIP INTEREST:                               Fee

 PROPERTY MANAGEMENT:                              MHC Operating Limited
                                                   Partnership

 U/W NET CASH FLOW:                                $2,722,704

 APPRAISED VALUE:                                  $38,700,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                      ANNUALIZED
                                                     MOST RECENT    FULL YEAR
                                      UNDERWRITTEN    (9/30/03)     (12/31/02)
                                     -------------- ------------- -------------
 EFFECTIVE GROSS INCOME ..........    $ 4,338,919    $ 4,098,868   $ 4,206,776
 TOTAL EXPENSES ..................    $ 1,571,415    $ 1,447,929   $ 1,455,987
 NET OPERATING INCOME (NOI) ......    $ 2,767,504    $ 2,874,680   $ 2,750,787
 CASH FLOW (CF) ..................    $ 2,722,704    $ 2,874,680   $ 2,750,787
 DSCR ON NOI .....................          1.22x          1.27x         1.21x
 DSCR ON CF ......................          1.20x          1.27x         1.21x
--------------------------------------------------------------------------------

MHC PORTFOLIO -- THE MEADOWS AT COUNTRYWOOD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                       $18,292,718

 FIRST PAYMENT DATE:                               December 1, 2003

 TERM/AMORTIZATION:                                84/360 months

 INTEREST ONLY PERIOD:                             12 months

 MATURITY DATE:                                    November 1, 2010

 EXPECTED MATURITY BALANCE:                        $16,772,074

 BORROWING ENTITY:                                 MHC The Meadows at
                                                   Countrywood, L.L.C. and
                                                   CW Utility Systems, L.L.C.

 INTEREST CALCULATION:                             Actual/360

 CALL PROTECTION:                                  Lockout/defeasance: 81
                                                   Payments
                                                   Open: 3 Payments

 LOCKBOX:                                          Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                             $18,292,718

 CUT-OFF DATE LTV:                                 79.5%

 MATURITY DATE LTV:                                72.9%

 UNDERWRITTEN DSCR*:                               1.25x

 MORTGAGE RATE:                                    5.715%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                   Manufactured Housing
                                                  Communities

 PROPERTY SUB-TYPE:                               Manufactured Housing
                                                  Communities

 LOCATION:                                        Plant City, FL

 YEAR BUILT/RENOVATED:                            1986/NA

 PADS:                                            736

 CUT-OFF BALANCE PER SF:                          $24,854

 OCCUPANCY AS OF 12/16/03:                        98.4%

 OWNERSHIP INTEREST:                              Fee

 PROPERTY MANAGEMENT:                             MHC Operating Limited
                                                  Partnership

 U/W NET CASH FLOW:                               $1,595,173

 APPRAISED VALUE:                                 $23,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       ANNUALIZED
                                                      MOST RECENT    FULL YEAR
                                       UNDERWRITTEN    (9/30/03)     (12/31/02)
                                     --------------- ------------- -------------
 EFFECTIVE GROSS INCOME ..........     $ 2,710,318    $ 2,859,541   $ 2,788,596
 TOTAL EXPENSES ..................     $ 1,078,345    $   812,253   $   980,673
 NET OPERATING INCOME (NOI) ......     $ 1,631,973    $ 2,047,288   $ 1,807,923
 CASH FLOW (CF) ..................     $ 1,595,173    $ 2,047,288   $ 1,807,923
 DSCR ON NOI .....................           1.28x          1.60x         1.42x
 DSCR ON CF ......................           1.25x          1.60x         1.42x
--------------------------------------------------------------------------------

MHC PORTFOLIO -- THE LAKES AT COUNTRYWOOD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $9,722,325

 FIRST PAYMENT DATE:                                  December 1, 2003

 TERM/AMORTIZATION:                                   84/360 months

 INTEREST ONLY PERIOD:                                12 months

 MATURITY DATE:                                       November 1, 2010

 EXPECTED MATURITY BALANCE:                           $8,914,123

 BORROWING ENTITY:                                    MHC Golden
                                                      Lakes, L.L.C.

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/
                                                      defeasance:
                                                      81 payments
                                                      Open: 3 payments
 LOCKBOX:                                             Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                $9,722,325

 CUT-OFF DATE LTV:                                    79.0%

 MATURITY DATE LTV:                                   72.5%

 UNDERWRITTEN DSCR*:                                  1.20x

 MORTGAGE RATE:                                       5.715%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                       Manufactured Housing
                                                      Communities

 PROPERTY SUB-TYPE:                                   Manufactured Housing
                                                      Communities

 LOCATION:                                            Plant City, FL

 YEAR BUILT/RENOVATED:                                1986/NA

 PADS:                                                423

 CUT-OFF BALANCE PER UNIT:                            $22,984

 OCCUPANCY AS OF 12/16/03:                            93.6%

 OWNERSHIP INTEREST:                                  Fee

 PROPERTY MANAGEMENT:                                 MHC Operating Limited
                                                      Partnership

 U/W NET CASH FLOW:                                   $814,364

 APPRAISED VALUE:                                     $12,300,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       ANNUALIZED
                                                      MOST RECENT    FULL YEAR
                                       UNDERWRITTEN    (9/30/03)     (12/31/02)
                                     --------------- ------------- -------------
 EFFECTIVE GROSS INCOME ..........     $ 1,451,534    $ 1,258,256   $ 1,412,882
 TOTAL EXPENSES ..................     $   616,020    $   479,311   $   547,708
 NET OPERATING INCOME (NOI) ......     $   835,514    $   948,735   $   865,174
 CASH FLOW (CF) ..................     $   814,364    $   948,735   $   865,174
 DSCR ON NOI .....................           1.23x          1.40x         1.28x
 DSCR ON CF ......................           1.20x          1.40x         1.28x
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

1995 BROADWAY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $28,000,000

 FIRST PAYMENT DATE:                                  February 1, 2004

 TERM/AMORTIZATION:                                   120/360 months

 MATURITY DATE:                                       January 1, 2014

 EXPECTED MATURITY BALANCE:                           $23,673,409

 BORROWING ENTITY:                                    1995 CAM LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/defeasance:
                                                      117 payments
                                                      Open: 3 payments

 UP-FRONT RESERVES:

    TAX RESERVE:                                      Yes

    TI/LC RESERVE:                                    $700,000

    IMMEDIATE REPAIR

      RESERVE:                                        $3,750

 ONGOING MONTHLY RESERVES:

    TAX RESERVE:                                      Yes

    REPLACEMENT RESERVE:                              $3,162

 LOCKBOX:                                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                $27,917,752

 CUT-OFF DATE LTV:                                    79.8%

 MATURITY DATE LTV:                                   67.6%

 UNDERWRITTEN DSCR*:                                  1.31x

 MORTGAGE RATE:                                       5.830%

 *    DSCR figures based on net cash flow unless otherwise noted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                      Office

 PROPERTY SUB-TYPE:                                  CBD

 LOCATION:                                           New York, NY

 YEAR BUILT/RENOVATED:                               1974/1997

 NET RENTABLE SQUARE FEET:                           95,290

 CUT-OFF BALANCE PER SF:                             $293

 OCCUPANCY AS OF 11/3/03:                            92.6%

 OWNERSHIP INTEREST:                                 Fee

 PROPERTY MANAGEMENT:                                Cammeby's Management
                                                     Company LLC

 U/W NET CASH FLOW:                                  $2,595,033

 APPRAISED VALUE:                                    $35,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                      ANNUALIZED
                                                     MOST RECENT    FULL YEAR
                                      UNDERWRITTEN    (9/30/03)     (12/31/02)
                                     -------------- ------------- -------------
 EFFECTIVE GROSS INCOME ..........    $ 4,855,471    $ 4,972,939   $ 4,445,258
 TOTAL EXPENSES ..................    $ 2,059,402    $ 2,164,077   $ 1,918,139
 NET OPERATING INCOME (NOI) ......    $ 2,796,069    $ 2,808,861   $ 2,527,119
 CASH FLOW (CF) ..................    $ 2,595,033    $ 2,808,861   $ 2,306,572
 DSCR ON NOI .....................          1.41x          1.42x         1.28x
 DSCR ON CF ......................          1.31x          1.42x         1.17x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                     RATINGS          TENANT     % TOTAL                POTENTIAL    % POTENTIAL       LEASE
TOP TENANTS+                       S&P/MOODY'S       TOTAL SF       SF      RENT PSF       RENT          RENT      EXPIRATION(++)
----------------------------- --------------------- ---------- ----------- ---------- ------------- ------------- ---------------
 Millenium Partners .........  Not Rated/Not Rated    16,565       17.10%   $ 34.50     $  571,488        12.57%       5/31/2004
 Associated Press ...........  Not Rated/Not Rated    12,300       12.69%   $ 44.46     $  546,828        12.02%       8/31/2004
 Commerce Bank ..............         A--/A2           8,125        8.39%   $ 98.82     $  802,941        17.66%       2/28/2018
 Leroy Adventures Inc. ......  Not Rated/Not Rated     6,285        6.49%   $ 43.70     $  274,634         6.04%      12/31/2009
 Virage Ing. ................  Not Rated/Not Rated     5,200        5.37%   $ 41.52     $  215,923         4.75%       3/31/2005
                                                      ------       -----                ----------        -----
 TOTALS .....................                         48,475       50.03%               $2,411,814        53.04%
---------------------------------------------------------------------------------------------------------------------------------

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

++ Bank of America has been advised that upon expiration of Millenium Partners' lease in May 2004, Millenium Partners will vacate part of its space and renew for approximately 9,700 square feet. The Associated Press tenant has also indicated that upon expiration of its lease in August 2004 it will vacate its space. In addition, another tenant recently vacated approximately 2,645 square feet prior to its lease expiration in May 2005. An existing tenant may take approximately 5,000 square feet of such vacated space. However, if neither such space nor other vacated space is leased, approximately 27,500 square feet will be vacant and debt service coverage will be adversely affected.

----------------------------------------------------------------------------------------
                           NUMBER OF      EXPIRING    % TOTAL    CUMULATIVE   CUMULATIVE
YEAR OF EXPIRATION++    LEASES EXPIRING      SF          SF       TOTAL SF    % TOTAL SF
---------------------- ----------------- ---------- ----------- ------------ -----------
 2004 ................         12          40,996       42.31%      40,996       42.31%
 2005 ................          4          14,355       14.82%      55,351       57.13%
 2007 ................          3           4,120        4.25%      59,471       61.38%
 2008 ................          1           4,100        4.23%      63,571       65.61%
 2009 ................          2           9,885       10.20%      73,456       75.81%
 2012 ................          2           7,430        7.67%      80,886       83.48%
 2015 ................          1               1        0.00%      80,887       83.48%
 2017 ................          1           2,700        2.79%      83,587       86.27%
 2018 ................          2           8,126        8.39%      91,713       94.65%
 Vacant ..............                      5,181        5.35%      96,894      100.00%
                               --          ------      ------
 TOTAL ...............         28          96,894      100.00%
----------------------------------------------------------------------------------------

+++   Information obtained from Underwritten Rent Roll.

                         SUMMARY OF SIGNIFICANT TENANTS

o The subject property is 92.6% leased by nineteen office tenants at an average lease rate of $43/square foot and one retail tenant at a lease rate of $99/square foot. The five largest tenants, representing 49.0% of total net rentable area, are:

     o Millenium Partners (Not Rated), a real estate development company, occupies 16,565 square feet (17.1%), on a ten-year lease expiring in May 2004 with no renewal options. Founded in 1989, the company's first project was the revitalization of three underutilized blocks adjacent to Lincoln Center in New York City. Millennium Partners' Lincoln Square development totals more than 1.7 million square feet and houses outstanding facilities such as the Reebok Sports Club/NY, Loews Theatres/IMAX Lincoln Square and multilevel Barnes & Noble and Tower Records stores. Other Millenium Partners' projects include The Ritz-Carlton Hotel & Residences New York (Battery Park); The Ritz-Carlton Hotel & Residences, Washington D.C.; The Ritz-Carlton Hotel & Residences, Georgetown; Four Seasons Hotel & Residences and Metreon Entertainment Center in San Francisco; Four Seasons Hotel & Tower in Miami; and The Ritz-Carlton Hotel & Towers. The subject serves as the corporate headquarters for Millenium Partners.

     o The Associated Press ("AP") (Not Rated), the oldest and largest news organization in the world, occupies 12,300 square feet (12.7%) on a five-year lease expiring in August 2004 with no renewal options. AP operates as a not-for-profit cooperative with its subscribing member organizations. The business and corporate television division, Associated Press Television News ("APTN"), the world's largest agency for the gathering, production, and support of news video, operates at the subject property. The global provider of news content for print, audio, video, and on-line, APTN distributes breaking news and production support to broadcasters throughout the world. AP took assignment of an existing lease when it acquired Worldwide Television News Corporation on September 17, 1998. The original lease commenced in April 1985 and expired in June 1995; the first extension was through August 2000, and the current modification expires in August 2004.

     o Commerce Bank, N.A. occupies 8,125 square feet (8.4%) on an over 16-year lease expiring February 2018. Founded in 1973, Commerce Bank, N.A. (NYSE: "CBH") (Rated "A-" by S&P and "A2" by Moody's) serves as the holding company for four nationally chartered bank subsidiaries, Commerce Bank, N.A. (Commerce NJ), Commerce Bank/Pennsylvania, N.A., Commerce Bank/Shore, N.A. and Commerce Bank/Delaware, N.A., as well as one state-chartered bank subsidiary, Commerce Bank/North (collectively, the Banks). The Banks, as of December 31, 2002, had over 224 full-service retail branch offices located in the states of New Jersey, Pennsylvania, Delaware and New York. For the year ended December 31, 2002, CBH had total revenues of approximately $1.0 billion and net income of approximately $144.8 million. As of September 30, 2003, the company had total assets of approximately $21.4 billion and shareholders' equity of approximately $1.2 billion. The subject property serves as a full-service retail branch office.

     o Leroy Adventures Inc. (Not Rated), a limited partner, administrator, and manager for New York's Tavern on the Green restaurant, occupies 6,285 square feet (6.8%) on a nine-year lease expiring in December 2009 with no renewal options.

     o Virage Inc. (Not Rated), a company that provides pre-packaged computer software, occupies 5,200 square feet (5.6%) on a five-year lease expiring in March 2005 with no renewal options.

                             ADDITIONAL INFORMATION

THE LOAN:

o The 1995 Broadway loan is secured by a first mortgage on a Class A, 17-story, 95,290 square foot office building located on the Upper West Side of Manhattan in New York City.


THE BORROWER:

o The borrower, 1995 CAM LLC (the "1995 Broadway Borrower"), is a single-purpose, bankruptcy-remote entity with one independent director. The borrower; its sole Member, 1995 CAM Mezzanine LLC; and all other entities in the various tiers of ownership of the property are ultimately controlled by Mr. Rubin Schron (as president of the borrower and borrower principal/sponsor), with equity interests of less than 20% held by various immediate family members, other individuals/entities, and/or trusts and estates established for the benefit thereof. Mr. Schron is the founder of Cammeby's International Limited ("Cammeby's and has more than 40 years of real estate experience. The company owns, develops, operates, and manages real estate (both for its own account and in partnership with others) throughout the United States. Cammeby's headquarters and main office are located at 42 Broadway in New York City. Currently, the company also owns several projects in Manhattan including 71 Broadway and 866 Third Avenue. Other commercial holdings include 240 West 40th Street, 80-90 Maiden Lane, 65 Broadway, 220 East 42nd Street (the "News Building"), Bush Terminal/Industry City in Brooklyn, Decatur Industrial Building in Glendale, Queens, the Syosset Industrial Park, The Bloomingdale's Building in Long Island City, and The Woolworth Building in lower Manhattan.


THE PROPERTY:

o The collateral for the Mortgage Loan consists of the fee simple interest in one 17-story central business district office building totaling 96,895 square feet. Completed in 1974, renovated in 1997, and situated on a 0.2-acre site, the property was acquired by the sponsor in phases, with the office portion, floors 2 through 18 (no 13th floor), acquired in 1997 and the first floor retail portion acquired in 2002.

o The 1995 Broadway Borrower, at its sole cost and expense, is required to keep the 1995 Broadway Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 1995 Broadway Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.


PROPERTY MANAGEMENT:

o Cammeby's Management Company LLC, an affiliate of the borrower/borrower principal, manages the property. In business for over 40 years, Cammeby's Management Company LLC manages over 10 million square feet of commercial property and over 14,000 residential units, primarily in the greater New York Metropolitan area.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Mezzanine financing shall be permitted during the term of the 1995 Broadway Mortgage Loan provided (a) it is extended by a qualified financial institution, (b) it is secured by 1995 CAM Mezzanine LLC's equity interest in the 1995 Broadway Borrower; (c) it shall be subject to the mortgagee's prior written consent and provided further that, (d) the mezzanine lender executes a subordination and intercreditor agreement satisfactory to mortgagee, (e) the aggregate principal amount of such mezzanine financing shall not exceed an amount which, when combined with the outstanding principal balance of the 1995 Broadway Mortgage Loan, has a loan-to-value ratio greater than 80% or a debt service coverage ratio less than 1.25x, each as determined by the first mortgage lender based upon its standard underwriting criteria, (f) the proceeds of such mezzanine financing shall be used to make capital contributions to the 1995 Broadway Borrower for the purpose of funding operating and/or capital expenditures related to the property and (g) the 1995 Broadway Borrower shall deliver to the first mortgagee confirmation from the rating agencies that such mezzanine financing shall not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the 1995 Broadway Mortgage Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 8 months prior to the Cut-off Date.

     Tenant Matters. Sixty-seven of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 77.2% of the Initial Pool Balance, are leased in part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 3.0%, 1.6% and 0.9% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Three Mortgaged Properties, which represent 5.5% of the Initial Pool Balance, are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, in each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than 1 Mortgage Loan representing 0.4% of the Initial Pool Balance permits future secured subordinate debt subject to certain conditions. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, 5 of the Mortgage Loans representing 17.7% of the Initial Pool Balance permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Two of those 5 Mortgage Loans, representing 13.0% of the Initial Pool Balance, have existing mezzanine debt. With respect to these Mortgage Loans, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which, among other things, the related mezzanine lender amoung other things (x) has agreed under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the ratings of the Certificates, and (y) has the option to cure purchase the related Mortgage Loans if the Mortgage Loans become defaulted as set forth in such mezzanine intercreditor agreement or cure the default.

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     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan, (B) the related borrower provided a "no further action" letter or other evidence acceptable to the related Mortgage Loan Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C) such conditions or circumstances were investigated further and based upon such additional investigation, and independent environmental consultant recommended no further investigation or remediation, (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 10% of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (E) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (F) the related borrower or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (G) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors--Adverse Environmental Conditions May Reduce Cashflow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially

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adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, either Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Each Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist; however, neither Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

       (1) the extent of the nonconformity is not material;

       (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

       (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

       (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income

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from the related Mortgaged Property for not less than 12 months, except that business interruption insurance may not be required in cases where the tenant is required to continue paying rent in the event of a casualty.

     With respect to two of the Mortgage Loans representing 0.5% of the Initial Pool Balance, the related borrower does not maintain insurance for the Mortgaged Property. Rather, the tenants of the Mortgaged Property maintain hazard and liability insurance sufficient to satisfy the requirements of the related Mortgage Loan documents.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 21 of the Mortgaged Properties, securing 19.1% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, Oregon, California, Utah, Hawaii and Nevada. No Mortgaged Property has a "probable maximum loss" ("PML") in excess of 20%.

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

     The information set forth herein concerning BSCMI has been provided by BSCMI. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each of the Mortgage Loan Sellers will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

       (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

       (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

       (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

       (8) in those cases where applicable, the original or a copy of the related ground lease; and

       (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (9) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees if purchased outside of the time frame set forth in the Pooling Agreement or (3) substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the 90 day period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then the related Mortgage Loan Seller shall have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). A "Qualified Substitute Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated
Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan;
(iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgage Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgage Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgage Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph:
(i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) 1.25x and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, and (b) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, such Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage
Loans or Mortgaged Properties.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the related Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to separate mortgage loan purchase and sale agreements (each a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to each Mortgage Loan Purchase and Sale Agreement, each Mortgage Loan Seller will represent and warrant solely

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with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

       (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Delivery Date;

       (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances");

       (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

       (4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

       (5) to the Mortgage Loan Seller's knowledge, there is no valid right of offset abatement, diminution or rescission, defense or counterclaim available to the related borrower with respect to any Mortgage Loan or Mortgage Note or other agreements executed in connection therewith;

       (6) there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged Property;

       (7) in the case of each Mortgage Loan, the related Mortgage Property is
   (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and, (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgaged Loan (except in any such case where an escrow of Funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

       (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

       (9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or had a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or Borrower questionnaire;

       (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued a pro forma title policy or a "marked-up" commitment in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid fast priority lien on such Mortgaged Property subject only to the exceptions stated therein;

       (11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

       (12) the terms of the Mortgage has not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

       (13) there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property;

       (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

       (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization"; and

       (16) the appraisal obtained in connection with the origination of each Mortgage Loan based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of its Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, its related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If a Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the related Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "Assignment of the Mortgage Loans--Repurchase and Substitutions" shall also be permitted.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans transferred by it. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, a Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances;
(v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (8) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans pursuant to the terms of the Pooling Agreement as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

       (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

       (b) the Master Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

       (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

       (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

       (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

       (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

       (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

       (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

       (x) in the case of the circumstances described in clauses (b), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

       (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

       (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such

Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. The Directing Certificateholder, may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder, does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling Agreement, any action which is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

     Subject to the limitations below, the Directing Certificateholder is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special Actions"). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given):

       (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgaged Loans as come into and continue in default;

       (ii) any modification or waiver of a term of a mortgage loan;

       (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

       (v) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling Agreement);

       (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain exceptions set forth in the Pooling Agreement);

       (viii) any acceptance of any discounted payoffs;

       (ix) any release of earnout reserve funds; and

       (x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

       (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

       (ii) with respect to (A) any Non-Specially Serviced Mortgage Loan that involves an extension of the maturity date of such mortgage loan or (B) in connection with a Special Action for any Mortgage Loan which is a Non-Specially Serviced Mortgage Loan with a then Stated Principal Balance in excess of $2,500,000, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; and

       (iii) with respect to any Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action.

With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten Business Days of its receipt of such request. With respect to any Special Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten Business Days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame.

     The Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.


     The Directing Certificateholder will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder, will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder, may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, each Certificateholder agrees to take no action against the Directing Certificateholder or any of their respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     At any time that there is no Directing Certificateholder, or that any such party has not been properly identified to the Master Servicer Servicer and/or the Special Servicer each such servicer will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A. will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of December 31, 2003, BOA-CMSG acted as a full, master or primary servicer on approximately 3,219 loans which total approximately $17.8 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement, Midland, a wholly owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principle servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210. As of January 31, 2004, Midland was servicing approximately 13,219 commercial and multifamily loans with an aggregate principal balance of approximately $84.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 8,629 of the loans, with an aggregate principal balance of approximately $61.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of January 31, 2004, Midland was the named special servicer in approximately 76 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $42.6 billion. With respect to such transactions as of such date, Midland was administering approximately 136 assets with an outstanding principal balance of approximately $944.5 million. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans, and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with April 2004 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loan on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from approximately 0.0300% to 0.1200% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0767% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer. A "Balloon Payment Interest Shortfall" is, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal (i) to 0.25% (25 basis points) per annum with respect to Mortgage Loans which have a then outstanding Stated Principal Balance of less than twenty million dollars and
(ii) 0.15% (15 basis points) per annum with respect to Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loan on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of
(i) 1.0% (100 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance of less than twenty million dollars and
(ii) 0.75% (75 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% (100 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal
Balance of less than twenty million dollars and (ii) 0.75% (75 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling
Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling Class, or any mezzanine lender which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in "--Defaulted Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee and the Fiscal Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements-- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning 2005 (or, as to any such year, such earlier date as is contemplated by the Pooling Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2005, each of the Master Servicer and the Special Servicer deliver to the Trustee a

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statement signed by one or more officers thereof to the effect that the Master
Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans which are not Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) subject to obtaining the consent of the Special Servicer and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder and to each of the following limitations, conditions and restrictions:

       (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

       (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

       (iii) the Special Servicer shall not extend (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years

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   prior to the Rated Final Distribution Date and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

       (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to either REMIC I or REMIC II;

       (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan unless all related fees and expenses are paid by the related borrower;

       (vi) except for substitutions contemplated by the terms of the Mortgage Loans, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

       (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--
   Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such

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opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause
(vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan.

     With respect to the ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

     The Master Servicer will not be required to seek the consent of any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the

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Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price")
generally equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the Master Servicer, the Trustee and the Fiscal Agent not less than five days' prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the

REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining

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the Net REO Proceeds available for distribution to holders of Certificates. See
"Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2005, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2004-2, on or about April [ ], 2004 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account and the Excess Interest Distribution Account (see "The Pooling and Servicing Agreements-- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 23 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (collectively, the "Class A Certificates" and together with the Class XC Certificates and the Class XP Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class XP Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class XP, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are

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issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):


                                                   APPROXIMATE
                             CERTIFICATE          PERCENTAGE OF     APPROXIMATE
                              BALANCE OR               POOL           CREDIT
        CLASS              NOTIONAL AMOUNT           BALANCE          SUPPORT
--------------------   -----------------------   ---------------   ------------
  A-1 ..............      $    117,783,000            10.343%          14.250%
  A-2 ..............      $    195,500,000            17.168%          14.250%
  A-3 ..............      $    283,402,000            24.887%          14.250%
  A-4 ..............      $    125,682,000            11.037%          14.250%
  A-5 ..............      $    254,120,181            22.316%          14.250%
  XP ...............      $            TBD(1)          N/A             N/A
  B ................      $     27,045,564             2.375%          11.875%
  C ................      $     12,811,056             1.125%          10.750%
  D ................      $     24,198,662             2.125%           8.625%
  E ................      $     11,387,606             1.000%           7.625%
  F ................      $     15,657,957             1.375%           6.250%
  G ................      $      9,964,155             0.875%           5.375%
  H ................      $     15,657,958             1.375%           4.000%
  J ................      $      4,270,352             0.375%           3.625%
  K ................      $      5,693,803             0.500%           3.125%
  L ................      $      5,693,803             0.500%           2.625%
  M ................      $      7,117,253             0.625%           2.000%
  N ................      $      2,846,901             0.250%           1.750%
  O ................      $      2,846,901             0.250%           1.500%
  P ................      $     17,081,410             1.500%           0.000%
  XC ...............      $  1,138,760,562(1)          N/A             N/A
------------
(1)   Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $[ ], although it may be as much as 10% larger or smaller.

     The Notional Amount of the Class XP Certificates will equal:

    o  during the period following the initial issuance of the Certificates
       through and including the Distribution Date in [   ], the sum of (a) the
       lesser of $[   ] and the Certificate Balance of the Class [    ]
       Certificates outstanding from time to time, (b) the lesser of $[   ] and
       the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time and (d)
       the lesser of $[   ] and the Certificate Balance of the Class L
       Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H
       Certificates outstanding from time to time and (d) the lesser of $[   ]
       and the Certificate Balance of the Class J Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class B, Class C, Class D, Class E, Class F and Class G Certificates
       outstanding from time to time and (d) the lesser of $[   ] and the
       Certificate Balance of the Class H Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class B, Class C, Class D, Class E and Class F Certificates outstanding from
       time to time and (d) the lesser of $[   ] and the Certificate Balance of
       the Class G Certificates outstanding from time to time;

    o  during the period following the Distribution Date in [   ] through and
       including the Distribution Date in [   ], the sum of (a) the lesser of
       $[   ] and the Certificate Balance of the Class [    ] Certificates
       outstanding from time to time, (b) the lesser of $[   ] and the
       Certificate Balance of the Class A-5 outstanding from time to time, (c) the aggregate Certificate Balances of the Class B, Class C, Class D and Class E Certificates outstanding from time to time and (d) the lesser of
       $[   ] and the Certificate Balance of the Class F Certificates
       outstanding from time to time; and

    o  following the Distribution Date in [   ], $0.

     The total initial Notional Amount of the Class XP Certificates will be
approximately $[       ], although it may be as much as 10% larger or smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the [ ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "--Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
[ ] Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (x) with respect to the Class H Certificates, [ ]% (the "Class XP Fixed Strip Rate") and (b) with respect to each other applicable class of Certificates having Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

       (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

       (2) the Pass-Through Rate in effect during such interest accrual period for such class of Certificates.

     Following the [   ] Distribution Date, the Class XP Certificates will
cease to accrue interest. In connection therewith, the Class XP Certificates
will have a 0% Pass-Through Rate for the [   ] Distribution Date and for each
Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the
initial Distribution Date will equal approximately [   ]% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to [ ] on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

       (1) if such particular component consists of the entire Certificate Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
   (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b)(x) with respect to the Class H Certificates, the sum of
   (i) the Class XP Fixed Strip Rate for the applicable Class XP component and
   (ii) the Pass-Through Rate in effect for the Distribution Date for the Class H Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates:

       (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b)(x) with respect to the Class H Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class H Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

       (3) if such particular component consists of the entire Certificate Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

       (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the [ ] Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class R-I, Class R-II, Class XP and Class XC Certificates will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4
and Class A-5 Certificates are fixed per annum rates equal to [   ]%, [   ]%,
[   ]%, [    ]% and [   ]%, respectively. The approximate initial Pass-Through
Rates for the Class B, Class C, Class D, Class E, Class F and Class G
Certificates are per annum rates equal to [   ]%, [   ]%, [   ]%, [   ]%,
[   ]% and [   ]%, respectively. For any subsequent date, the Class B, Class C,
Class D, Class E, Class F and Class G Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate (iii) the Weighted Average Net Mortgage Rate, or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

     The approximate initial Pass-Through Rate for the Class H Certificates is
[   ]%. For any subsequent date, the Class H Certificates will accrue interest at the Weighted Average Net Mortgage Rate less a specified percentage.

     The approximate initial Pass-Through Rates on the Class J, Class K, Class L, Class M, Class N, Class O, and Class P Certificates are per annum rates
equal to [   ]%, [   ]%, [   ]%, [   ]%, [   ]%, [   ]% and [   ]%,
respectively. For any subsequent date, the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at the lesser of
a fixed per annum rate equal to [   ]% and the Weighted Average Net Mortgage
Rate.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined in this prospectus supplement) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee
Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date

(without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 3.390% per annum to 6.754% per annum, with a weighted average Net Mortgage Rate of 5.295% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in May 2004. The "Determination Date" for each Distribution Date will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a Business Day, then the immediately preceding Business Day, and (ii) the fourth Business Day prior to the related Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in May 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

       (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

           (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

           (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

           (iv) Excess Interest (which is distributable to the Class P Certificates as described in this prospectus supplement);

           (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

           (vi) amounts deposited in the Certificate Account in error; and

           (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount.

       (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates--Interest Reserve Account."

     See "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class XC Certificates and Class XP Certificates up to an amount equal to, and pro rata, among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) to pay principal sequentially first to the holders of the Certificates to Class A-1 Certificates, second to the holders of the Class A-2 Certificates, third to the holders of the Class A-3 Certificates, fourth to the holders of the Class A-4 Certificates and fifth to the holders of the Class A-5 Certificates up to an amount equal to the lesser of (a) the then-outstanding certificate balance of such Class and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

       (3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

       (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

       (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (43) to pay to the holders of the Class R-II Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC II Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Senior Certificates) in reverse sequential order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

       (c) with respect to any Balloon Loan as applicable as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) the excess, if any, of (i) the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay
   Certificates in respect of the Principal Distribution Amount, be on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date (or is not received by the Master Servicer Remittance Date in the month in which the Balloon Payment is due, in the case of the Mortgage Loan that has a Due Date after the Determination Date) and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class P Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class XC Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date,
(b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP

Certificates, [ ]% and [ ]%, respectively until and including the Distribution Date in April 2011 and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, (i) [ ]% and [ ]% of the Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XC and Class XP Certificates, respectively, until and including the Distribution Date in April 2011; and (ii) following such Distribution Date, all Prepayment Premiums will be distributed entirely to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans-- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their

Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date

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related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Fiscal Agent and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee or the Fiscal Agent as described under "The Trustee and the Fiscal Agent--Indemnification" and under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.


EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class P Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.


INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net

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Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee or the Fiscal Agent will be required to make such P&I Advance. See "The Trustee--The Trustee" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a "Nonrecoverable Servicing Advance", "Nonrecoverable Advances"). The Trustee and the Fiscal Agent will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee nor the Fiscal Agent will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the

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unreimbursed portion of such Advance will accrue interest at the Reimbursement
Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from, collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer the Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer, the Fiscal Agent or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's or Fiscal Agent's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, Special Servicer, the Fiscal Agent or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable

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Advance and/or to pay interest thereon, would be included in the Available
Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such mortgage loan on or before the date such mortgage loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such mortgage loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer, the Fiscal Agent and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. The interest referred to in the immediately

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preceding sentence is referred to in this Prospectus Supplement as "Advance
Interest". Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.


APPRAISAL REDUCTIONS

     Promptly following the occurrence of any of the following events: (1) any Mortgage Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property or (6) if a Mortgage Loan has been extended three times upon the 60th day after the third extension (an "Appraisal Trigger Event") with respect to any Mortgage Loan (each such loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing Certificateholder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

       (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

       (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property

   (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer and the Directing Certificateholder. If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan; (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

       (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of

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   P&I Advances made as of the Master Servicer Remittance Date ("Payment After
   Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding
   Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days,
   (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date;
   (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances;
   (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgage Property; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

       (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

     The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) shall prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (714) 238-6701. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate

Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the REMIC Residual Certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                       THE TRUSTEE AND THE FISCAL AGENT


THE TRUSTEE

     LaSalle Bank National Association ("LaSalle"), a national banking association with its principal offices located in Chicago, Illiniois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group--Banc of America Commercial Mortgage Inc. 2004-2.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "Aa3" by Moody's and "A+" by
S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMICs-- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Loans--Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.


INDEMNIFICATION

     Each of the Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of Sequential Pay Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective

Classes of REMIC II Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay. Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein,
(iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates--Interest Reserve Account"),
(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, and, the ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage

Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 10th day of each month, commencing in May 2004 and
(xii) the Offered Certificates are settled on April 14, 2004 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................        90.72          90.72          90.72          90.72          90.72
April 10, 2006 ........................        80.44          80.44          80.44          80.44          80.44
April 10, 2007 ........................        69.02          69.02          69.02          69.02          69.02
April 10, 2008 ........................        56.72          56.36          55.86          55.05          41.44
April 10, 2009 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         3.50           3.49           3.49           3.47           3.40


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................         0.05           0.05           0.05           0.05           0.05
April 10, 2010 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         4.87           4.87           4.86           4.86           4.79

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................        95.37          95.37          95.37          95.37          95.37
April 10, 2011 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.61           6.60           6.58           6.56           6.40


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................        13.85          13.41          12.84          11.99           7.48
April 10, 2012 ........................         6.48           4.59           2.86           1.33           0.23
April 10, 2013 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.09           7.05           7.02           6.98           6.79


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                            0%             25%            50%            75%           100%
----                                            --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................        99.31          97.87          96.92          96.42          96.28
April 10, 2014 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.64           9.62           9.59           9.57           9.41

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.83           9.82           9.82           9.82           9.73

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.90           9.87           9.84           9.74

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.74


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                                                ---------------------------
DATE                                           0%             25%            50%            75%           100%
----                                           --             ---            ---            ---           ----
Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2005 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.81

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates-- Termination; Retirement of Certificates" in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP Certificates.


                            PRE-TAX TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)


                                    PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------
ASSUMED PURCHASE PRICE        0%       25%       50%       75%      100%
------------------------   -------   -------   -------   -------   ------
     % .................       %         %         %         %         %

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "REMIC I" and "REMIC II" respectively. The assets of REMIC I generally will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II (other than the portion of the Class P Certificates representing Excess Interest) and (ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I Certificates will represent the sole class of "residual interests" in

REMIC I. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E,
Part I of subchapter J of the Code, and the Class P Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account. See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.


DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates, other than the Class XP Certificates, will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loan will be assumed to be repaid in full on its Anticipated Repayment
Date). See "Yield and Maturity Considerations--Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 10.0% and 8.9%, of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under
Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under
Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to Bear, Stearns & Co. Inc., PT 90-30, to Goldman, Sachs & Co., PTE 89-88 and to Wachovia Capital Markets, LLC, PTE 96-22, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch Ratings ("Fitch"), Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the "Restricted Group" consists of any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear Stearns"), Goldman, Sachs & Co. ("Goldman Sachs") and Wachovia Capital Markets, LLC ("Wachovia") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Bear Stearns, Goldman Sachs and Wachovia and each of Banc of America, Bear Stearns, Goldman Sachs and Wachovia has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 10%.

                        BANC OF AMERICA     BEAR STEARNS     GOLDMAN SACHS       WACHOVIA
                       -----------------   --------------   ---------------   -------------
Class A-1 ..........       $                 $                 $               $
Class A-2 ..........       $                 $                 $               $
Class A-3 ..........       $                 $                 $               $
Class A-4 ..........       $                 $                 $               $
Class A-5 ..........       $                 $                 $               $
Class XP ...........       $                 $                 $               $
Class B ............       $                 $                 $               $
Class C ............       $                 $                 $               $
Class D ............       $                 $                 $               $
Class E ............       $                 $                 $               $

     With respect to the Offered Certificates, Banc of America and Bear Stearns are acting as joint lead managers. Goldman Sachs and Wachovia are each acting as a co-manager, and Banc of America will be the sole bookrunner for all Classes of Certificates.

     Banc of America is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately [ ]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Liquidity for Certificates May Be Limited and Market Value" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the

Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan Seller.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):

   CLASS                                                  MOODY'S     S&P

   Class A-1 ..........................................     Aaa       AAA
   Class A-2 ..........................................     Aaa       AAA
   Class A-3 ..........................................     Aaa       AAA
   Class A-4 ..........................................     Aaa       AAA
   Class A-5 ..........................................     Aaa       AAA
   Class XP ...........................................     Aaa       AAA
   Class B ............................................     Aa2       AA
   Class C ............................................     Aa3       AA
   Class D ............................................     A2         A
   Class E ............................................     A3        A-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in November 2038 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis .....................................................          S-73
30/360 Mortgage Loans ............................................          S-73
Accrued Certificate Interest .....................................         S-161
ACMs .............................................................         S-121
Actual/360 Basis .................................................          S-73
Actual/360 Mortgage Loan .........................................          S-73
Additional Trust Fund Expenses ...................................         S-165
Administrative Fees ..............................................         S-175
Advance Interest .................................................         S-169
Advances .........................................................         S-141
Anticipated Repayment Date .......................................          S-73
Appraisal Reduction Amount .......................................         S-169
Appraisal Trigger Event ..........................................         S-169
Approval Provisions ..............................................         S-135
ARD Loan .........................................................          S-73
Asset Status Report ..............................................         S-133
Assumed Monthly Payment ..........................................         S-162
Available Distribution Amount ....................................         S-155
Balloon Loan .....................................................          S-73
Balloon Payment ..................................................          S-73
Balloon Payment Interest Shortfall ...............................         S-139
Banc of America ..................................................         S-190
Bank of America ..................................................          S-71
Bank of America Mortgage Loans ...................................          S-71
Base Interest Fraction ...........................................         S-163
Bear Mortgage Loans ..............................................          S-71
Bear Stearns .....................................................         S-190
BOA-Bridger Mortgage Loans .......................................          S-71
BOA-CMSG .........................................................         S-137
BOA-Originated Mortgage Loans ....................................          S-71
Bridger ..........................................................          S-71
BSCMI ............................................................          S-71
CBE ..............................................................         S-183
Certificate Balance ..............................................         S-150
Certificate Owner ................................................  S-149, S-172
Certificate Registrar ............................................         S-150
Class ............................................................         S-149
Class A Certificates .............................................         S-149
Class X Certificates .............................................         S-149
Class XC Strip Rates .............................................         S-153
Class XP Strip Rates .............................................         S-152
CMSA NOI Adjustment Worksheet ....................................         S-172
CMSA Operating Statement Analysis
Report ...........................................................         S-172
Code .............................................................         S-126
Collateral Substitution Deposit ..................................          S-74
Collection Period ................................................         S-155
Commercial Loan ..................................................          S-71
Commercial Mortgaged Property ....................................          S-71
Compensating Interest Payment ....................................         S-138

                                                                            PAGE
                                                                            ----
Controlling Class ................................................         S-134
Controlling Class Certificateholder ..............................         S-134
Corrected Mortgage Loan ..........................................         S-133
Cross-Collateralized Mortgage Loan................................          S-72
Cut-off Date Balance .............................................          S-71
Default Charges ..................................................         S-140
Default Interest .................................................         S-140
Defaulted Mortgage Loan ..........................................         S-145
Defeasance Lock-Out Period .......................................          S-74
Defeasance Option ................................................          S-74
Definitive Certificate ...........................................         S-149
Delivery Date ....................................................         S-149
Determination Date ...............................................         S-155
Directing Certificateholder ......................................         S-134
Distributable Certificate Interest ...............................         S-161
Distribution Date ................................................         S-155
Distribution Date Statement ......................................         S-170
DTC ..............................................................         S-149
Due Date .........................................................          S-72
Emergency Advance ................................................         S-141
ERISA ............................................................         S-187
Excess Cash Flow .................................................          S-73
Excess Interest ..................................................          S-73
Excess Interest Distribution Account..............................         S-165
Excess Interest Rate .............................................          S-73
Excluded Plan ....................................................         S-188
Exemption ........................................................         S-187
Exemption-Favored Party ..........................................         S-187
Fitch ............................................................         S-187
Form 8-K .........................................................         S-131
Goldman Sachs ....................................................         S-190
Initial Certificate Balance ......................................         S-179
Initial Pool Balance .............................................          S-71
Interest Reserve Account .........................................         S-165
LaSalle ..........................................................         S-175
Liquidation Fee ..................................................         S-140
Liquidation Fee Rate .............................................         S-140
Lock-out Period ..................................................          S-74
LOP ..............................................................         S-179
MAI ..............................................................         S-123
Major Tenants ....................................................         S-120
Master Servicer Remittance Date ..................................         S-166
Master Servicing Fee .............................................         S-138
Master Servicing Fee Rate ........................................         S-138
Maturity Assumptions .............................................         S-179
MERS .............................................................          S-71
Midland ..........................................................         S-137
Modified Mortgage Loan ...........................................         S-170
Money Rates ......................................................         S-168
Monthly Payments .................................................          S-72

                                                                            PAGE
                                                                            ----
Mortgage .........................................................          S-71
Mortgage Loan Purchase and Sale
Agreement ........................................................         S-128
Mortgage Loan Schedule ...........................................         S-129
Mortgage Loans ...................................................          S-71
Mortgage Note ....................................................          S-71
Mortgage Pool ....................................................          S-71
Mortgage Rate ....................................................          S-72
Mortgaged Property ...............................................          S-71
Multifamily Loan .................................................          S-71
Multifamily Mortgaged Property ...................................          S-71
Net Aggregate Prepayment Interest
Shortfall ........................................................         S-161
Net Mortgage Rate ................................................         S-154
Nonrecoverable Advances ..........................................         S-166
Nonrecoverable P&I Advance .......................................         S-166
Nonrecoverable Servicing Advance .................................  S-142, S-166
Non-Specially Serviced Mortgage
Loan .............................................................         S-143
Notional Amount ..................................................         S-150
Offered Certificates .............................................         S-149
Open Period ......................................................          S-74
Option Price .....................................................         S-146
Participants .....................................................         S-150
Party in Interest ................................................         S-188
Payment After Determination Date
Report ...........................................................         S-171
Permitted Encumbrances ...........................................         S-129
Permitted Investments ............................................         S-138
P&I Advance ......................................................         S-166
Plan .............................................................         S-187
Plan Assets ......................................................         S-187
PML ..............................................................         S-125
Pooling Agreement ................................................         S-149
Prepayment Interest Excess .......................................         S-138
Prepayment Interest Shortfall ....................................         S-138
Prepayment Premium ...............................................          S-74
Prepayment Premium Period ........................................          S-74
Primary Collateral ...............................................         S-128
Principal Distribution Amount ....................................         S-161
Private Certificates .............................................         S-149
PTE ..............................................................         S-187
Purchase Option ..................................................         S-145
Purchase Price ...................................................         S-126
Qualified Substitute Mortgage Loan................................         S-126
Rated Final Distribution Date ....................................         S-191
Rating Agencies ..................................................         S-191
Realized Losses ..................................................         S-164
Record Date ......................................................         S-155
Reimbursement Rate ...............................................         S-168

                                                                            PAGE
REIT .............................................................         S-185
Related Proceeds .................................................         S-141
Release Date .....................................................          S-74
REMIC ............................................................         S-184
REMIC Administrator ..............................................         S-175
REMIC I ..........................................................         S-184
REMIC II .........................................................         S-184
REMIC II Certificates ............................................         S-149
REMIC Residual Certificates ......................................         S-149
REO Extension ....................................................         S-146
REO Loan .........................................................         S-164
REO Property .....................................................         S-132
REO Tax ..........................................................         S-186
Required Appraisal Loan ..........................................         S-169
Restricted Group .................................................         S-187
Revised Rate .....................................................          S-73
Senior Certificates ..............................................         S-149
Sequential Pay Certificates ......................................         S-149
Servicing Advances ...............................................         S-141
Servicing Standard ...............................................         S-132
Servicing Transfer Event .........................................         S-132
Settlement Date ..................................................         S-180
Similar Law ......................................................         S-189
S&P ..............................................................         S-191
Special Actions ..................................................         S-135
Special Servicing Fee ............................................         S-139
Special Servicing Fee Rate .......................................         S-139
Specially Serviced Mortgage Loan .................................         S-132
Startup Day ......................................................         S-185
Stated Principal Balance .........................................         S-155
Subordinate Certificates .........................................         S-156
Sub-Servicer .....................................................         S-137
Sub-Servicing Agreement ..........................................         S-137
Substitution Shortfall Amount ....................................         S-126
Trust ............................................................         S-149
Trust Fund .......................................................         S-149
Trustee Fee ......................................................         S-175
Underwriters .....................................................         S-190
Underwriting Agreement ...........................................         S-190
USPAP ............................................................         S-123
UST ..............................................................         S-122
Voting Rights ....................................................         S-174
Wachovia .........................................................         S-190
Weighted Average Net Mortgage
Rate .............................................................         S-154
Withheld Amount ..................................................         S-166
Workout Fee ......................................................         S-139
Workout Fee Rate .................................................         S-139
YMP ..............................................................         S-179

                                                                         ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

       1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

       2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve. For purposes of calculating the "Monthly Payment" for Loan Nos. 57707, 57706 and 57469, the amount of the Monthly Payment is calculated based upon (a) the related interest rate, (b) a 360 month amortization term and (c) the related original principal balance. For purposes of calculating the "Monthly Payment" for Loan Nos. 38549, 38898, 39083, 39085, 39086, 39179, 39207, 39219, 39328,
   39439, 39444, 39463, 39564, 39566, 39568 amount as shown on Annex A represents the average interest payment for the first 12 interest payment periods on such mortgage loans.

       3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

       4. "Balloon" means a loan that has a significant outstanding balance at maturity.

       5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

          (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

          (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

       6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

       7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

       8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

       9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

       10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

       11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

       12. "Hyper Amortizing" means ARD Loan.

       13. "Interest Only": Any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

       14. "I/O Balloon": Any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

       15. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

       16. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, with respect to the ARD Loan, its Anticipated Repayment Date.

       17. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

       18. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

       19. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

       20. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

       21. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

       22. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

          (i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending December 31, 2003.

          (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

          (iii) "Trailing 12" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

       23. "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and
   (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any balloon payment) determined by discounting such payments at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying note less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment).

       24. "Int Diff (BEY) - B" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                   1-(1+r)-n
                                   ---------
                                       r

   where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

     As used in this definition, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

       25. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

       26. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

       27. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

       28. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

       29. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

       30. "Units", "Rooms" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

       31. "U/W DSCR", "Underwritten DSCR" or "Underwritten Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

       32. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated
       (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

          (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

       33. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

       34. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.

       35. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

                      (This Page Intentionally Left Blank)

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  Se-
quence    Loan Number   Property Name                                             Property Address
 1          57797       Sunterra Apartments                                       3851 Sherbourne Drive
 2          6120        Manor Homes of Fox Crest                                  3151 NW 90th Street
 3          57799       Overlook Apartments                                       4934 Woodstone Drive
 4          7750        Marina Bay Apartments                                     939 and 969 East Flamingo Road

 5          39285       1230 Teller Avenue                                        1230 Teller Avenue
 6          39287       111 Mount Hope Place                                      111 Mount Hope Place
                        SUB-TOTAL CROSSED LOANS

 7          39677       2300 Grand Concourse                                      2300 Grand Concourse
 8          39284       690 Gerard Avenue                                         690 Gerard Avenue
 9          7712        Golf View Estates Apartments                              230 Whispering Springs Drive
 10         39376       230 East 167th Street                                     230 East 167th Street
 11         39283       111 East 167th Street                                     111 East 167th Street
 12         39286       610 Trinity Avenue                                        610 Trinity Avenue
 13         8165        Orchard on the Green Apartments                           2250 Sidney Road
 14         39670       1210 Sherman Avenue                                       1210 Sherman Avenue

 15         39674       1344 University Avenue                                    1344 University Avenue
 16         39673       1354 Commonwealth Avenue                                  1354 Commonwealth Avenue
                        SUB-TOTAL CROSSED LOANS

 17         39669       3371 Decatur Avenue                                       3371 Decatur Avenue
 18         39279       2765 Kingsbridge Terrace                                  2765 Kingbridge Terrace
 19         39676       2264 Creston Avenue                                       2264 Creston Avenue
 20         39282       2773-2779 Briggs Avenue                                   2773-2779 Briggs Avenue
 21         57563       Brookview Court Apartments                                3 Brookview Drive
 22         40255       Eden Prairie Mall                                         125 Eden Prairie Center
 23         57995       Prince Kuhio Plaza                                        111 East Puainako Street
 24         57746       Springfield Plaza Shopping Center                         1225-1395 Liberty Street
 25         38460       Linden Plaza                                              1601 West Edgar Road

26.1        38898       Shops at Park Place                                       6401 West Plano Parkway
26.2        38898       Shaw's New Britain                                        1045 West Main Street
 26         38898       INLAND TX-CT RETAIL PORTFOLIO (ROLL UP)                   Various

27.1        39083       Sandy Plains Village                                      4651 Woodstock Road
27.2        39083       Clearwater Crossing                                       7380 Spout Springs Road
27.3        39083       Goody's Family Clothing                                   2630 Georgetown Drive
 27         39083       INLAND GEORGIA RETAIL PORTFOLIO (ROLL UP)                 Various

 28         39444       Largo Towne Center                                        806 Largo Center Drive
 29         57575       Tawa Irvine Plaza                                         5392-5414 Walnut Avenue

30.1        57748       970 Farmington Avenue                                     970 Farmington Avenue
30.2        57748       27-43 LaSalle Road                                        27-43 LaSalle Road
30.3        57748       1253 New Britain Avenue                                   1253 New Britain Avenue
30.4        57748       967 Farmington Avenue                                     967 Farmington Avenue
 30         57748       WEST HARTFORD PORTFOLIO (ROLL UP)                         Various

31.1        57720       Colony Mill Marketplace                                   222 West Street
31.2        57720       Center at Keene                                           149 Emerald Street
 31         57720       COLONY MILL MARKETPLACE AND CENTER AT KEENE (ROLL UP)     Various

 32         57380       Dickson City Commons                                      1118 Commerce Boulevard
 33         57765       Bouquet Canyon Plaza                                      26501 Bouquet Canyon Road
 34         39207       Denbigh Village Center                                    14346 Warwick Boulevard
 35         39085       Hillsboro Market Center                                   880 North East 25th Avenue
 36         39564       Crossroads Plaza                                          1520 Route 38
 37         57786       Timpany Plaza                                             360 Timpany Boulevard
 38         39179       Anderson Central Shopping Center                          651 Highway By Pass 28
 39         39086       Killian Hill Center                                       4051 Stone Mountain Highway
 40         39328       Manchester Stop & Shop                                    286 Broad Street
 41         57768       Dewey & Madison Market Place                              5410 & 5540 Dewey Drive
 42         57607       Alton Corners Shopping Center                             309-319 Homer Adams Parkway
 43         57707       Bellevue Place Shopping Center                            7657 Highway 70 South
 44         57706       Spring Mall Shopping Center                               6717 Spring Mall Drive
 45         39568       Lexington Place                                           5454 Sunset Boulevard
 46         39219       Camfield Corners                                          8610 - 8650 Camfield Street
 47         38608       1454 State Route 9                                        1454 State Route 9
 48         57742       Woodford Square Shopping Center                           701 North Battlefield Boulevard
 49         39439       Kensington Place                                          1715 - 1741 South Rutherford Boulevard
 50         8317        Walgreens - Loveland                                      3690 North Garfield Avenue
 51         57774       Citrus Park Shops                                         6160-6182 Gunn Highway
 52         57749       Walgreens - Bluffton, IN                                  1975 North Main Street
 53         39566       Houston Square                                            215 Russell Parkway
 54         38549       Eckerd Piedmont                                           915 Anderson Street
 55         57698       PPG Place                                                 One-Six PPG Place
 56         39463       Broward Financial Center                                  500 East Broward Boulevard
 57         57770       104 West 40th Street                                      104 West 40th Street

58.1        39550       2155 Iron Point Road                                      2155 Iron Point Road
58.2        39550       11120 International Drive                                 11120 International Drive
 58         39550       EVERGREEN PORTFOLIO C (ROLL UP)                           Various

 59         57580       1995 Broadway                                             1995 Broadway
 60         57718       Paradise Valley Corporate Center                          4835 East Cactus Road
 61         57526       The Forbes Building                                       60 Fifth Avenue
 62         57469       Cargill Office Building                                   12700 Whitewater Drive

 63         5952        Somerville NJ Office Portfolio (Franklin Bldg.)           92 East Main Street
 64         7373        Somerville NJ Office Portfolio (Hamon Bldg.)              58 East Main Street
                        SUB-TOTAL CROSSED LOANS

 65         57945       Lakeside III                                              21355 Ridgetop Circle
 66         57777       Enea Square                                               1450, 1465 & 1470 Enea Circle and 1485 Enea Court
 67         57443       DeVry Institute                                           4000 Millenia Boulevard
 68         57767       Galleria at Red Bank                                      2-40 Bridge Ave.
 69         57909       4040 North Central Expressway                             4040 North Central Expressway
 70         57691       Federal Way Building II                                   3455 South 344th Way
 71         57011       River Park One                                            10653 South River Front Parkway
 72         57573       Cross Street Medical Building                             40 Cross Street
 73         55600       Nextel Office Building - Bremerton, WA                    6455 State Highway 303

74.1        57524       Clayton Tower                                             7751 Carondelet Avenue
74.2        57524       Town & Country                                            7745 Carondelet Avenue
74.3        57524       The Plaza                                                 7755 Carondelet Avenue
 74         57524       MEHLMAN/KAPLAN OFFICE PORTFOLIO (ROLL UP)                 7745, 7751 and 7755 Carondelet Avenue

 75         56659       Atrium Memorial Professional Building                     1949 Gunbarrel Road
 76         57421       Opera Block                                               18-72 Hanover Street
 77         7376        Warren Hills Office Building                              315 Route 31 South
 78         57427       Southport Business Park                                   2928, 2934 and 2940 Ramco Street
 79         57660       MHC Portfolio - Waterford Estates                         205 Joan Drive
 80         57678       MHC Portfolio - Lake Fairways Country Club                19371 Tamiami Trail

 81         57663       MHC Portfolio - The Meadows at Countrywood                723 West Sam Allen Road
 82         57662       MHC Portfolio - The Lakes at Countrywood                  606 East Sam Allen Road
                        SUB-TOTAL CROSSED LOANS

 83         6468        Holiday Ranch MHC-Happy Landings MHC                      1375 South Military Trail
 84         57659       MHC Portfolio - Sweetbriar                                Sweetbriar Road, Country Road 261
 85         57687       The Store Room                                            747 NE Third Avenue
 86         57551       Best Florida Mini Storage                                 2290 NW 19th Street
 87         57689       A-1 Paramount Self Storage                                14908 Downey Avenue
 88         57740       Storgard Self Storage and RV                              1200 North Benson Avenue
 89         8419        Martin SS - Fayetteville, NC                              108 Skateway Drive
 90         57688       A-1 La Habra Self Storage                                 420 East Lambert Road
 91         57717       Access Self Storage                                       4345 South Street
 92         8306        Leave it/Lock it Self Storage                             1825 Service Court
 93         8309        Allsafe Freeway Storage                                   1807 Columbia Avenue
 94         7580        Compton Self Storage                                      1450 East Compton Boulevard
 95         7847        Hampton Inn - Southwind II                                3579 Hacks Cross Road

         ---------------------------------------------------------------------------------------------------------------------------
                        TOTALS/WEIGHTED AVERAGE                                   95 LOANS
         ===========================================================================================================================

     Se-                                                                                               Property
    quence     County                City                 State            Zip Code                     Type
    ------     ------                ----                 -----            --------                     ----
      1        San Diego             Oceanside             CA                92056                  Multifamily
      2        Platte                Kansas City           MO                64154                  Multifamily
      3        Bexar                 San Antonio           TX                78230                  Multifamily
      4        Clark                 Las Vegas             NV                89119                  Multifamily

      5        Bronx                 Bronx                 NY                10456                  Multifamily
      6        Bronx                 Bronx                 NY                10453                  Multifamily


      7        Bronx                 Bronx                 NY                10458                  Multifamily
      8        Bronx                 Bronx                 NY                10451                  Multifamily
      9        Fond Du Lac           Fond Du Lac           WI                54935                  Multifamily
      10       Bronx                 Bronx                 NY                10456                  Multifamily
      11       Bronx                 Bronx                 NY                10452                  Multifamily
      12       Bronx                 Bronx                 NY                10455                  Multifamily
      13       Kitsap                Port Orchard          WA                98366                  Multifamily
      14       Bronx                 Bronx                 NY                10456                  Multifamily

      15       Bronx                 Bronx                 NY                10452                  Multifamily
      16       Bronx                 Bronx                 NY                10472                  Multifamily


      17       Bronx                 Bronx                 NY                10467                  Multifamily
      18       Bronx                 Bronx                 NY                10463                  Multifamily
      19       Bronx                 Bronx                 NY                10453                  Multifamily
      20       Bronx                 Bronx                 NY                10458                  Multifamily
      21       Schenectady           Rotterdam             NY                12306                  Multifamily
      22       Hennepin              Eden Prairie          MN                55344                     Retail
      23       Hawaii                Hilo                  HI                96720                     Retail
      24       Hampden               Springfield           MA                01104                     Retail
      25       Union                 Linden                NJ                07036                     Retail

     26.1      Collin                Plano                 TX                75093                     Retail
     26.2      Hartford              New Britain           CT                06053                     Retail
      26       Various               Various             Various            Various                    Retail

     27.1      Cobb                  Roswell               GA                30075                     Retail
     27.2      Hall                  Flowery Branch        GA                30542                     Retail
     27.3      Richmond              Augusta               GA                30906                     Retail
      27       Various               Various               GA               Various                    Retail

      28       Prince George's       Largo                 MD                20774                     Retail
      29       Orange                Irvine                CA                92604                     Retail

     30.1      Hartford              West Hartford         CT                06107                     Retail
     30.2      Hartford              West Hartford         CT                06107                     Retail
     30.3      Hartford              West Hartford         CT                06107                     Retail
     30.4      Hartford              West Hartford         CT                06107                     Retail
      30       Hartford              West Hartford         CT                06107                     Retail

     31.1      Cheshire              Keene                 NH                03431                     Retail
     31.2      Cheshire              Keene                 NH                03431                     Retail
      31       Cheshire              Keene                 NH                03431                     Retail

      32       Lackawanna            Dickson City          PA                18519                     Retail
      33       Los Angeles           Santa Clarita         CA                91350                     Retail
      34       Newport News City     Newport News          VA                23602                     Retail
      35       Washington            Hillsboro             OR                97124                     Retail
      36       Burlington            Lumberton             NJ                08048                     Retail
      37       Worcester             Gardner               MA                01440                     Retail
      38       Anderson              Anderson              SC                29624                     Retail
      39       Gwinnett              Lilburn               GA                30047                     Retail
      40       Hartford              Manchester            CT                06040                     Retail
      41       Sacramento            Fair Oaks             CA                95628                     Retail
      42       Madison               Alton                 IL                62002                     Retail
      43       Davidson              Bellevue              TN                37221                     Retail
      44       Fairfax               Springfield           VA                22150                     Retail
      45       Lexington             Lexington             SC                29072                     Retail
      46       Mecklenburg           Charlotte             NC                28277                     Retail
      47       Warren                Lake George           NY                12845                     Retail
      48       Chesapeake City       Chesapeake            VA                23320                     Retail
      49       Rutherford            Murfreesboro          TN                37130                     Retail
      50       Larimer               Loveland              CO                80537                     Retail
      51       Hillsborough          Tampa                 FL                33625                     Retail
      52       Wells                 Bluffton              IN                46714                     Retail
      53       Houston               Warner Robins         GA                31088                     Retail
      54       Anderson              Piedmont              SC                29673                     Retail
      55       Allegheny             Pittsburgh            PA                15222                     Office
      56       Broward               Fort Lauderdale       FL                33312                     Office
      57       New York              New York              NY                10018                     Office

     58.1      Sacramento            Folsom                CA                95630                     Office
     58.2      Sacramento            Rancho Cordova        CA                95670                     Office
      58       Sacramento            Various               CA               Various                    Office

      59       New York              New York              NY                10023                     Office
      60       Maricopa              Phoenix               AZ                85254                     Office
      61       New York              New York              NY                10011                     Office
      62       Hennepin              Minnetonka            MN                55343                     Office

      63       Somerset              Somerville            NJ                08876                     Office
      64       Somerset              Somerville            NJ                08876                     Office


      65       Loudoun               Dulles                VA                20166                     Office
      66       Contra Costa          Concord               CA                94520                     Office
      67       Orange                Orlando               FL                32839                     Office
      68       Monmouth              Red Bank              NJ                07701                     Office
      69       Dallas                Dallas                TX                75204                     Office
      70       King                  Federal Way           WA                98001                     Office
      71       Salt Lake             South Jordan          UT                84095                     Office
      72       Fairfield             Norwalk               CT                06851                     Office
      73       Kitsap                Bremerton             WA                98311                     Office

     74.1      St. Louis             Clayton               MO                63105                     Office
     74.2      St. Louis             Clayton               MO                63105                     Office
     74.3      St. Louis             Clayton               MO                63105                     Office
      74       St. Louis             Clayton               MO                63105                     Office

      75       Hamilton              Chattanooga           TN                37421                     Office
      76       Hillsborough          Manchester            NH                03101                     Office
      77       Warren                Washington            NJ                07882                     Office
      78       Yolo                  West Sacramento       CA                95691                   Industrial
      79       New Castle            Bear                  DE                19701        Manufactured Housing Communities
      80       Lee                   North Fort Myers      FL                33903        Manufactured Housing Communities

      81       Hillsborough          Plant City            FL                33565        Manufactured Housing Communities
      82       Hillsborough          Plant City            FL                33565        Manufactured Housing Communities


      83       Palm Beach            West Palm Beach       FL                33415        Manufactured Housing Communities
      84       Sussex                Lewes                 DE                19958        Manufactured Housing Communities
      85       Broward               Fort Lauderdale       FL                33304                  Self Storage
      86       Broward               Fort Lauderdale       FL                33311                  Self Storage
      87       Los Angeles           Paramount             CA                90723                  Self Storage
      88       San Bernardino        Upland                CA                91786                  Self Storage
      89       Cumberland            Fayetteville          NC                28304                  Self Storage
      90       Orange                La Habra              CA                90631                  Self Storage
      91       Brevard               Titusville            FL                32780                  Self Storage
      92       Riverside             Riverside             CA                92507                  Self Storage
      93       Riverside             Riverside             CA                92507                  Self Storage
      94       Los Angeles           Compton               CA                90221                  Self Storage
      95       Shelby                Memphis               TN                38125                     Hotel

               ------------------------------------------------------------------------------------------------------------------

               ==================================================================================================================

                                      CUT-OFF           MATURITY                                                  ADMINI-
     SE-          ORIGINAL              DATE              DATE             LOAN             MORTGAGE              STRATIVE
    QUENCE        BALANCE             BALANCE           BALANCE            TYPE               RATE               FEE RATE(I)
    ------        -------             -------           -------            ----               ----               -----------
      1          $20,000,000        $19,977,938       $18,436,456         Balloon             4.840%               0.122%
      2           19,910,023         19,910,023        16,682,907         Balloon             5.398%               0.052%
      3           12,400,000         12,400,000        11,480,714       IO, Balloon           5.131%               0.122%
      4            9,760,000          9,731,114         8,243,049         Balloon             5.794%               0.052%

      5            3,617,000          3,604,663         3,346,184         Balloon             5.101%               0.032%
      6            2,465,000          2,456,592         2,280,438         Balloon             5.101%               0.032%
              ----------------------------------------------------
                   6,082,000          6,061,256         5,626,622

      7            4,210,000          4,205,429         3,884,877         Balloon             4.908%               0.032%
      8            4,112,000          4,101,820         3,789,867         Balloon             4.851%               0.032%
      9            4,050,000          4,037,850         3,413,890         Balloon             5.729%               0.112%
      10           3,981,000          3,971,144         3,669,129         Balloon             4.851%               0.032%
      11           3,692,000          3,682,859         3,402,769         Balloon             4.851%               0.032%
      12           3,654,000          3,641,537         3,380,414         Balloon             5.101%               0.032%
      13           3,600,000          3,560,428            66,698         Fully Am            5.146%               0.052%
      14           3,347,000          3,343,317         3,085,810         Balloon             4.850%               0.032%

      15           1,969,000          1,966,833         1,815,345         Balloon             4.850%               0.032%
      16           1,150,000          1,148,734         1,060,257         Balloon             4.850%               0.032%
              ----------------------------------------------------
                   3,119,000          3,115,567         2,875,603

      17           2,936,000          2,932,812         2,709,263         Balloon             4.908%               0.032%
      18           2,914,000          2,910,803         2,687,131         Balloon             4.863%               0.032%
      19           2,230,000          2,227,546         2,055,978         Balloon             4.850%               0.032%
      20           1,989,000          1,986,818         1,834,147         Balloon             4.863%               0.032%
      21           1,675,000          1,667,998         1,398,586         Balloon             5.410%               0.122%
      22          87,000,000         87,000,000        76,587,076         Balloon             4.670%               0.032%
      23          42,000,000         42,000,000        37,825,632         Balloon             3.452%               0.062%
      24          26,000,000         25,924,931        22,035,763         Balloon             5.912%               0.122%
      25          25,250,000         25,164,292        23,367,671         Balloon             5.125%               0.072%

     26.1         13,127,000         13,127,000        13,127,000
     26.2          6,450,000          6,450,000         6,450,000
      26          19,577,000         19,577,000        19,577,000       IO, Hyper Am          4.684%               0.032%

     27.1          9,900,000          9,900,000         9,900,000
     27.2          7,800,000          7,800,000         7,800,000
     27.3          1,185,000          1,185,000         1,185,000
      27          18,885,000         18,885,000        18,885,000      Interest Only          5.000%               0.032%

      28          17,200,000         17,200,000        17,200,000      Interest Only          4.900%               0.032%
      29          16,000,000         15,884,422        12,333,875         Balloon             5.770%               0.122%

     30.1          5,538,462          5,538,462         5,166,859
     30.2          2,846,154          2,846,154         2,655,191
     30.3          2,846,154          2,846,154         2,655,191
     30.4          1,769,231          1,769,231         1,650,524
      30          13,000,000         13,000,000        12,127,766       IO, Balloon           5.670%               0.122%

     31.1          7,077,778          7,052,166         6,028,007
     31.2          5,522,222          5,502,240         4,703,170
      31          12,600,000         12,554,406        10,731,177         Balloon             6.070%               0.122%

      32          12,000,000         11,976,081        10,198,453         Balloon             6.010%               0.122%
      33          12,000,000         11,964,232        10,124,622         Balloon             5.760%               0.122%
      34          11,457,000         11,457,000        11,457,000      Interest Only          4.940%               0.032%
      35          10,355,000         10,355,000        10,355,000      Interest Only          4.757%               0.032%
      36           9,900,000          9,900,000         9,900,000      Interest Only          4.581%               0.032%
      37           8,900,000          8,875,216         7,580,702         Balloon             6.083%               0.122%
      38           8,600,000          8,600,000         8,600,000      Interest Only          4.940%               0.032%
      39           7,250,000          7,250,000         7,250,000      Interest Only          4.600%               0.032%
      40           7,205,000          7,205,000         7,205,000      Interest Only          4.755%               0.032%
      41           7,000,000          6,993,259         5,846,011         Balloon             5.410%               0.122%
      42           6,200,000          6,177,540         5,279,655         Balloon             6.065%               0.122%
      43           5,985,000          5,985,000         5,985,000      Interest Only          5.130%               0.122%
      44           5,765,000          5,765,000         5,765,000      Interest Only          4.660%               0.122%
      45           5,300,000          5,300,000         5,300,000      Interest Only          4.960%               0.032%
      46           5,150,000          5,150,000         5,150,000      Interest Only          5.040%               0.032%
      47           4,000,000          3,980,908         3,578,430         Balloon             5.190%               0.032%
      48           3,920,000          3,916,123         3,262,522         Balloon             5.300%               0.122%
      49           3,750,000          3,750,000         3,750,000      Interest Only          4.910%               0.032%
      50           3,363,000          3,353,384         2,854,091         Balloon             5.958%               0.052%
      51           3,000,000          2,993,963         2,545,899         Balloon             5.960%               0.122%
      52           2,800,000          2,797,679         2,380,395         Balloon             6.000%               0.122%
      53           2,750,000          2,750,000         2,750,000      Interest Only          4.740%               0.032%
      54           1,100,000          1,100,000         1,100,000      Interest Only          5.170%               0.032%
      55         116,000,000        115,704,055       105,939,516         Balloon             5.523%               0.042%
      56          46,500,000         46,500,000        46,500,000      Interest Only          4.836%               0.032%
      57          36,500,000         36,467,173        30,739,761         Balloon             5.684%               0.122%

     58.1         21,400,000         21,290,008        19,204,420
     58.2         11,200,000         11,142,434        10,050,911
      58          32,600,000         32,432,442        29,255,331         Balloon             5.570%               0.032%

      59          28,000,000         27,917,752        23,673,409         Balloon             5.830%               0.122%
      60          24,750,000         24,654,705        22,312,719         Balloon             5.790%               0.122%
      61          21,000,000         21,000,000        18,194,816       IO, Balloon           5.883%               0.122%
      62          18,000,000         18,000,000        18,000,000      Interest Only          5.470%               0.122%

      63           9,200,000          9,140,613         6,211,245         Balloon             5.879%               0.052%
      64           6,100,000          6,060,624         4,118,326         Balloon             5.879%               0.052%
              ----------------------------------------------------
                  15,300,000         15,201,236        10,329,571

      65          15,120,000         15,106,560        12,751,593         Balloon             5.730%               0.122%
      66          12,900,000         12,872,986        10,879,624         Balloon             5.750%               0.122%
      67          11,450,000         11,362,451         8,989,872         Balloon             5.280%               0.122%
      68          10,500,000         10,476,341         8,750,772         Balloon             5.360%               0.072%
      69          10,000,000          9,979,150         8,439,609         Balloon             5.773%               0.122%
      70           9,900,000          9,900,000         8,675,589       IO, Balloon           5.446%               0.122%
      71           8,500,000          8,467,129         7,175,613         Balloon             5.770%               0.122%
      72           8,000,000          7,975,704         6,731,531         Balloon             5.670%               0.122%
      73           6,800,000          6,781,092         5,464,909         Balloon             6.090%               0.122%

     74.1          3,672,924          3,653,325         3,412,125
     74.2          1,047,308          1,041,720           972,944
     74.3            779,768            775,607           724,400
      74           5,500,000          5,470,652         5,109,468         Balloon             5.390%               0.122%

      75           5,250,000          5,220,907         4,462,328         Balloon             6.000%               0.122%
      76           3,840,000          3,820,795         3,234,123         Balloon             5.700%               0.122%
      77           1,500,000          1,490,049           976,201         Balloon             5.659%               0.052%
      78           7,350,000          7,328,613         6,222,551         Balloon             5.875%               0.122%
      79          30,953,930         30,953,930        27,126,127       IO, Balloon           6.327%               0.122%
      80          30,460,183         30,460,183        26,693,437       IO, Balloon           6.327%               0.122%

      81          18,292,718         18,292,718        16,772,074       IO, Balloon           5.715%               0.122%
      82           9,722,325          9,722,325         8,914,123       IO, Balloon           5.715%               0.122%
              ----------------------------------------------------
                  28,015,043         28,015,043        25,686,197

      83           8,951,936          8,951,936         7,673,209         Balloon             6.129%               0.062%
      84           3,040,000          3,040,000         2,664,070       IO, Balloon           6.327%               0.122%
      85           7,250,000          7,215,840         6,156,986         Balloon             5.980%               0.122%
      86           5,512,000          5,491,785         4,686,281         Balloon             6.010%               0.122%
      87           4,840,000          4,812,445         3,732,765         Balloon             5.777%               0.122%
      88           4,500,000          4,479,200         4,038,765         Balloon             5.390%               0.082%
      89           4,200,000          4,196,125         3,526,252         Balloon             5.582%               0.102%
      90           3,825,000          3,803,788         2,965,325         Balloon             5.930%               0.122%
      91           3,100,000          3,091,307         2,637,949         Balloon             6.050%               0.122%
      92           2,200,000          2,197,027         1,692,897         Balloon             5.704%               0.072%
      93           1,900,000          1,897,429         1,461,747         Balloon             5.698%               0.072%
      94           1,800,000          1,794,830         1,400,470         Balloon             6.050%               0.072%
      95           6,000,000          5,978,211         4,788,638         Balloon             6.836%               0.082%

              ------------------------------------------------------------------------------------------------------------
              $1,140,731,114     $1,138,760,562    $1,017,352,668                             5.374%               0.079%
              ============================================================================================================

                                                                                                                   ORIGINAL
                      SUB-               NET                             FIRST         INTEREST                    TERM TO
     SE-           SERVICING          MORTGAGE         NOTE             PAYMENT         ACCRUAL      MONTHLY       MATURITY
    QUENCE          FEE RATE            RATE           DATE              DATE           METHOD       PAYMENT       (MONTHS)
    ------          --------            ----           ----              ----           ------       -------       --------
      1             0.100%            4.718%          2/9/2004          4/1/2004       ACT/360       $105,417          60
      2             0.030%            5.346%        11/10/2003          5/1/2004       ACT/360        112,281         116
      3             0.100%            5.009%          2/4/2004          4/1/2004       ACT/360         67,562          84
      4             0.030%            5.742%        12/23/2003          2/1/2004       ACT/360         57,230         120

      5             0.010%            5.069%        12/31/2003          2/1/2004       ACT/360         19,641          60
      6             0.010%            5.069%        12/31/2003          2/1/2004       ACT/360         13,385          60


      7             0.010%            4.876%         2/20/2004          4/1/2004       ACT/360         22,364          60
      8             0.010%            4.819%         1/14/2004          3/1/2004       ACT/360         21,701          60
      9             0.090%            5.617%        12/11/2003          2/1/2004       ACT/360         23,581         120
      10            0.010%            4.819%         1/14/2004          3/1/2004       ACT/360         21,010          60
      11            0.010%            4.819%         1/14/2004          3/1/2004       ACT/360         19,485          60
      12            0.010%            5.069%        12/31/2003          2/1/2004       ACT/360         19,842          60
      13            0.030%            5.094%        12/24/2003          2/1/2004       ACT/360         28,743         180
      14            0.010%            4.818%         2/20/2004          4/1/2004       ACT/360         17,662          60

      15            0.010%            4.818%         2/11/2004          4/1/2004       ACT/360         10,390          60
      16            0.010%            4.818%         2/11/2004          4/1/2004       ACT/360          6,068          60


      17            0.010%            4.876%         2/20/2004          4/1/2004       ACT/360         15,596          60
      18            0.010%            4.831%         2/11/2004          4/1/2004       ACT/360         15,400          60
      19            0.010%            4.818%         2/20/2004          4/1/2004       ACT/360         11,768          60
      20            0.010%            4.831%         2/11/2004          4/1/2004       ACT/360         10,511          60
      21            0.100%            5.288%        11/18/2003          1/1/2004       ACT/360          9,416         120
      22            0.010%            4.638%         3/10/2004          5/1/2004       ACT/360        449,647          84
      23            0.040%            3.390%         3/12/2004          5/1/2004       ACT/360        187,475          60
      24            0.100%            5.790%        12/19/2003          2/1/2004       ACT/360        154,415         120
      25            0.050%            5.053%         12/9/2003          2/1/2004       ACT/360        137,483          60

     26.1
     26.2
      26            0.010%            4.652%         1/28/2004          3/1/2004        30/360         76,416          57

     27.1
     27.2
     27.3
      27            0.010%            4.968%        11/13/2003          1/1/2004        30/360         78,688          84

      28            0.010%            4.868%        11/21/2003          1/1/2004        30/360         70,233          84
      29            0.100%            5.648%        10/28/2003         12/1/2003       ACT/360        100,850         120

     30.1
     30.2
     30.3
     30.4
      30            0.100%            5.548%        12/18/2003          2/1/2004       ACT/360         78,877          60

     31.1
     31.2
      31            0.100%            5.948%         12/1/2003          1/1/2004       ACT/360         76,111         120

      32            0.100%            5.888%         1/16/2004          3/1/2004       ACT/360         72,023         120
      33            0.100%            5.638%        12/19/2003          2/1/2004       ACT/360         70,105         120
      34            0.010%            4.908%         11/4/2003          1/1/2004        30/360         47,165          84
      35            0.010%            4.725%         1/30/2004          3/1/2004        30/360         41,049          84
      36            0.010%            4.549%         1/28/2004          3/1/2004        30/360         37,793          60
      37            0.100%            5.961%        12/19/2003          2/1/2004       ACT/360         53,836         120
      38            0.010%            4.908%         11/6/2003          1/1/2004        30/360         35,403          84
      39            0.010%            4.568%        11/21/2003          1/1/2004        30/360         27,792          84
      40            0.010%            4.723%         11/7/2003          1/1/2004        30/360         28,550          60
      41            0.100%            5.288%         2/19/2004          4/1/2004       ACT/360         39,351         120
      42            0.100%            5.943%        11/14/2003          1/1/2004       ACT/360         37,432         120
      43            0.100%            5.008%        11/25/2003          1/1/2004        30/360                        120
      44            0.100%            4.538%        11/25/2003          1/1/2004        30/360                         84
      45            0.010%            4.928%        12/12/2003          2/1/2004        30/360         21,907          84
      46            0.010%            5.008%         11/4/2003          1/1/2004        30/360         21,630          84
      47            0.010%            5.158%         12/8/2003          2/1/2004       ACT/360         23,829          60
      48            0.100%            5.178%         2/26/2004          4/1/2004       ACT/360         21,768         120
      49            0.010%            4.878%        12/12/2003          2/1/2004        30/360         15,344          84
      50            0.030%            5.906%        12/12/2003          2/1/2004       ACT/360         20,072         120
      51            0.100%            5.838%          1/6/2004          3/1/2004       ACT/360         17,909         120
      52            0.100%            5.878%          2/4/2004          4/1/2004       ACT/360         16,787         120
      53            0.010%            4.708%         12/8/2003          2/1/2004        30/360         10,863          60
      54            0.010%            5.138%         9/16/2003         11/1/2003        30/360          4,739          84
      55            0.020%            5.481%        12/22/2003          2/1/2004       ACT/360        641,421          84
      56            0.010%            4.804%         1/12/2004         3/10/2004       ACT/360        190,518          61
      57            0.100%            5.562%         2/11/2004          4/1/2004       ACT/360        211,472         120

     58.1
     58.2
      58            0.010%            5.538%        10/30/2003         12/1/2003       ACT/360        186,534          84

      59            0.100%            5.708%         12/4/2003          2/1/2004       ACT/360        164,826         120
      60            0.100%            5.668%        11/26/2003          1/1/2004       ACT/360        145,064          84
      61            0.100%            5.760%         9/30/2003         11/1/2003       ACT/360        127,624         120
      62            0.100%            5.348%         8/21/2003         10/1/2003       ACT/360                         60

      63            0.030%            5.827%        12/23/2003          2/1/2004       ACT/360         65,271         115
      64            0.030%            5.827%        12/23/2003          2/1/2004       ACT/360         43,278         115


      65            0.100%            5.608%         2/24/2004          4/1/2004       ACT/360         88,044         120
      66            0.100%            5.628%         1/16/2004          3/1/2004       ACT/360         75,281         120
      67            0.100%            5.158%         8/26/2003         10/1/2003       ACT/360         63,440         144
      68            0.050%            5.288%         1/22/2004          3/1/2004       ACT/360         58,699         120
      69            0.100%            5.651%         1/14/2004          3/1/2004       ACT/360         58,503         120
      70            0.100%            5.324%        10/30/2003         12/1/2003       ACT/360         55,876         120
      71            0.100%            5.648%        11/20/2003          1/1/2004       ACT/360         49,712         120
      72            0.100%            5.548%        12/12/2003          2/1/2004       ACT/360         46,280         120
      73            0.100%            5.968%         12/3/2003          2/1/2004       ACT/360         41,164         147

     74.1
     74.2
     74.3
      74            0.100%            5.268%        10/29/2003         12/1/2003       ACT/360         30,850          60

      75            0.100%            5.878%         9/18/2003         11/1/2003       ACT/360         31,476         120
      76            0.100%            5.578%        10/30/2003         12/1/2003       ACT/360         22,287         120
      77            0.030%            5.607%        12/23/2003          2/1/2004       ACT/360         10,453         120
      78            0.100%            5.753%         12/5/2003          2/1/2004       ACT/360         43,478         120
      79            0.100%            6.205%        10/17/2003         12/1/2003       ACT/360        192,142         144
      80            0.100%            6.205%        10/17/2003         12/1/2003       ACT/360        189,077         144

      81            0.100%            5.593%        10/17/2003         12/1/2003       ACT/360        106,345          84
      82            0.100%            5.593%        10/17/2003         12/1/2003       ACT/360         56,521          84


      83            0.040%            6.067%         9/22/2003          5/1/2004       ACT/360         54,747         114
      84            0.100%            6.205%        10/17/2003         12/1/2003       ACT/360         18,870         144
      85            0.100%            5.858%        10/24/2003         12/1/2003       ACT/360         43,374         120
      86            0.100%            5.888%         11/6/2003          1/1/2004       ACT/360         33,083         120
      87            0.100%            5.654%        11/12/2003          1/1/2004       ACT/360         30,526         120
      88            0.060%            5.308%        12/15/2003          2/1/2004       ACT/360         27,339          60
      89            0.080%            5.480%         2/11/2004          4/1/2004       ACT/360         24,064         120
      90            0.100%            5.808%         11/7/2003          1/1/2004       ACT/360         24,481         120
      91            0.100%            5.928%         12/5/2003          2/1/2004       ACT/360         18,686         120
      92            0.050%            5.632%         2/12/2004          4/1/2004       ACT/360         13,779         120
      93            0.050%            5.626%         2/12/2004          4/1/2004       ACT/360         11,893         120
      94            0.050%            5.978%         1/13/2004          3/1/2004       ACT/360         11,653         120
      95            0.060%            6.754%         12/8/2003          2/1/2004       ACT/360         41,781         120

               ----------------------------------------------------------------------------------------------------------------
                    0.057%            5.295%                                                                           96
               ================================================================================================================


             ORIGINAL                                                REMAINING
           AMORTIZATION          INTEREST                             TERM TO
 SE-           TERM                ONLY        SEASONING             MATURITY                 MATURITY       CROSS-COLLATERALIZED
QUENCE    (MONTHS) (II)           PERIOD       (MONTHS)              (MONTHS)                   DATE               LOANS
------    -------------           ------       --------              --------                   ----               -----
  1              360                                1                    59                   3/1/2009                No
  2              356                                                    116                  12/1/2013                No
  3              360              24                1                    83                   3/1/2011                No
  4              360                                3                   117                   1/1/2014                No

  5              360                                3                    57                   1/1/2009         Yes(BACM 04-2-C)
  6              360                                3                    57                   1/1/2009         Yes(BACM 04-2-C)


  7              360                                1                    59                   3/1/2009                No
  8              360                                2                    58                   2/1/2009                No
  9              360                                3                   117                   1/1/2014                No
  10             360                                2                    58                   2/1/2009                No
  11             360                                2                    58                   2/1/2009                No
  12             360                                3                    57                   1/1/2009                No
  13             180                                3                   177                   1/1/2019                No
  14             360                                1                    59                   3/1/2009                No

  15             360                                1                    59                   3/1/2009         Yes(BACM 04-2-D)
  16             360                                1                    59                   3/1/2009         Yes(BACM 04-2-D)


  17             360                                1                    59                   3/1/2009                No
  18             360                                1                    59                   3/1/2009                No
  19             360                                1                    59                   3/1/2009                No
  20             360                                1                    59                   3/1/2009                No
  21             360                                4                   116                  12/1/2013                No
  22             360                                                     84                   4/1/2011                No
  23             360                                                     60                   4/1/2009                No
  24             360                                3                   117                   1/1/2014                No
  25             360                                3                    57                   1/1/2009                No

 26.1                                                                                                                 No
 26.2                                                                                                                 No
  26                              57                2                    55                  11/1/2008                No

 27.1                                                                                                                 No
 27.2                                                                                                                 No
 27.3                                                                                                                 No
  27                              84                4                    80                  12/1/2010                No

  28                              84                4                    80                  12/1/2010                No
  29             300                                5                   115                  11/1/2013                No

 30.1                                                                                                                 No
 30.2                                                                                                                 No
 30.3                                                                                                                 No
 30.4                                                                                                                 No
  30             320              12                3                    57                   1/1/2009                No

 31.1                                                                                                                 No
 31.2                                                                                                                 No
  31             360                                4                   116                  12/1/2013                No

  32             360                                2                   118                   2/1/2014                No
  33             360                                3                   117                   1/1/2014                No
  34                              84                4                    80                  12/1/2010                No
  35                              84                2                    82                   2/1/2011                No
  36                              60                2                    58                   2/1/2009                No
  37             360                                3                   117                   1/1/2014                No
  38                              84                4                    80                  12/1/2010                No
  39                              84                4                    80                  12/1/2010                No
  40                              60                4                    56                  12/1/2008                No
  41             360                                1                   119                   3/1/2014                No
  42             360                                4                   116                  12/1/2013                No
  43                             120                4                   116                  12/1/2013                No
  44                              84                4                    80                  12/1/2010                No
  45                              84                3                    81                   1/1/2011                No
  46                              84                4                    80                  12/1/2010                No
  47             300                                3                    57                   1/1/2009                No
  48             360                                1                   119                   3/1/2014                No
  49                              84                3                    81                   1/1/2011                No
  50             360                                3                   117                   1/1/2014                No
  51             360                                2                   118                   2/1/2014                No
  52             360                                1                   119                   3/1/2014                No
  53                              60                3                    57                   1/1/2009                No
  54                              84                6                    78                  10/1/2010                No
  55             360                                3                    81                   1/1/2011                No
  56                              61                2                    59                   3/1/2009                No
  57             360                                1                   119                   3/1/2014                No

 58.1                                                                                                                 No
 58.2                                                                                                                 No
  58             360                                5                    79                  11/1/2010                No

  59             360                                3                   117                   1/1/2014                No
  60             360                                4                    80                  12/1/2010                No
  61             336              24                6                   114                  10/1/2013                No
  62                              60                7                    53                   9/1/2008                No

  63             240                                3                   112                   8/1/2013         Yes(BACM 04-2-B)
  64             240                                3                   112                   8/1/2013         Yes(BACM 04-2-B)


  65             360                                1                   119                   3/1/2014                No
  66             360                                2                   118                   2/1/2014                No
  67             360                                7                   137                   9/1/2015                No
  68             360                                2                   118                   2/1/2014                No
  69             360                                2                   118                   2/1/2014                No
  70             360              24                5                   115                  11/1/2013                No
  71             360                                4                   116                  12/1/2013                No
  72             360                                3                   117                   1/1/2014                No
  73             360                                3                   144                   4/1/2016                No

 74.1                                                                                                                 No
 74.2                                                                                                                 No
 74.3                                                                                                                 No
  74             360                                5                    55                  11/1/2008                No

  75             360                                6                   114                  10/1/2013                No
  76             360                                5                   115                  11/1/2013                No
  77             240                                3                   117                   1/1/2014                No
  78             360                                3                   117                   1/1/2014                No
  79             360              36                5                   139                  11/1/2015                No
  80             360              36                5                   139                  11/1/2015                No

  81             360              12                5                    79                  11/1/2010         Yes(BACM 04-2-A)
  82             360              12                5                    79                  11/1/2010         Yes(BACM 04-2-A)


  83             354                                                    114                  10/1/2013                No
  84             360              36                5                   139                  11/1/2015                No
  85             360                                5                   115                  11/1/2013                No
  86             360                                4                   116                  12/1/2013                No
  87             300                                4                   116                  12/1/2013                No
  88             300                                3                    57                   1/1/2009                No
  89             360                                1                   119                   3/1/2014                No
  90             300                                4                   116                  12/1/2013                No
  91             360                                3                   117                   1/1/2014                No
  92             300                                1                   119                   3/1/2014                No
  93             300                                1                   119                   3/1/2014                No
  94             300                                2                   118                   2/1/2014                No
  95             300                                3                   117                   1/1/2014                No

          -------------------------------------------------------------------------------------------------------------------------
                 353                                3                    93
          =========================================================================================================================

     SE-            RELATED             LOCKOUT
    QUENCE           LOANS             EXPIRATION           PREPAYMENT PENALTY DESCRIPTION (MONTHS)      YIELD MAINTENANCE TYPE
    ------           -----             ----------           ---------------------------------------      ----------------------
      1               No                11/1/2008                  LO(56)/OPEN(4)/DEFEASANCE
      2               No                8/31/2013                  LO(112)/OPEN(4)/DEFEASANCE
      3               No                12/1/2010                  LO(81)/OPEN(3)/DEFEASANCE
      4               No                9/30/2013                  LO(116)/OPEN(4)/DEFEASANCE

      5        Yes(BACM 04-2-F)        12/31/2006              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      6        Yes(BACM 04-2-F)        12/31/2006              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)


      7               No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      8               No                1/31/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      9               No                9/30/2013                  LO(116)/OPEN(4)/DEFEASANCE
      10              No                1/31/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      11              No                1/31/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      12              No               12/31/2006              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      13              No                9/30/2018                  LO(176)/OPEN(4)/DEFEASANCE
      14              No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)

      15       Yes(BACM 04-2-G)         2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      16       Yes(BACM 04-2-G)         2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)


      17              No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      18              No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      19              No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      20              No                2/28/2007              LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)                NPV (MEY)
      21              No                9/1/2013                   LO(117)/OPEN(3)/DEFEASANCE
      22       Yes(BACM 04-2-H)        12/31/2010                  LO(80)/OPEN(4)/DEFEASANCE
      23       Yes(BACM 04-2-H)         12/1/2008                  LO(56)/OPEN(4)/DEFEASANCE
      24              No                5/1/2006               LO(28)/GRTR1%PPMTorYM(87)/OPEN(5)            Int Diff (BEY)-B
      25              No               12/31/2008                  LO(59)/OPEN(1)/DEFEASANCE

     26.1
     26.2
      26       Yes(BACM 04-2-B)         1/31/2007              LO(35)/GRTR1%PPMTorYM(20)/OPEN(2)                NPV (MEY)

     27.1
     27.2
     27.3
      27       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)

      28       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      29              No                9/1/2013                   LO(118)/OPEN(2)/DEFEASANCE

     30.1
     30.2
     30.3
     30.4
      30              No                10/1/2008                  LO(57)/OPEN(3)/DEFEASANCE

     31.1
     31.2
      31              No                10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE

      32              No                12/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      33              No                10/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
      34       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      35              No                                        LO(0)/GRTR1%PPMTorYM(80)/OPEN(4)                NPV (MEY)
      36       Yes(BACM 04-2-B)         1/31/2007              LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
      37              No                1/1/2011                   LO(84)/OPEN(36)/DEFEASANCE
      38       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      39              No                                        LO(0)/GRTR1%PPMTorYM(80)/OPEN(4)                NPV (MEY)
      40       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
      41              No                1/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
      42              No                9/1/2013                   LO(117)/OPEN(3)/DEFEASANCE
      43       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)            Int Diff (BEY)-B
      44       Yes(BACM 04-2-B)                                 LO(0)/GRTR1%PPMTorYM(81)/OPEN(3)            Int Diff (BEY)-B
      45       Yes(BACM 04-2-B)        12/31/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      46       Yes(BACM 04-2-B)        11/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      47              No               12/31/2008                  LO(59)/OPEN(1)/DEFEASANCE
      48              No                1/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
      49       Yes(BACM 04-2-B)        12/31/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      50              No                9/30/2013                  LO(116)/OPEN(4)/DEFEASANCE
      51              No                11/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
      52              No                12/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
      53       Yes(BACM 04-2-B)        12/31/2006              LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                NPV (MEY)
      54       Yes(BACM 04-2-B)         9/30/2006              LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)                NPV (MEY)
      55              No                7/1/2010                   LO(78)/OPEN(6)/DEFEASANCE
      56              No                2/28/2009                  LO(60)/OPEN(1)/DEFEASANCE
      57              No                12/1/2013                  LO(117)/OPEN(3)/DEFEASANCE

     58.1
     58.2
      58              No               10/31/2010                  LO(83)/OPEN(1)/DEFEASANCE

      59              No                10/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
      60              No                10/1/2010                  LO(82)/OPEN(2)/DEFEASANCE
      61              No                4/1/2013                   LO(114)/OPEN(6)/DEFEASANCE
      62              No                3/1/2008                   LO(54)/OPEN(6)/DEFEASANCE

      63       Yes(BACM 04-2-D)         4/30/2013                  LO(111)/OPEN(4)/DEFEASANCE
      64       Yes(BACM 04-2-D)         4/30/2013                  LO(111)/OPEN(4)/DEFEASANCE


      65              No                1/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
      66              No                12/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      67              No                7/1/2015                   LO(142)/OPEN(2)/DEFEASANCE
      68              No                11/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
      69              No                12/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      70              No                8/1/2013                   LO(117)/OPEN(3)/DEFEASANCE
      71              No                10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      72              No                11/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      73              No                1/1/2016                   LO(144)/OPEN(3)/DEFEASANCE

     74.1
     74.2
     74.3
      74              No                9/1/2008                   LO(58)/OPEN(2)/DEFEASANCE

      75              No                7/31/2013                  LO(117)/OPEN(3)/DEFEASANCE
      76              No                8/1/2013                   LO(117)/OPEN(3)/DEFEASANCE
      77       Yes(BACM 04-2-D)         9/30/2013                  LO(116)/OPEN(4)/DEFEASANCE
      78              No                11/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      79       Yes(BACM 04-2-A)         8/1/2015                   LO(141)/OPEN(3)/DEFEASANCE
      80       Yes(BACM 04-2-A)         8/1/2015                   LO(141)/OPEN(3)/DEFEASANCE

      81       Yes(BACM 04-2-A)         8/1/2010                   LO(81)/OPEN(3)/DEFEASANCE
      82       Yes(BACM 04-2-A)         8/1/2010                   LO(81)/OPEN(3)/DEFEASANCE


      83              No                6/30/2013                  LO(110)/OPEN(4)/DEFEASANCE
      84       Yes(BACM 04-2-A)         8/1/2015                   LO(141)/OPEN(3)/DEFEASANCE
      85              No                9/1/2013                   LO(118)/OPEN(2)/DEFEASANCE
      86              No                10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      87       Yes(BACM 04-2-C)         10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      88              No                9/1/2008                   LO(56)/OPEN(4)/DEFEASANCE
      89              No               11/30/2013                  LO(116)/OPEN(4)/DEFEASANCE
      90       Yes(BACM 04-2-C)         10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      91              No                11/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
      92       Yes(BACM 04-2-E)         8/31/2013                  LO(113)/OPEN(7)/DEFEASANCE
      93       Yes(BACM 04-2-E)         8/31/2013                  LO(113)/OPEN(7)/DEFEASANCE
      94              No               10/31/2013                  LO(116)/OPEN(4)/DEFEASANCE
      95              No                9/30/2013                  LO(116)/OPEN(4)/DEFEASANCE

              ----------------------------------------------------------------------------------------------------------------------

              ======================================================================================================================


                                                                                        TOTAL
                                                 CUT-OFF                                UNITS/          UNITS/
                                                  DATE                                    SF/           SF/          NET
     SE-         APPRAISAL      APPRAISAL         LTV              YEAR BUILT/           PADS/         PADS/      RENTABLE
    QUENCE         VALUE          DATE           RATIO             RENOVATED             ROOMS         ROOMS      AREA (SF)
    ------         -----          ----           -----             ---------             -----         -----      ---------
      1         $27,700,000    12/4/2003          72.1%             1974/2003              240           Units        218,944
      2          26,290,000     2/1/2004          75.7%               2002                 272           Units        300,572
      3          15,500,000    11/19/2003         80.0%               1984                 411           Units        294,405
      4          12,200,000    9/15/2003          79.8%             1973/2003              192           Units        194,110

      5           4,600,000    10/13/2003         78.4%             1941/1998              79            Units
      6           3,500,000    10/13/2003         70.2%             1937/1995              55            Units
              --------------
                  8,100,000

      7           5,600,000    12/4/2003          75.1%             1940/2000              68            Units
      8           5,200,000    10/13/2003         78.9%             1936/1998              83            Units
      9           5,150,000    11/5/2003          78.4%               2001                 72            Units         86,400
      10          5,200,000    10/13/2003         76.4%             1936/1998              74            Units
      11          4,800,000    10/13/2003         76.7%             1937/1995              68            Units
      12          4,800,000    10/13/2003         75.9%             1938/1999              104           Units
      13          8,000,000    11/13/2003         44.5%             1975/2003              198           Units        136,900
      14          4,500,000    12/4/2003          74.3%             1934/1985              48            Units

      15          2,700,000    12/4/2003          72.8%             1932/2003              50            Units
      16          1,700,000    12/4/2003          67.6%             1928/2002              29            Units
              --------------
                  4,400,000

      17          3,900,000    12/4/2003          75.2%             1927/2002              56            Units
      18          4,200,000    10/13/2003         69.3%             1930/2002              74            Units
      19          3,400,000    12/4/2003          65.5%             1938/1997              59            Units
      20          3,000,000    10/13/2003         66.2%             1930/2002              41            Units
      21          2,100,000    8/14/2003          79.4%               1985                 82            Units         54,956
      22        129,400,000    2/12/2004          67.2%             1976/2002            387,377           SF         387,377
      23         63,500,000    3/10/2004          66.1%             1985/1994            355,630           SF         355,630
      24         33,000,000    10/28/2003         78.6%             1960/2000            428,914           SF         428,914
      25         33,500,000     8/1/2003          75.1%               1993               278,043           SF         278,043

     26.1        21,830,000    8/27/2003                              2001               112,479           SF         112,479
     26.2        13,700,000    12/3/2003                              1995               65,658            SF          65,658
      26         35,530,000     Various           55.1%              Various             178,137           SF         178,137

     27.1        18,400,000    10/10/2003                           1977/1991            179,034           SF         179,034
     27.2        13,400,000    10/29/2003                             2003               90,566            SF          90,566
     27.3         2,200,000    10/9/2003                              1999               22,560            SF          22,560
      27         34,000,000     Various           55.5%              Various             292,160           SF         292,160

      28         30,500,000    11/3/2003          56.4%               1991               260,797           SF         260,797
      29         26,400,000    9/16/2003          60.2%               1976               95,407            SF          95,407

     30.1         7,200,000    10/31/2003                           1927/1985            33,922            SF          33,922
     30.2         3,700,000    10/31/2003                           1931/1985             9,946            SF           9,946
     30.3         3,700,000    10/31/2003                             1990                9,800            SF           9,800
     30.4         2,300,000    10/31/2003                           1931/1966             8,613            SF           8,613
      30         16,900,000    10/31/2003         76.9%              Various             62,281            SF          62,281

     31.1         9,100,000    10/27/2003                           1810/1983            91,224            SF          91,224
     31.2         7,100,000    10/27/2003                           1866/1984            95,775            SF          95,775
      31         16,200,000    10/27/2003         77.5%              Various             186,999           SF         186,999

      32         14,900,000    6/12/2003          80.4%               2002               110,024           SF         110,024
      33         16,300,000    11/10/2003         73.4%               1995               102,538           SF         102,538
      34         21,500,000    10/2/2003          53.3%             1971/1996            334,787           SF         334,787
      35         20,000,000    12/14/2003         51.8%               2000               150,355           SF         150,355
      36         18,250,000    9/24/2003          54.2%               2003               89,627            SF          89,627
      37         11,200,000    11/14/2003         79.2%             1973/1989            183,775           SF         183,775
      38         17,400,000    9/23/2003          49.4%               1998               223,211           SF         223,211
      39         13,800,000    11/11/2003         52.5%             1985/2003            113,216           SF         113,216
      40         13,100,000    9/18/2003          55.0%             1995/2002            68,509            SF          68,509
      41         13,860,000    11/18/2003         50.5%               2003               77,778            SF          77,778
      42          7,750,000    8/14/2003          79.7%               2002               50,053            SF          50,053
      43         10,900,000    9/30/2003          54.9%               2002               76,778            SF          76,778
      44         10,650,000    10/30/2003         54.1%             1995/2000            56,511            SF          56,511
      45          9,125,000    11/11/2003         58.1%               2003               83,167            SF          83,167
      46          9,575,000    10/23/2003         53.8%             1994/2003            69,910            SF          69,910
      47          8,200,000    8/13/2003          48.5%             1986/2000            73,779            SF          73,779
      48          6,200,000    11/12/2003         63.2%               1984               85,323            SF          85,323
      49          7,820,000    12/4/2003          48.0%               1998               70,624            SF          70,624
      50          4,600,000    12/10/2003         72.9%               2003               13,650            SF          13,650
      51          4,000,000    11/7/2003          74.8%               2003               15,800            SF          15,800
      52          3,525,000    11/2/2003          79.4%               2003               14,521            SF          14,521
      53          5,225,000    11/28/2003         52.6%               1993               60,799            SF          60,799
      54          2,100,000     8/1/2003          52.4%               2000               10,908            SF          10,908
      55        210,000,000    11/5/2003          55.1%               1983              1,524,435          SF       1,524,435
      56         66,500,000    11/1/2003          69.9%             1985/2002            325,583           SF         325,583
      57         48,500,000    11/6/2003          75.2%               1962               196,034           SF         196,034

     58.1        26,800,000    8/18/2003                              2002               121,378           SF         121,378
     58.2        17,500,000    8/18/2003                              1999               90,149            SF          90,149
      58         44,300,000    8/18/2003          73.2%              Various             211,527           SF         211,527

      59         35,000,000    9/16/2003          79.8%             1974/1997            95,290            SF          95,290
      60         33,000,000    9/19/2003          74.7%               2002               198,452           SF         198,452
      61         30,000,000     9/1/2003          70.0%             1926/2000            109,500           SF         109,500
      62         26,000,000    6/26/2003          69.2%               1998               148,220           SF         148,220

      63         13,500,000    10/31/2003         67.7%               2002               96,329            SF          96,329
      64          8,500,000    10/31/2003         71.3%               1999               62,015            SF          62,015
              --------------
                 22,000,000

      65         18,900,000    1/12/2004          79.9%               2001               101,875           SF         101,875
      66         18,300,000    11/10/2003         70.3%             1979/2000            137,931           SF         137,931
      67         15,000,000     7/2/2003          75.7%               2000               71,580            SF          71,580
      68         17,500,000    12/4/2003          59.9%             1905/1994            141,194           SF         102,612
      69         13,500,000    12/15/2003         73.9%             1966/1999            148,898           SF         148,898
      70         18,100,000    9/19/2003          54.7%               1999               114,769           SF         114,769
      71         11,350,000     7/8/2003          74.6%               2002               86,621            SF          86,621
      72         11,450,000    8/20/2003          69.7%               1988               69,131            SF          69,131
      73         11,600,000    7/11/2003          58.5%               2001               60,200            SF          60,200

     74.1         4,674,630     9/1/2003                              1961               49,505            SF          49,505
     74.2         1,332,938     9/1/2003                              1961               14,116            SF          14,116
     74.3           992,432     9/1/2003                              1950               10,510            SF          10,510
      74          7,000,000     9/1/2003          78.2%              Various             74,131            SF          74,131

      75          7,500,000     8/8/2003          69.6%               1991               57,874            SF          57,874
      76          4,800,000     6/4/2003          79.6%             1876/1986            71,594            SF          71,594
      77          2,400,000    10/31/2003         62.1%               1999               16,840            SF          16,840
      78          9,650,000    6/11/2003          75.9%               2001               191,100           SF         191,100
      79         38,800,000    8/28/2003          79.8%             1988/1997              731            Pads      6,914,714
      80         38,700,000    9/10/2003          78.7%             1972/1982              896            Pads     11,660,576

      81         23,000,000     9/8/2003          79.5%               1986                 736            Pads      6,816,704
      82         12,300,000     9/8/2003          79.0%               1986                 423            Pads      3,743,546
              --------------
                 35,300,000

      83         11,380,000    2/12/2004          78.7%               1956                 271            Pads
      84          3,800,000    8/28/2003          80.0%               1969                 146            Pads      1,663,992
      85         10,870,000    9/17/2003          66.4%               1998                 950           Units         94,275
      86          7,350,000    8/21/2003          74.7%             1970/1992             1,023          Units        113,805
      87          8,100,000    9/29/2003          59.4%               2001                 855           Units         97,835
      88          6,150,000    11/4/2003          72.8%             1985/2002              706           Units         67,992
      89          5,650,000    1/15/2004          74.3%               2001                 663           Units         79,725
      90          5,720,000    9/29/2003          66.5%               2001                 777           Units         74,837
      91          4,000,000    10/29/2003         77.3%               2000                 471           Units         50,124
      92          3,000,000    1/10/2004          73.2%             1979/2003              444           Units         44,360
      93          2,600,000    1/10/2004          73.0%             1986/2003              385           Units         39,157
      94          2,400,000    12/9/2003          74.8%               2003                 219           Units         21,884
      95          8,600,000    10/29/2003         69.5%               1999                 133           Rooms         47,000

              ----------------------------------------------------------------------------------------------------------------
                                                  68.5%
              ================================================================================================================

                   LOAN
                BALANCE PER                     OCCUPANCY
     SE-         UNIT/SF/     OCCUPANCY           AS OF             U/W               U/W            U/W            U/W
    QUENCE         PAD         PERCENT            DATE            REVENUES           EXPENSES      CASH FLOW        DSCR
    ------         ---         -------            ----            --------           --------      ---------        ----
      1          $83,241         95.8%          2/4/2004         $2,898,448       $1,209,938       $1,628,030       1.29x
      2           73,199         89.7%         12/1/2003          2,872,281        1,031,637        1,772,644       1.32
      3           30,170         91.5%         12/1/2003          2,532,476        1,412,811        1,016,915       1.25
      4           50,683         94.3%         11/30/2003         1,533,876          518,035          965,345       1.41

      5           45,629         97.5%         12/31/2003           648,632          289,545          339,338       1.44
      6           44,665        100.0%         12/31/2003           478,732          231,894          233,089       1.45


      7           61,845         97.1%          1/5/2004            792,171          373,702          396,051       1.48
      8           49,420         98.8%         1/13/2004            754,014          346,319          386,944       1.49
      9           56,081         97.2%         11/30/2003           610,717          228,056          364,661       1.29
      10          53,664         98.6%         1/13/2004            746,414          347,107          376,607       1.49
      11          54,160        100.0%         1/13/2004            736,491          350,573          359,993       1.54
      12          35,015         97.1%         12/31/2003           742,215          372,062          343,653       1.44
      13          17,982         97.5%         12/23/2003         1,241,693          646,596          544,607       1.58
      14          69,652        100.0%          1/5/2004            580,973          248,184          314,901       1.49

      15          39,337         98.0%          1/5/2004            418,355          221,681          184,174       1.48
      16          39,612         93.1%          1/5/2004            246,079          130,522          108,307       1.49


      17          52,372         94.6%          1/5/2004            580,246          288,883          274,130       1.46
      18          39,335        100.0%         1/14/2004            653,276          359,456          275,319       1.49
      19          37,755         94.9%          1/5/2004            486,180          261,097          210,333       1.49
      20          48,459         90.2%         1/14/2004            404,921          207,078          187,343       1.49
      21          20,341         96.3%         10/31/2003           504,449          314,488          169,461       1.50
      22             225         94.9%          3/5/2004         16,960,514        7,516,973        9,108,988       1.69
      23             118         89.3%          3/8/2004          8,165,134        3,217,853        4,652,711       2.07
      24              60        100.0%         12/1/2003          4,117,134        1,409,845        2,471,371       1.33
      25              91         98.7%         12/4/2003          4,299,967        1,526,034        2,638,783       1.60

     26.1                       100.0%         10/30/2003
     26.2                       100.0%          2/1/2004
      26             110        100.0%          Various           3,471,233          736,184        2,678,653       2.92

     27.1                        91.7%         1/28/2004
     27.2                        95.4%         1/22/2004
     27.3                       100.0%          2/1/2004
      27              65         93.5%          Various           3,481,984          764,892        2,548,927       2.70

      28              66         97.9%         12/31/2003         3,840,690          964,437        2,698,850       3.20
      29             166        100.0%         12/31/2003         2,544,291          595,215        1,837,007       1.52

     30.1                        95.2%         12/10/2003
     30.2                       100.0%         12/10/2003
     30.3                       100.0%         12/10/2003
     30.4                       100.0%         12/10/2003
      30             209         97.4%         12/10/2003         1,723,209          537,876        1,135,963       1.20

     31.1                        99.1%         12/10/2003
     31.2                        98.3%         12/10/2003
      31              67         98.7%         12/10/2003         2,595,615        1,199,035        1,197,948       1.31

      32             109         90.6%         1/12/2004          1,660,106          398,625        1,190,349       1.38
      33             117        100.0%         12/15/2003         1,599,129          421,092        1,122,396       1.33
      34              34         90.7%         12/31/2003         2,518,609          747,215        1,600,560       2.83
      35              69         92.5%         1/29/2004          2,405,083          927,404        1,412,379       2.87
      36             110        100.0%         12/9/2003          1,950,042          636,544        1,254,683       2.77
      37              48         95.8%         12/18/2003         1,328,992          385,876          854,073       1.32
      38              39         97.8%         12/31/2003         1,562,439          192,191        1,314,156       3.09
      39              64         97.5%         1/20/2004          1,408,372          304,757        1,049,926       3.15
      40             105        100.0%         1/31/2004            968,586           43,586          914,723       2.67
      41              90         90.7%         1/19/2004          1,230,619          473,913          735,904       1.56
      42             123         97.0%         1/16/2004            798,720          193,609          570,216       1.27
      43              78         93.8%         12/31/2003         1,006,833          224,524          725,646       1.85
      44             102        100.0%         12/31/2003         1,044,403          258,688          740,243       2.07
      45              64        100.0%         12/31/2003         1,000,550          272,212          701,190       2.67
      46              74        100.0%          2/9/2004          1,015,428          261,835          685,273       2.64
      47              54         94.9%          2/9/2004          1,132,132          434,982          582,745       2.04
      48              46         95.9%          2/1/2004            908,176          283,718          505,885       1.94
      49              53         95.4%         12/31/2003           820,606          206,900          566,678       3.08
      50             246        100.0%         12/18/2003           332,678           10,680          319,950       1.33
      51             189        100.0%         12/15/2003           421,320          100,593          307,184       1.43
      52             193        100.0%         12/19/2003           261,000            5,366          254,178       1.26
      53              45         98.0%         1/19/2004            558,138          134,083          399,059       3.06
      54             101        100.0%         1/31/2004            162,947            4,888          149,403       2.63
      55              76         89.6%         12/15/2003        35,885,730       17,122,691       16,496,042       2.14
      56             143         87.6%          1/9/2004          9,482,763        4,090,801        5,008,593       2.19
      57             186         96.7%          2/8/2004          6,634,526        3,153,326        3,153,101       1.24

     58.1                       100.0%         10/6/2003
     58.2                       100.0%         10/6/2003
      58             153        100.0%         10/6/2003          4,388,160          727,274        3,463,090       1.55

      59             293         92.6%         11/3/2003          4,855,471        2,059,402        2,595,033       1.31
      60             124         86.0%         12/31/2003         3,920,212        1,416,817        2,193,910       1.26
      61             192        100.0%         11/26/2003         5,296,407        3,054,188        2,095,411       1.37
      62             121        100.0%         10/29/2003         3,747,966        1,614,965        1,742,505       1.43

      63              95        100.0%         12/23/2003         1,893,320          780,788          956,293       1.22
      64              98         96.1%         12/23/2003         1,299,938          530,644          677,389       1.30


      65             148         81.0%          3/1/2004          2,256,686          699,957        1,421,937       1.35
      66              93         88.7%          1/7/2004          2,768,309        1,248,896        1,335,161       1.48
      67             159        100.0%          8/3/2003          1,190,894           61,723        1,120,939       1.47
      68              74        100.0%          1/1/2004          2,386,595          977,658        1,208,949       1.72
      69              67         91.4%          2/1/2004          2,452,324        1,296,416          967,026       1.38
      70              86        100.0%         10/15/2003         2,079,985          701,230        1,195,009       1.78
      71              98        100.0%         12/18/2003         1,463,221          477,786          808,156       1.35
      72             115        100.0%          9/1/2003          1,841,765          906,008          810,039       1.46
      73             113        100.0%         12/11/2003           905,703          110,876          767,782       1.55

     74.1                        99.4%          2/1/2004
     74.2                       100.0%          2/1/2004
     74.3                       100.0%          2/1/2004
      74              74         99.6%          2/1/2004          1,337,974          740,345          490,025       1.32

      75              90         87.3%          1/1/2004            968,131          459,240          454,424       1.20
      76              53         95.4%         12/31/2003           838,360          403,391          374,288       1.40
      77              88        100.0%         12/17/2003           254,041           72,116          159,212       1.27
      78              38         91.1%          1/1/2004          1,003,263          289,918          659,667       1.26
      79          42,345         95.4%         12/16/2003         3,835,291        1,031,831        2,766,910       1.20
      80          33,996         99.6%         12/16/2003         4,338,919        1,571,415        2,722,704       1.20

      81          24,854         98.4%         12/16/2003         2,710,318        1,078,345        1,595,173       1.25
      82          22,984         93.6%         12/16/2003         1,451,534          616,020          814,364       1.20


      83          33,033         97.1%         1/22/2004          1,243,496          347,631          882,315       1.34
      84          20,822         94.5%         12/16/2003           412,890          124,239          281,351       1.24
      85           7,596         86.1%         10/20/2003         1,331,810          659,343          659,167       1.27
      86           5,368         94.4%         10/21/2003           977,395          455,505          504,812       1.27
      87           5,629         95.9%         1/31/2004            955,554          378,266          562,613       1.54
      88           6,344         96.4%         10/31/2003           728,619          227,430          490,990       1.50
      89           6,329         76.0%          2/5/2004            599,283          184,778          402,571       1.39
      90           4,895         87.3%         1/31/2004            692,970          288,755          392,990       1.34
      91           6,563         98.8%         12/4/2003            543,593          205,298          330,272       1.47
      92           4,948         95.0%         12/31/2003           383,495          147,824          229,011       1.39
      93           4,928         97.7%         12/31/2003           334,274          139,096          189,403       1.33
      94           8,196         99.1%         12/1/2003            323,491           93,098          227,034       1.62
      95          44,949         67.1%         12/31/2003         2,789,537        2,003,171          786,366       1.57

               ----------------------------------------------------------------------------------------------------------
                                                                                                                   1.71X
               ==========================================================================================================

                                    U/W
                                REPLACEMENT
                   U/W            RESERVES           MOST                  MOST           MOST            FULL            FULL
     SE-       REPLACEMENT       PER UNIT/          RECENT                RECENT         RECENT           YEAR            YEAR
    QUENCE       RESERVES         SF/ PAD       STATEMENT TYPE           END DATE          NOI          END DATE          NOI
    ------       --------         -------       --------------           --------          ---          --------          ---
      1           $60,480        $252.00      Annualized Most Recent     11/30/2003     $1,932,728      8/31/2003       $1,520,275
      2            68,000        $250.00      Annualized Most Recent     11/30/2003      1,280,937
      3           102,750        $250.00      Annualized Most Recent     11/30/2003      1,160,054     12/31/2002        1,237,050
      4            50,496        $263.00      Annualized Most Recent     11/30/2003      1,123,546     12/31/2002          909,863

      5            19,750        $250.00            Full Year            12/31/2003        354,811     12/31/2002          355,515
      6            13,750        $250.00            Full Year            12/31/2003        260,229     12/31/2002          245,592


      7            22,418        $329.68            Full Year            12/31/2003        378,951     12/31/2002          363,772
      8            20,750        $250.00            Full Year            12/31/2003        412,860     12/31/2002          351,602
      9            18,000        $250.00      Annualized Most Recent     11/30/2003        328,735     12/31/2002          128,917
      10           22,700        $306.76            Full Year            12/31/2003        405,267     12/31/2002          399,481
      11           25,926        $381.26            Full Year            12/31/2003        399,148     12/31/2002          377,669
      12           26,500        $254.81            Full Year            12/31/2003        372,656     12/31/2002          396,608
      13           50,490        $255.00      Annualized Most Recent     10/31/2003        596,642     12/31/2002          487,760
      14           17,888        $372.67            Full Year            12/31/2003        359,260     12/31/2002          326,331

      15           12,500        $250.00            Full Year            12/31/2003        186,193     12/31/2002          154,733
      16            7,250        $250.00            Full Year            12/31/2003        125,119     12/31/2002          127,531


      17           17,232        $307.71            Full Year            12/31/2003        296,608     12/31/2002          308,980
      18           18,500        $250.00            Full Year            12/31/2003        266,376     12/31/2002          281,909
      19           14,750        $250.00            Full Year            12/31/2003        225,764     12/31/2002          216,987
      20           10,500        $256.10            Full Year            12/31/2003        171,636     12/31/2002          183,770
      21           20,500        $250.00      Annualized Most Recent     10/31/2003        109,594     12/31/2002          124,107
      22           77,475          $0.20            Full Year            12/31/2003      8,769,900     12/31/2002        8,270,270
      23           71,126          #REF!            Full Year            12/31/2003      5,028,166     12/31/2002        5,511,565
      24          107,229          $0.25      Annualized Most Recent      9/30/2003      2,808,820     12/31/2002        2,665,113
      25           41,706          $0.15            Full Year            11/30/2003      2,742,872     12/31/2002        3,124,166

     26.1                                     Annualized Most Recent      6/30/2003      1,861,620     12/31/2002        1,678,119
     26.2                                     Annualized Most Recent     11/30/2003      1,020,728
      26           26,721          $0.15      Annualized Most Recent       Various       2,882,348       Various         1,678,119

     27.1                                     Annualized Most Recent      4/30/2003      1,684,276     12/31/2002        1,634,709
     27.2
     27.3                                           Full Year            12/31/2003        178,100     12/31/2002          178,100
      27           86,792          $0.30             Various               Various       1,862,376       Various         1,812,809

      28           39,120          $0.15      Annualized Most Recent     12/31/2003      2,789,221     12/31/2002        2,666,102
      29           23,852          $0.25            Full Year            12/31/2003      2,210,674     12/31/2002        2,024,111

     30.1
     30.2
     30.3
     30.4
      30           12,456          $0.20      Annualized Most Recent      9/30/2003      1,086,472     12/31/2002        1,012,600

     31.1
     31.2
      31           66,761          $0.36            Full Year            12/31/2002      1,510,516     12/31/2001        1,561,136

      32           11,068          $0.10
      33           17,944          $0.17      Annualized Most Recent     12/17/2003      1,418,892     12/31/2002        1,216,347
      34           47,743          $0.14      Annualized Most Recent     12/31/2003      2,209,774     12/31/2002        1,443,045
      35           22,553          $0.15      Annualized Most Recent     11/30/2003      1,579,155     12/31/2002          648,727
      36           13,444          $0.15
      37           36,755          $0.20      Annualized Most Recent     10/31/2003        882,422     12/31/2002          744,929
      38           33,482          $0.15            Full Year            12/31/2003      1,412,908     12/31/2002        1,370,346
      39           16,982          $0.15            Full Year            12/31/2003        566,334     12/31/2002           99,921
      40           10,276          $0.15
      41            3,086          $0.04      Annualized Most Recent     12/31/2003        449,609
      42            7,508          $0.15      Annualized Most Recent      9/30/2003        496,587
      43            7,725          $0.10      Annualized Most Recent     12/31/2003        575,001
      44           11,302          $0.20      Annualized Most Recent     12/31/2003        558,101     12/31/2002          486,219
      45           12,475          $0.15
      46           18,177          $0.26      Annualized Most Recent     12/31/2003        357,859     12/31/2002          457,237
      47           14,756          $0.20            Full Year            12/31/2003        664,909     12/31/2002          600,750
      48           25,597          $0.30            Full Year             1/31/2004        626,192     12/31/2002          648,559
      49           10,594          $0.15            Full Year            12/31/2002        688,457     12/31/2001          555,417
      50            2,048          $0.15
      51            1,889          $0.12
      52            1,456          $0.10
      53            9,120          $0.15            Full Year            12/31/2002        467,764     12/31/2001          423,471
      54            1,636          $0.15
      55          383,122          $0.25      Annualized Most Recent      9/30/2003     17,626,243     12/31/2002       18,708,015
      56           65,117          $0.20            Full Year            12/31/2003      5,589,266     12/31/2002        5,772,897
      57           49,481          $0.25      Annualized Most Recent     10/31/2003      3,398,981     12/31/2002        3,813,579

     58.1                                     Annualized Most Recent      6/1/2003       1,946,870     12/31/2002        1,024,656
     58.2                                     Annualized Most Recent      6/1/2003       1,772,148     12/31/2002        1,754,184
      58           31,729          $0.15      Annualized Most Recent      6/1/2003       3,719,018     12/31/2002        2,778,840

      59           37,950          $0.40      Annualized Most Recent      9/30/2003      2,808,861     12/31/2002        2,527,119
      60           19,845          $0.10      Annualized Most Recent     10/31/2003        764,567     12/31/2002          278,058
      61           21,900          $0.20
      62           22,233          $0.15      Annualized Most Recent      9/30/2003      2,260,329

      63           14,449          $0.15                                                               12/31/2003        1,628,402
      64            9,302          $0.15                                                               12/31/2003          822,171


      65           13,583          $0.13            Full Year            12/31/2003      1,241,742     12/31/2002          960,446
      66           34,483          $0.25      Annualized Most Recent     11/30/2003      1,477,831     12/31/2002        1,707,707
      67            8,232          $0.12      Annualized Most Recent      9/30/2003        999,393
      68           21,622          $0.15      Annualized Most Recent     10/31/2003      1,564,564     12/31/2002        1,449,546
      69           29,227          $0.20      Annualized Most Recent     11/30/2003        635,368     12/31/2002          292,689
      70           11,477          $0.10      Annualized Most Recent      9/30/2003      1,681,595     12/31/2002        1,534,924
      71           12,993          $0.15      Annualized Most Recent      9/30/2003        487,357     12/31/2002          116,822
      72           17,283          $0.25      Annualized Most Recent      9/30/2003        966,060     12/31/2002        1,219,165
      73            6,923          $0.12      Annualized Most Recent      9/30/2003        937,595     12/31/2002          938,689

     74.1
     74.2
     74.3
      74           14,826          $0.20      Annualized Most Recent      9/30/2003        804,461     12/31/2002          634,947

      75           11,573          $0.20      Annualized Most Recent      9/30/2003        691,157     12/31/2002          525,863
      76           21,185          $0.30      Annualized Most Recent     12/31/2003        507,313     12/31/2002          449,846
      77            2,526          $0.15                                                               12/31/2003          219,963
      78           19,110          $0.10      Annualized Most Recent      9/30/2003        621,223     12/31/2002          229,712
      79           36,550         $50.00      Annualized Most Recent      9/30/2003      2,810,816     12/31/2002        2,622,607
      80           44,800         $50.00      Annualized Most Recent      9/30/2003      2,874,680     12/31/2002        2,750,787

      81           36,800         $50.00      Annualized Most Recent      9/30/2003      2,047,288     12/31/2002        1,807,924
      82           21,150         $50.00      Annualized Most Recent      9/30/2003        948,735     12/31/2002          865,175


      83           13,550         $50.00      Annualized Most Recent     11/30/2003        854,824     12/31/2002          781,911
      84            7,300         $50.00      Annualized Most Recent      9/30/2003        303,968     12/31/2002          263,791
      85           13,300         $14.00      Annualized Most Recent     10/31/2003        680,492     12/31/2002          625,389
      86           17,078         $16.69      Annualized Most Recent      9/30/2003        546,416     12/31/2002          434,594
      87           14,675         $17.16      Annualized Most Recent     12/31/2003        615,013     12/31/2002          361,904
      88           10,199         $14.45      Annualized Most Recent     10/31/2003        501,840     12/31/2002          378,761
      89           11,934         $18.00                                                               12/31/2003          371,328
      90           11,225         $14.45            Full Year            12/31/2003        399,279     12/31/2002          198,285
      91            8,023         $17.03      Annualized Most Recent      9/30/2003        372,535     12/31/2002          352,891
      92            6,660         $15.00                                                               12/31/2003          243,574
      93            5,775         $15.00                                                               12/31/2003          201,446
      94            3,359         $15.34      Annualized Most Recent     11/30/2003        257,731
      95                                                                                               12/31/2003        1,054,899

             ----------------------------------------------------------------------------------------------------------------------

             ======================================================================================================================

                                                                                                  LARGEST               LARGEST
                                                                                LARGEST            TENANT                TENANT
                                                                                 TENANT             % OF                 LEASE
     SE-                                                                         LEASED            TOTAL                EXPIRA-
    QUENCE                                   LARGEST TENANT                        SF                SF                   TION
    ------                                   --------------                        --                --                   ----
      1
      2
      3
      4

      5
      6


      7
      8
      9
      10
      11
      12
      13
      14

      15
      16


      17
      18
      19
      20
      21
      22       AMC Theatres                                                       77,500                  20%       4/30/2017
      23       Sears                                                              74,070                  21%       4/30/2013
      24       K-Mart                                                             88,425                  21%       11/30/2011
      25       Wal-Mart                                                          114,660                  41%        1/1/2022

     26.1      Bed, Bath & Beyond                                                 25,000                  22%       1/31/2012
     26.2      Shaw's Supermarket                                                 65,658                 100%       4/30/2016
      26

     27.1      Kroger                                                             60,009                  34%       8/31/2010
     27.2      Kroger                                                             54,166                  60%       9/30/2023
     27.3      Goody's Family Clothing                                            22,560                 100%       7/31/2014
      27

      28       Regency Furniture                                                  71,042                  27%        5/1/2017
      29       99 Ranch Market                                                    27,722                  29%       12/31/2015

     30.1      Path PC                                                             4,625                  14%       5/31/2004
     30.2      Charles Schwab                                                      3,200                  32%       6/30/2008
     30.3      Blockbuster Video                                                   6,000                  61%       12/31/2006
     30.4      Kaplan                                                              4,300                  50%       6/30/2006
      30

     31.1      Toadstool                                                          14,071                  15%       6/30/2007
     31.2      National Grange Mutual                                             17,604                  18%       10/31/2005
      31

      32       Marshall's                                                         30,060                  27%       11/30/2012
      33       Best Buy                                                           45,180                  44%       1/31/2011
      34       Burlington Coat Factory                                            98,605                  30%        8/1/2008
      35       Albertson's                                                        57,370                  38%       5/31/2026
      36       ShopRite                                                           60,795                  68%       6/30/2024
      37       Stop and Shop                                                      59,947                  33%       12/1/2009
      38       Wal-Mart                                                          183,211                  82%        1/1/2019
      39       Publix                                                             54,340                  48%       2/28/2023
      40       Stop & Shop                                                        68,509                 100%       7/31/2028
      41       Safeway                                                            54,997                  71%       5/30/2023
      42       Petco                                                              13,000                  26%       1/31/2013
      43       Michaels                                                           23,852                  31%        7/1/2012
      44       Bassett Furniture Direct                                           30,145                  53%       10/1/2013
      45       Ross Dress For Less                                                30,187                  36%        1/1/2014
      46       Bi-Lo                                                              42,680                  61%       11/1/2014
      47       Dress Barn                                                          7,992                  11%       1/31/2004
      48       Farm Fresh                                                         40,848                  48%       5/31/2013
      49       Bi-Lo, Inc.                                                        46,624                  66%       2/28/2019
      50       Walgreens                                                          13,650                 100%       4/30/2023
      51       Hollywood Video                                                     5,600                  35%       11/30/2013
      52       Walgreens                                                          14,560                 100%       9/30/2028
      53       Publix                                                             55,999                  92%        2/1/2014
      54       Eckerd                                                             10,908                 100%       11/1/2020
      55       PPG Industries                                                    432,988                  28%        6/1/2011
      56       Franklin Templeton                                                138,049                  42%       6/30/2011
      57       Springs Industries                                                 86,834                  44%       8/31/2009

     58.1      Kaiser Foundation Health Plan, Inc.                               121,378                 100%       6/30/2017
     58.2      State of California                                                90,149                 100%       6/30/2009
      58

      59       Millenium Partners                                                 16,565                  17%       5/31/2004
      60       Berkley Risk Admins. Co.                                           15,354                   8%       3/31/2007
      61       Forbes Inc.                                                       109,500                 100%       10/31/2018
      62       Cargill, Incorporated                                             148,220                 100%       11/29/2008

      63       County of Somerset                                                 38,406                  40%       5/31/2012
      64       Hamon Corporation                                                  34,000                  55%       1/31/2009


      65       Verisign                                                           55,614                  55%       4/30/2011
      66       Contra Costa Country                                               24,352                  18%       9/30/2006
      67       DeVry Institute                                                    71,580                 100%       10/31/2015
      68       Homewares Retail                                                     8500                   8%       7/31/2004
      69       General Services Admin                                             66,044                  44%       7/31/2011
      70       Financial Pacific Corp.                                            50,000                  44%       8/24/2009
      71       Headwaters                                                         31,025                  36%       7/18/2008
      72       Norwalk Medical Group, PC                                          18,048                  26%       12/31/2012
      73       Teletech (subtenant of Nextel Communications)                      60,200                 100%       5/14/2016

     74.1      Flash Oil                                                           6,872                  14%       6/30/2009
     74.2      Weintraub & Assoc.                                                  8,195                  58%       8/31/2005
     74.3      Flash Oil                                                           6,081                  58%       6/30/2009
      74

      75       Southeast Eye Specialists                                          11,198                  19%       3/31/2018
      76       Manchester Elderly Services                                         5,154                   7%       10/31/2004
      77       Warren Hospital                                                    16,840                 100%       9/30/2019
      78       Girard Mgmt. (CHEP, USA)                                           52,800                  28%       8/31/2005
      79
      80

      81
      82


      83
      84
      85
      86
      87
      88
      89
      90
      91
      92
      93
      94
      95

               --------------------------------------------------------------------------------------------------------------------

               ====================================================================================================================

                                                                        SECOND           SECOND         SECOND
                                                                        LARGEST          LARGEST        LARGEST
     SE-                                                                TENANT         TENANT % OF   TENANT LEASE
    QUENCE                        SECOND LARGEST TENANT                LEASED SF        TOTAL SF      EXPIRATION
    ------                        ---------------------                ---------        --------      ----------
      1
      2
      3
      4

      5
      6


      7
      8
      9
      10
      11
      12
      13
      14

      15
      16


      17
      18
      19
      20
      21
      22       Barnes & Noble                                              25,000            7%       1/31/2012
      23       Macy's                                                      50,477           14%       3/14/2015
      24       Super Stop & Shop                                           59,287           14%       3/31/2014
      25       Stop N Shop                                                 49,986           18%      11/29/2013

     26.1      Michaels Stores                                             24,133           22%      10/31/2011
     26.2
      26

     27.1      Stein Mart                                                  37,500           21%       4/30/2009
     27.2      Green Tea Chinese                                            3,150            4%      12/31/2008
     27.3
      27

      28       Shoppers Food                                               49,840           19%       9/1/2009
      29       Mulbery Child Care Center                                    8,267            9%      12/31/2006

     30.1      Xando/Cosi                                                   3,425           10%      11/30/2010
     30.2      Henry Miller Clothier                                        1,483           15%       6/30/2005
     30.3      Dunkin Donuts                                                2,950           30%       12/1/2018
     30.4      Ten Thousand Villages                                        1,153           13%       8/31/2004
      30

     31.1      ES3, LLC                                                     6,273            7%       9/30/2005
     31.2      Golds Gym                                                   17,000           18%      10/31/2004
      31

      32       Michael's                                                   23,838           22%       4/30/2013
      33       Petco                                                       20,000           20%       1/31/2006
      34       Kroger                                                      49,791           15%       4/1/2017
      35       Marshall's                                                  30,450           20%      10/31/2012
      36       Wawa                                                         5,740            6%       8/31/2018
      37       Big Lots                                                    28,027           15%       1/31/2011
      38       Dollar Tree                                                  4,800            2%       2/1/2007
      39       Eckerd's (sub-Dollar Gen)                                    9,720            9%       7/31/2005
      40
      41       Round Table Pizza                                            4,000            5%      12/24/2013
      42       Deal Nothing under $1.00                                     8,000           16%      10/31/2009
      43       Bed Bath & Beyond                                           20,402           27%       1/1/2012
      44       Michaels                                                    24,866           44%      10/31/2010
      45       TJ Maxx                                                     30,000           36%       7/1/2013
      46       Tire Kingdom                                                 8,900           13%       5/1/2023
      47       Famous Footwear                                              7,050           10%       1/31/2006
      48       Dollar General                                               9,375           11%       7/31/2007
      49       Ginger's Hallmark                                            5,400            8%       2/28/2005
      50
      51       Payless Shoes                                                2,800           18%       8/31/2013
      52
      53       Cuts by Us                                                   1,200            2%       1/1/2006
      54
      55       Deloitte & Touche                                          120,934            8%       4/1/2005
      56       US Govt GSA Region 4                                        32,785           10%       9/26/2006
      57       National Geographic                                         12,590            6%      12/31/2010

     58.1
     58.2
      58

      59       The Associated Press                                        12,300           13%       8/31/2004
      60       AGIA, Inc.                                                  14,639            7%      11/30/2008
      61
      62

      63       Hamon                                                       20,150           21%       2/28/2007
      64       Somerset Valley Bank                                        12,681           20%       4/30/2009


      65       Natek                                                        8,626            8%       7/31/2008
      66       Beverages and More                                          17,288           13%       5/31/2008
      67
      68       Rumson Capital MGT Office                                    7,050            7%       5/31/2007
      69       Methodist Hospitals of Dallas                               23,022           15%       6/30/2009
      70       National Semiconductor Corp.                                16,230           14%       6/22/2005
      71       Kindred Healthcare                                          11,386           13%      12/31/2007
      72       Coastal Orthopedics                                         10,678           15%      12/31/2008
      73

     74.1      Colarelli, Meyer & Associates                                6,005           12%      10/31/2008
     74.2      Powersgroup                                                  5,439           39%       2/28/2005
     74.3      Mehlman Realty, Inc.                                         2,754           26%       9/30/2006
      74

      75       Center for Sports Medicine                                   9,492           16%      12/31/2007
      76       Devine and Nyquist                                           4,884            7%       5/31/2004
      77
      78       Pasha Industries                                            27,203           14%      10/31/2008
      79
      80

      81
      82


      83
      84
      85
      86
      87
      88
      89
      90
      91
      92
      93
      94
      95

               -------------------------------------------------------------------------------------------------------

               =======================================================================================================

                                                                     THIRD                     THIRD              THIRD
                                                                   LARGEST                    LARGEST            LARGEST
     SE-                                                            TENANT                  TENANT % OF        TENANT LEASE
    QUENCE                        THIRD LARGEST TENANT             LEASED SF                  TOTAL SF          EXPIRATION
    ------                        --------------------             ---------                  --------          ----------
      1
      2
      3
      4

      5
      6


      7
      8
      9
      10
      11
      12
      13
      14

      15
      16


      17
      18
      19
      20
      21
      22       Old Navy                                               19,720                        5%          1/31/2006
      23       Prince Kuhio Megaplex Cinema                           20,553                        6%          1/31/2019
      24       AMF Bowling                                            39,466                        9%          5/31/2012
      25       Pay Half                                               20,786                        8%         11/30/2008

     26.1      Office Max                                             23,429                       21%         11/30/2016
     26.2
      26

     27.1      Cosmos Fitness                                          8,450                        5%          4/30/2004
     27.2      High Energy Fitness                                     2,800                        3%         12/31/2008
     27.3
      27

      28       Marshall's                                             26,975                       10%          12/1/2006
      29       Kim Art                                                 4,839                        5%          8/31/2005

     30.1      Fote, DiStefano MD                                      3,018                        9%         12/31/2006
     30.2      Central Optica                                          1,400                       14%          9/30/2007
     30.3      Munsons Chocolate                                         850                        9%       Month-to-Month
     30.4      Glee                                                    1,129                       13%          8/31/2008
      30

     31.1      Impact Sports                                           4,763                        5%          5/31/2008
     31.2      Toy City                                                6,017                        6%          2/28/2006
      31

      32       Famous Footwear                                        10,850                       10%          3/31/2008
      33       Urban Home                                             15,660                       15%         12/31/2007
      34       TJ Maxx                                                24,000                        7%          1/1/2005
      35       PetsMart                                               18,875                       13%          1/31/2018
      36       Teddy's Hallmark                                        4,988                        6%          2/28/2014
      37       Garden Theater                                         27,576                       15%          5/31/2009
      38       Cato Fashions                                           4,720                        2%          1/1/2009
      39       The Little Gym of Snellville                            5,683                        5%         11/30/2008
      40
      41       Pick Up Sticks                                          2,619                        3%         12/24/2013
      42       Applebees                                               5,053                       10%         11/28/2017
      43       Petco                                                  12,195                       16%          1/1/2013
      44       Subway                                                  1,500                        3%          3/1/2007
      45       Dress Barn                                              7,700                        9%          6/1/2013
      46       Step 'N Motion                                          3,600                        5%          10/1/2006
      47       Champion                                                6,800                        9%             MTM
      48       All About Scrapbooks                                    3,600                        4%          9/30/2006
      49       Hobby Town USA                                          3,000                        4%         11/30/2005
      50
      51       Sacino's Formalwear                                     1,200                        8%         11/30/2008
      52
      53       Eagle Nails                                             1,200                        2%          1/1/2005
      54
      55       Dicky McCamey & Chilcote                               91,752                        6%          3/1/2005
      56       Gunster Yoakley                                        28,060                        9%         12/31/2007
      57       Molod Spitz & DeSantis                                 11,558                        6%         12/31/2010

     58.1
     58.2
      58

      59       Commerce Bank                                           8,125                        9%          2/28/2018
      60       Progressive Casualty                                   12,444                        6%          2/29/2008
      61
      62

      63       Franklin Group                                         18,950                       20%          7/31/2007
      64       Barson Group                                            4,285                        7%          7/31/2012


      65       Recourse Tech - Tadpole                                 5,060                        5%          7/31/2004
      66       State Department of Phy Rehab                           9,672                        7%         12/31/2004
      67
      68       Cline Davis Mann Office                                 7,000                        7%          8/31/2007
      69       Fogarty & Klein                                        10,230                        7%          3/1/2007
      70       Travelers Indemnity Co.                                12,071                       11%          4/30/2006
      71       New England Life Ins. Co.                               8,193                        9%          3/31/2005
      72       Health South-Surgery                                   10,260                       15%         11/30/2006
      73

     74.1      Ahlquist                                                3,421                        7%          1/31/2004
     74.2      Sales Development Associates                            5,280                       37%          9/30/2006
     74.3      Care Source                                             1,675                       16%          8/31/2008
      74

      75       Memorial Hospital                                       5,317                        9%         12/31/2006
      76       Sylvan Learning Center                                  3,498                        5%         10/31/2004
      77
      78       Raley's                                                25,597                       13%          2/15/2007
      79
      80

      81
      82


      83
      84
      85
      86
      87
      88
      89
      90
      91
      92
      93
      94
      95

               --------------------------------------------------------------------------------------------------------------------

               ====================================================================================================================


(i) Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                     PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                 BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
                               ALL MORTGAGE LOANS



                             APRIL-04      APRIL-05      APRIL-06      APRIL-07      APRIL-08     APRIL-09     APRIL-10     APRIL-11
                             --------      --------      --------      --------      --------     --------     --------     --------
Locked Out ...............      97.95%        97.93%        97.91%        81.36%        79.56%      84.86%       84.67%       91.39%
Yield
 Maintenance(4) ..........       2.05%         2.07%         2.09%        18.64%        18.79%      15.14%       15.33%        6.76%
Open .....................       0.00%         0.00%         0.00%         0.00%         1.65%       0.00%        0.00%        1.85%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Total ....................     100.00%       100.00%       100.00%       100.00%       100.00%     100.00%      100.00%      100.00%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Total Balance as of
 the Cut-off Date
 (in millions) ........... $ 1,138.76    $ 1,127.83    $ 1,115.73    $ 1,102.27    $ 1,087.79    $ 825.58     $ 812.36     $ 433.81
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Percent of
 Mortgage Pool
 Balance .................     100.00%        99.04%        97.98%        96.80%        95.52%      72.50%       71.34%       38.09%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
                            APRIL-12      APRIL-13     APRIL-14        APRIL-15     APRIL-16     APRIL-17     APRIL-18     APRIL-19
                            --------      --------     --------        --------     --------     --------     --------     --------
Locked Out ...............     91.35%        91.30%       100.00%         100.00%      100.00%      100.00%      100.00%       0.00%
Yield
 Maintenance(4) ..........      6.80%         6.84%         0.00%           0.00%        0.00%        0.00%        0.00%       0.00%
Open .....................      1.85%         1.86%         0.00%           0.00%        0.00%        0.00%        0.00%       0.00%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Total ....................    100.00%       100.00%       100.00%         100.00%      100.00%      100.00%      100.00%       0.00%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Total Balance as of
 the Cut-off Date
 (in millions) ...........  $ 424.54      $ 414.65      $  74.73        $  72.95     $   0.91     $   0.61     $   0.29      $ 0.00
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------
Percent of
 Mortgage Pool
 Balance .................     37.28%        36.41%         6.56%           6.41%        0.08%        0.05%        0.03%       0.00%
                           ----------    ----------    ----------    ----------    ----------    --------     --------     --------

-------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (except that an ARD Loan will be repaid on its Anticipated Repayment
      Date), if any.

(2)   As of the Cut-off Date.

(3)   Numbers may not total to 100% due to rounding.

(4) As of the Cut-off Date, 28 Mortgage Loans, representing 16.2% of the initial pool balance, are subject to yield maintenance prepayment provisions after the lockout period. Three Mortgage Loans, representing 2.1% of the initial pool balance, have no lockout period but are subject to yield maintenance prepayment provisions. The remaining Mortgage Loans, representing 81.7% of the initial pool balance, are subject to defeasance after an initial restriction period.

                         MORTGAGE POOL PROPERTY TYPE(1)

                                                        % OF      WEIGHTED                       WEIGHTED                   WEIGHTED
                          NUMBER OF      AGGREGATE    INITIAL      AVERAGE         MIN/MAX        AVERAGE       MIN/MAX     AVERAGE
                          MORTGAGED     CUT-OFF DATE    POOL    UNDERWRITING    UNDERWRITING   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE
     PROPERTY TYPE       PROPERTIES       BALANCE     BALANCE       DSCR            DSCR         LTV RATIO     LTV RATIO      RATE
----------------------- ------------ --------------- --------- --------------  -------------- -------------- ------------- ---------
Office ................       26     $  446,801,180     39.2%       1.67x        1.20x/2.19x        67.7%      54.7%/79.9%   5.558%
Retail ................       40        424,785,434     37.3        2.00x        1.20x/3.20x        65.0%      48.0%/80.4%   4.991%
 Anchored .............       32        396,658,397     34.8        2.04x        1.26x/3.20x        64.5%      48.0%/80.4%   4.939%
 Unanchored ...........        7         25,133,074      2.2        1.43x        1.20x/2.63x        71.5%      48.5%/77.5%   5.684%
 Shadow
   Anchored ...........        1          2,993,963      0.3        1.43x        1.43x/1.43x        74.8%      74.8%/74.8%   5.960%
Multifamily ...........       21        113,466,258     10.0        1.38x        1.25x/1.58x        74.5%      44.5%/80.0%   5.131%
Manufactured
 Housing ..............        6        101,421,092      8.9        1.22x        1.20x/1.34x        79.3%      78.7%/80.0%   6.140%
Self Storage ..........       10         38,979,775      3.4        1.39x        1.27x/1.62x        70.3%      59.4%/77.3%   5.823%
Industrial ............        1          7,328,613      0.6        1.26x        1.26x/1.26x        75.9%      75.9%/75.9%   5.875%
Hotel .................        1          5,978,211      0.5        1.57x        1.57x/1.57x        69.5%      69.5%/69.5%   6.836%
                              --     --------------    -----
Total/Wtd Avg .........      105     $1,138,760,562    100.0%       1.71x        1.20x/3.20x        68.5%      44.5%/80.4%   5.374%
                             ===     ==============    =====

                      MORTGAGE POOL CUT-OFF DATE BALANCES

                                                                       % OF        WEIGHTED         WEIGHTED        WEIGHTED
            RANGE OF               NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
          CUT-OFF DATE              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
            BALANCES                 LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------------   -----------   -----------------   ---------   --------------   --------------   -----------
$1,100,000 -- $1,999,999.......         8           13,052,692          1.1%          1.55x            69.5%          5.331%
$2,000,000 -- $2,999,999.......         8           21,266,422          1.9           1.64x            70.2%          5.270%
$3,000,000 -- $3,999,999.......        14           50,560,252          4.4           1.64x            68.3%          5.354%
$4,000,000 -- $4,999,999.......         6           25,832,868          2.3           1.45x            72.8%          5.382%
$5,000,000 -- $7,499,999.......        16           99,373,522          8.7           1.79x            63.7%          5.540%
$7,500,000 -- $9,999,999.......        11          101,243,187          8.9           1.67x            69.1%          5.610%
$10,000,000 -- $14,999,999.....        10          118,418,496         10.4           1.65x            70.5%          5.493%
$15,000,000 -- $19,999,999.....         9          162,833,661         14.3           1.89x            67.0%          5.256%
$20,000,000 -- $29,999,999.....         5          124,661,680         10.9           1.37x            75.9%          5.706%
$30,000,000 -- $49,999,999.....         6          218,813,728         19.2           1.64x            73.2%          5.239%
$50,000,000 -- $99,999,999.....         1           87,000,000          7.6           1.69x            67.2%          4.670%
$100,000,000 --
 $115,704,055..................         1          115,704,055         10.2           2.14x            55.1%          5.523%
                                       --          -----------        -----
Total/Wtd Avg .................        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                                       ==       ==============        =====

                    MORTGAGE POOL GEOGRAPHIC DISTRIBUTION(1)

                                                                 % OF        WEIGHTED         WEIGHTED        WEIGHTED
                             NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
                             MORTGAGED       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
    PROPERTY LOCATION       PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   ------------   -----------------   ---------   --------------   --------------   -----------
Florida ................         10       $  144,082,507         12.7%          1.57x            74.9%          5.589%
New York ...............         19          133,214,738         11.7           1.38x            74.2%          5.486%
Pennsylvania ...........          2          127,680,136         11.2           2.07x            57.5%          5.569%
California .............         14          126,438,611         11.1           1.45x            69.3%          5.548%
Minnesota ..............          2          105,000,000          9.2           1.64x            67.6%          4.807%
New Jersey .............          6           62,231,918          5.5           1.71x            67.5%          5.275%
Hawaii .................          1           42,000,000          3.7           2.07x            66.1%          3.452%
Virginia ...............          4           36,244,683          3.2           1.99x            65.6%          5.264%
Texas ..................          3           35,506,150          3.1           1.91x            69.1%          5.146%
Massachusetts ..........          2           34,800,147          3.1           1.33x            78.7%          5.956%
Connecticut ............          7           34,630,704          3.0           1.89x            66.6%          5.296%
Delaware ...............          2           33,993,930          3.0           1.20x            79.8%          6.327%
Georgia ................          5           28,885,000          2.5           2.85x            54.5%          4.875%
Missouri ...............          4           25,380,675          2.2           1.32x            76.3%          5.396%
Arizona ................          1           24,654,705          2.2           1.26x            74.7%          5.790%
Tennessee ..............          4           20,934,117          1.8           1.83x            61.5%          5.795%
Washington .............          3           20,241,520          1.8           1.67x            54.2%          5.609%
Maryland ...............          1           17,200,000          1.5           3.20x            56.4%          4.900%
New Hampshire ..........          3           16,375,201          1.4           1.33x            78.0%          5.984%
South Carolina .........          3           15,000,000          1.3           2.91x            52.7%          4.964%
Oregon .................          1           10,355,000          0.9           2.87x            51.8%          4.757%
Nevada .................          1            9,731,114          0.9           1.41x            79.8%          5.794%
North Carolina .........          2            9,346,125          0.8           2.08x            63.0%          5.283%
Utah ...................          1            8,467,129          0.7           1.35x            74.6%          5.770%
Illinois ...............          1            6,177,540          0.5           1.27x            79.7%          6.065%
Wisconsin ..............          1            4,037,850          0.4           1.29x            78.4%          5.729%
Colorado ...............          1            3,353,384          0.3           1.33x            72.9%          5.958%
Indiana ................          1            2,797,679          0.2           1.26x            79.4%          6.000%
                                 --       --------------        -----
Total Wtd/Avg ..........        105       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                                ===       ==============        =====

----------
(1)   States in which the respective Mortgaged Properties are located.

      [X] The Mortgaged Properties are located throughout 28 states.

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------
1.20x -- 1.24x .........         9       $  156,297,849         13.7%          1.22x            77.1%          5.975%
1.25x -- 1.29x .........        10           91,571,999          8.0           1.27x            74.7%          5.549%
1.30x -- 1.34x .........        13          151,790,932         13.3           1.33x            77.3%          5.814%
1.35x -- 1.39x .........         7           61,636,306          5.4           1.37x            74.3%          5.836%
1.40x -- 1.49x .........        22          110,672,770          9.7           1.46x            73.3%          5.362%
1.50x -- 1.59x .........         9          105,289,451          9.2           1.56x            67.5%          5.559%
1.60x -- 1.69x .........         2           88,794,830          7.8           1.69x            67.4%          4.698%
1.70x -- 1.79x .........         2           20,376,341          1.8           1.75x            57.4%          5.402%
1.80x -- 1.89x .........         1            5,985,000          0.5           1.85x            54.9%          5.130%
1.90x -- 1.99x .........         1            3,916,123          0.3           1.94x            63.2%          5.300%
2.00x -- 2.99x .........        14          302,878,962         26.6           2.33x            58.6%          4,906%
3.00x -- 3.20x .........         5           39,550,000          3.5           3.15x            53.1%          4.844%
                                --       --------------        -----
Total Wtd/Avg ..........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                                ==       ==============        =====

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------
44.5% -- 49.9% .........         4       $   19,891,336          1.7%          2.61x            48.1%          5.021%
50.0% -- 59.9% .........        20          282,546,192         24.8           2.37x            55.1%          5.216%
60.0% -- 64.9% .........         3           21,290,593          1.9           1.58x            60.9%          5.676%
65.0% -- 69.9% .........        14          241,108,962         21.2           1.77x            67.9%          4.777%
70.0% -- 74.9% .........        20          181,579,690         15.9           1.39x            72.8%          5.615%
75.0% -- 79.9% .........        31          364,927,707         32.0           1.32x            77.9%          5.751%
80.0% -- 80.4% .........         3           27,416,081          2.4           1.31x            80.2%          5.648%
                                --       --------------        -----
Total Wtd/Avg ..........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                                ==       ==============        =====

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

                                                        % OF      WEIGHTED        WEIGHTED      WEIGHTED
       RANGE OF         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE       AVERAGE
     MATURITY DATE       MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITING   MATURITY DATE    MORTGAGE
     LTV RATIO(S)         LOANS         BALANCE       BALANCE       DSCR         LTV RATIO        RATE
---------------------- ----------- ----------------- --------- -------------- --------------- -----------
Fully Amortizing .....       1      $    3,560,428       0.3%        1.58x           0.8%         5.146%
40.7% -- 49.9% .......      11          77,393,412       6.8         1.78x          46.6%         5.580%
50.0% -- 59.9% .......      29         447,294,689      39.3         2.12x          55.2%         5.000%
60.0% -- 64.9% .......      15         139,425,476      12.2         1.32x          62.7%         5.674%
65.0% -- 69.9% .......      28         390,158,838      34.3         1.46x          68.1%         5.642%
70.0% -- 74.1% .......      11          80,927,719       7.1         1.30x          72.4%         5.439%
                            --      --------------     -----
Total Wtd/Avg(a) .....      95      $1,138,760,562     100.0%        1.71x          61.0%         5.374%
                            ==      ==============     =====

----------
(a) Excludes the mortgage loan that is fully amortizing with respect to calculating weighted average Maturity Date LTV Ratio.

                          MORTGAGE POOL MORTGAGE RATES

                                                                  % OF        WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF             NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
         MORTGAGE              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
           RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
--------------------------   -----------   -----------------   ---------   --------------   --------------   -----------
3.452% -- 4.499% .........         1       $   42,000,000          3.7%          2.07x            66.1%          3.452%
4.500% -- 4.749% .........         6          132,242,000         11.6           2.08x            62.8%          4.663%
4.750% -- 4.999% .........        20          162,823,052         14.3           2.24x            64.6%          4.859%
5.000% -- 5.249% .........        11           85,928,420          7.5           1.89x            66.1%          5.095%
5.250% -- 5.499% .........        10           92,176,046          8.1           1.51x            68.0%          5.394%
5.500% -- 5.749% .........        14          266,340,252         23.4           1.69x            66.8%          5.604%
5.750% -- 5.999% .........        18          213,105,690         18.7           1.35x            73.0%          5.835%
6.000% -- 6.249% .........        11           73,712,779          6.5           1.35x            76.0%          6.057%
6.250% -- 6.499% .........         3           64,454,113          5.7           1.20x            79.3%          6.327%
6.500% -- 6.836% .........         1            5,978,211          0.5           1.57x            69.5%          6.836%
                                  --       --------------        -----
Total Wtd/Avg ............        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                                  ==       ==============        =====

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
57 -- 83 ..............        27       $  260,185,896         22.8%          1.89x            68.6%          4.742%
84 -- 99 ..............        18          395,018,245         34.7           2.02x            62.7%          5.205%
100 -- 120 ............        44          397,398,337         34.9           1.38x            72.7%          5.792%
121 -- 179 ............         5           82,597,656          7.3           1.27x            77.1%          6.164%
180 ...................         1            3,560,428          0.3           1.58x            44.5%          5.146%
                               --       --------------        -----
Total Wtd/Avg .........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                               ==       ==============        =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
Interest Only .........        18       $  204,729,000         18.0%          2.55x            59.0%          4.894%
180 -- 239 ............         1            3,560,428          0.3           1.58x            44.5%          5.146%
240 -- 299 ............         3           16,691,286          1.5           1.26x            68.5%          5.859%
300 -- 359 ............        13          107,690,217          9.5           1.41x            70.1%          5.771%
360 ...................        60          806,089,631         70.8           1.55x            70.8%          5.433%
                               --       --------------        -----
Total Wtd/Avg .........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                               ==       ==============        =====

------------
(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    MORTGAGE POOL REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
53 -- 59 ..............        26       $  218,185,896         19.2%          1.86%            69.0x          4.990%
60 -- 79 ..............         5          103,547,485          9.1           1.68             71.8x          4.746%
80 -- 109 .............        14          333,470,760         29.3           2.13             60.3x          5.127%
110 -- 119 ............        44          397,398,337         34.9           1.38             72.7x          5.792%
120 -- 139 ............         4           75,816,564          6.7           1.24             78.8x          6.170%
140 -- 159 ............         1            6,781,092          0.6           1.55             58.5x          6.090%
160 -- 177 ............         1            3,560,428          0.3           1.58             44.5x          5.146%
                               --       --------------        -----
Total Wtd/Avg .........        95       $1,138,760,562        100.0%          1.71%            68.5x          5.374%
                               ==       ==============        =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS




       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
Interest Only .........        18       $  204,729,000         18.0%          2.55x            59.0%          4.894%
177 -- 224 ............         1            3,560,428          0.3           1.58x            44.5%          5.146%
225 -- 274 ............         3           16,691,286          1.5           1.26x            68.5%          5.859%
275 -- 299 ............         9           44,828,259          3.9           1.54x            63.9%          5.842%
300 -- 324 ............         1           13,000,000          1.1           1.20x            76.9%          5.670%
325 -- 349 ............         1           21,000,000          1.8           1.37x            70.0%          5.883%
350 -- 360 ............        62          834,951,590         73.3           1.54x            71.0%          5.440%
                               --       --------------        -----
Total Wtd/Avg .........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                               ==       ==============        =====

                            MORTGAGE POOL SEASONING

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
0 -- 4 ................   79            $  914,883,898         80.3%          1.80x            67.3%          5.259%
5 -- 7 ................   16               223,876,664         19.7           1.37x            73.3%          5.840%
                          --            --------------        -----
Total Wtd/Avg .........   95            $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                          ==            ==============        =====

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF-DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
2003 ..................   62            $  734,907,783         64.5%          1.68x            68.3%          5.625%
2004 ..................   33               403,852,779         35.5           1.77x            68.9%          4.916%
                          --            --------------        -----
Total Wtd/Avg .........   95            $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                          ==            ==============        =====

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------
2008 ..................         4       $   50,252,652          4.4           2.18x            62.7%          5.053%
2009 ..................        23          209,933,244         18.4           1.83x            70.0%          4.668%
2010 ..................        12          160,509,190         14.1           2.07x            65.6%          5.315%
2011 ..................         6          234,509,055         20.6           1.99x            60.7%          5.130%
2013 ..................        18          156,065,248         13.7           1.39x            69.7%          5.784%
2014 ..................        26          241,333,089         21.2           1.38x            74.6%          5.798%
2015 ..................         4           75,816,564          6.7           1.24x            78.8%          6.170%
2016 ..................         1            6,781,092          0.6           1.55x            58.5%          6.090%
2019 ..................         1            3,560,428          0.3           1.58x            44.5%          5.146%
                               --       --------------        -----
Total Wtd/Avg .........        95       $1,138,760,562        100.0%          1.71x            68.5%          5.374%
                               ==       ==============        =====

                      (This Page Intentionally Left Blank)

                                     ANNEX B

                              MULTIFAMILY SCHEDULE


Sequence    Loan Number     Property Name                          Cut-Off Balance     Utilities Tenant Pays/Payment of Util.
----------------------------------------------------------------------------------------------------------------------------------
    1          57797        Sunterra Apartments                     $19,977,938              Electric, Gas, Water, Sewer
    2          6120         Manor Homes of Fox Crest                 19,910,023                       Electric
    3          57799        Overlook Apartments                      12,400,000                 Electric,Water, Sewer
    4          7750         Marina Bay Apartments                     9,731,114                       Electric
    5          39285        1230 Teller Avenue                        3,604,663                       Electric
    6          39287        111 Mount Hope Place                      2,456,592                       Electric
    7          39677        2300 Grand Concourse                      4,205,429                       Electric
    8          39284        690 Gerard Avenue                         4,101,820                       Electric
    9          7712         Golf View Estates Apartments              4,037,850                    Electric, Water
   10          39376        230 East 167th Street                     3,971,144                       Electric
   11          39283        111 East 167th Street                     3,682,859                       Electric
   12          39286        610 Trinity Avenue                        3,641,537                       Electric
   13          8165         Orchard on the Green Apartments           3,560,428                       Electric
   14          39670        1210 Sherman Avenue                       3,343,317                       Electric
   15          39674        1344 University Avenue                    1,966,833                       Electric
   16          39673        1354 Commonwealth Avenue                  1,148,734                       Electric
   17          39669        3371 Decatur Avenue                       2,932,812                       Electric
   18          39279        2765 Kingsbridge Terrace                  2,910,803                       Electric
   19          39676        2264 Creston Avenue                       2,227,546                       Electric
   20          39282        2773-2779 Briggs Avenue                   1,986,818                       Electric
   21          57563        Brookview Court Apartments                1,667,998              Electric, Gas, Water, Sewer
----------------------------------------------------------------------------------------------------------------------------------
                            TOTAL MULTIFAMILY LOANS                 $113,466,258


               STUDIO            1 BEDROOM           2 BEDROOM         3 BEDROOM        4 BEDROOM
           --------------------------------------------------------------------------------------------
            # of    Avg        # of        Avg     # of       Avg    # of       Avg    # of      Avg
Sequence    Units   Rent       Units       Rent    Units      Rent   Units      Rent   Units     Rent     Elevators
----------------------------------------------------------------------------------------------------------------------
    1                                                240    $1,025                                           No
    2                             88       $824      160     1,133      24    $1,402                         No
    3          46   $424         254        503      111       686                                           No
    4                                                191       675       1       695                        Yes
    5          15    589          56        685        8       823                                          Yes
    6          12    615          15        735       28       826                                          Yes
    7          13    657          27        759       23       911       5     1,005                        Yes
    8           3    584          35        689       32       845      13       925                        Yes
    9                                                 72       740                                           No
   10           6    630          43        689       25       860                                          Yes
   11          12    553          39        655       17       737                                          Yes
   12          60    609          40        607        4       850                                          Yes
   13                             78        460      100       553      20       760                         No
   14           8    602          23        684       17       793                                          Yes
   15           2    613          31        672       10       724       6     1,104       1     $646        No
   16                             20        772        8       736       1       776                         No
   17          10    626          36        708        7     1,023       3       904                         No
   18          18    661          42        808       14       936                                          Yes
   19           2    660          44        669       13       859                                          Yes
   20                              2        768       21       842      18       854                         No
   21                             44        490       38       580                                           No
----------------------------------------------------------------------------------------------------------------------

                                     ANNEX B
          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

SEQUENCE     LOAN NUMBER         PROPERTY NAME                                                           PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1           57797            Sunterra Apartments                                                      Multifamily
    2            6120            Manor Homes of Fox Crest                                                 Multifamily
    3           57799            Overlook Apartments                                                      Multifamily
    4            7750            Marina Bay Apartments                                                    Multifamily
    5           39285            1230 Teller Avenue                                                       Multifamily
    6           39287            111 Mount Hope Place                                                     Multifamily
    7           39677            2300 Grand Concourse                                                     Multifamily
    8           39284            690 Gerard Avenue                                                        Multifamily
    9            7712            Golf View Estates Apartments                                             Multifamily
   10           39376            230 East 167th Street                                                    Multifamily
   11           39283            111 East 167th Street                                                    Multifamily
   12           39286            610 Trinity Avenue                                                       Multifamily
   13            8165            Orchard on the Green Apartments                                          Multifamily
   14           39670            1210 Sherman Avenue                                                      Multifamily
   15           39674            1344 University Avenue                                                   Multifamily
   16           39673            1354 Commonwealth Avenue                                                 Multifamily
   17           39669            3371 Decatur Avenue                                                      Multifamily
   18           39279            2765 Kingsbridge Terrace                                                 Multifamily
   19           39676            2264 Creston Avenue                                                      Multifamily
   20           39282            2773-2779 Briggs Avenue                                                  Multifamily
   21           57563            Brookview Court Apartments                                               Multifamily
   22           40255            Eden Prairie Mall                                                          Retail
   23           57995            Prince Kuhio Plaza                                                         Retail
   24           57746            Springfield Plaza Shopping Center                                          Retail
   25           38460            Linden Plaza                                                               Retail
   26           38898            Inland TX-CT Retail Portfolio (Roll Up)                                    Retail
   27           39083            Inland Georgia Retail Portfolio (Roll UP)                                  Retail
   28           39444            Largo Towne Center                                                         Retail
   29           57575            Tawa Irvine Plaza                                                          Retail
   30           57748            West Hartford Portfolio (Roll Up)                                          Retail
   31           57720            Colony Mill Marketplace and Center at Keene (Roll Up)                      Retail
   32           57380            Dickson City Commons                                                       Retail
   33           57765            Bouquet Canyon Plaza                                                       Retail
   34           39207            Denbigh Village Center                                                     Retail
   35           39085            Hillsboro Market Center                                                    Retail
   36           39564            Crossroads Plaza                                                           Retail
   37           57786            Timpany Plaza                                                              Retail
   38           39179            Anderson Central Shopping Center                                           Retail
   39           39086            Killian Hill Center                                                        Retail
   40           39328            Manchester Stop & Shop                                                     Retail
   41           57768            Dewey & Madison Market Place                                               Retail
   42           57607            Alton Corners Shopping Center                                              Retail
   43           57707            Bellevue Place Shopping Center                                             Retail
   44           57706            Spring Mall Shopping Center                                                Retail
   45           39568            Lexington Place                                                            Retail
   46           39219            Camfield Corners                                                           Retail
   47           38608            1454 State Route 9                                                         Retail
   48           57742            Woodford Square Shopping Center                                            Retail
   49           39439            Kensington Place                                                           Retail
   50            8317            Walgreens - Loveland                                                       Retail
   51           57774            Citrus Park Shops                                                          Retail
   52           57749            Walgreens - Bluffton, IN                                                   Retail
   53           39566            Houston Square                                                             Retail
   54           38549            Eckerd Piedmont                                                            Retail
   55           57698            PPG Place                                                                  Office
   56           39463            Broward Financial Center                                                   Office
   57           57770            104 West 40th Street                                                       Office
   58           39550            Evergreen Portfolio C (Roll Up)                                            Office
   59           57580            1995 Broadway                                                              Office
   60           57718            Paradise Valley Corporate Center                                           Office
   61           57526            The Forbes Building                                                        Office
   62           57469            Cargill Office Building                                                    Office
   63            5952            Somerville NJ Office Portfolio (Franklin Bldg.)                            Office
   64            7373            Somerville NJ Office Portfolio (Hamon Bldg.)                               Office
   65           57945            Lakeside III                                                               Office
   66           57777            Enea Square                                                                Office
   67           57443            DeVry Institute                                                            Office
   68           57767            Galleria at Red Bank                                                       Office
   69           57909            4040 North Central Expressway                                              Office
   70           57691            Federal Way Building II                                                    Office
   71           57011            River Park One                                                             Office
   72           57573            Cross Street Medical Building                                              Office
   73           55600            Nextel Office Building - Bremerton, WA                                     Office
   74           57524            Mehlman/Kaplan Office Portfolio (Roll Up)                                  Office
   75           56659            Atrium Memorial Professional Building                                      Office
   76           57421            Opera Block                                                                Office
   77            7376            Warren Hills Office Building                                               Office
   78           57427            Southport Business Park                                                  Industrial
   79           57660            MHC Portfolio - Waterford Estates                             Manufactured Housing Communities
   80           57678            MHC Portfolio - Lake Fairways Country Club                    Manufactured Housing Communities
   81           57663            MHC Portfolio - The Meadows at Countrywood                    Manufactured Housing Communities
   82           57662            MHC Portfolio - The Lakes at Countrywood                      Manufactured Housing Communities
   83            6468            Holiday Ranch MHC-Happy Landings MHC                          Manufactured Housing Communities
   84           57659            MHC Portfolio - Sweetbriar                                    Manufactured Housing Communities
   85           57687            The Store Room                                                          Self Storage
   86           57551            Best Florida Mini Storage                                               Self Storage
   87           57689            A-1 Paramount Self Storage                                              Self Storage
   88           57740            Storgard Self Storage and RV                                            Self Storage
   89            8419            Martin SS - Fayetteville, NC                                            Self Storage
   90           57688            A-1 La Habra Self Storage                                               Self Storage
   91           57717            Access Self Storage                                                     Self Storage
   92            8306            Leave it/Lock it Self Storage                                           Self Storage
   93            8309            Allsafe Freeway Storage                                                 Self Storage
   94            7580            Compton Self Storage                                                    Self Storage
   95            7847            Hampton Inn - Southwind II                                                  Hotel

------------------------------------------------------------------------------------------------------------------------------------
                                 TOTALS

                 INITIAL DEPOSIT                                                         INITIAL              ANNUAL
                   TO CAPITAL      INITIAL DEPOSIT    ANNUAL DEPOSIT    TAX AND          DEPOSIT              DEPOSIT
                   IMPROVEMENT       TO REPLACEMENT   TO REPLACEMENT   INSURANCE         TO TI/LC            TO TI/LC
SEQUENCE             RESERVES         RESERVES           RESERVES       ESCROW            ESCROW              ESCROW
-----------------------------------------------------------------------------------------------------------------------
    1                                                                   Tax Only
    2                                                     $68,000         Yes
    3                                 $300,000            102,750         Yes
    4                                                      50,496         Yes
    5                 $35,825            1,646             19,750         Yes
    6                  15,063            1,146             13,750         Yes
    7                  42,563            1,438             17,250         Yes
    8                  50,349            1,729             20,750         Yes
    9                                                      18,000         Yes
   10                  23,953            1,542             18,500         Yes
   11                  39,063            1,438             17,250         Yes
   12                  53,938            2,208             26,500         Yes
   13                                                                      No
   14                  41,844            1,000             12,000         Yes
   15                  51,125            1,042             12,500         Yes
   16                   5,325              604              7,250         Yes
   17                  28,206            1,167             14,000         Yes
   18                  32,500            1,542             18,500         Yes
   19                  27,875            1,229             14,750         Yes
   20                  30,359              889             10,668         Yes
   21                  31,875                              20,256         Yes
   22                                                                      No
   23                                                                      No
   24                                   57,250            107,229       Tax Only
   25                   8,750            3,476             41,706         Yes              $4,167              $50,000
   26                                                                      No
   27                                                                      No
   28                                                                      No
   29                  20,710                              23,856         Yes
   30                                  114,600             12,456         Yes                                  $33,336
   31                                                      65,086         Yes
   32                                                       6,641         Yes
   33                   5,000                              10,254       Tax Only
   34                                                                      No
   35                                                                      No
   36                                                                      No
   37                  12,500                              29,412       Tax Only                               $40,008
   38                                                                      No
   39                                                                      No
   40                                                                      No
   41                                                                   Tax Only
   42                                                                      No
   43                                                                      No
   44                                                                      No
   45                                                                      No
   46                                                                      No
   47                                    1,230             14,756         Yes
   48                                   75,000             35,832         Yes
   49                                                                      No
   50                                                                      No
   51                                                       2,052         Yes
   52                                                                      No
   53                                                                      No
   54                                                                      No
   55                 734,360                             314,794         Yes           5,000,000           $1,920,000
   56                                    5,426             65,117         Yes              27,083             $325,000
   57                                                      23,748       Tax Only                              $500,004
   58                                    1,127             13,522         Yes           1,000,000
   59                   3,750                              37,944       Tax Only          700,000
   60                                                      19,848         Yes                                 $202,980
   61                                                                   Tax Only
   62                  22,500                                              No           1,400,000              $65,004
   63                  18,750                               9,660         Yes             200,000             $150,996
   64                                                       9,300         Yes             100,000             $125,004
   65                                                      10,188         Yes             320,000              $60,000
   66                  22,563                              34,483         Yes
   67                                                                      No
   68                                                      21,622         Yes
   69                                                      29,227         Yes              24,142              $42,857
   70                                                                      No
   71                                                      12,996         Yes                                  $86,532
   72                                                      17,280         Yes
   73                                                                      No
   74                                                       8,040         Yes                                 $150,000
   75                   2,125                              19,092         Yes              50,000
   76                                                      21,185         Yes
   77                                                       2,016          No                                  $20,184
   78                                                       9,555         Yes              75,000              $58,696
   79                                                                      No
   80                                                                      No
   81                                                                      No
   82                                                                      No
   83                 110,000                                             Yes
   84                                                                      No
   85                                                      13,308         Yes
   86                                                       6,144         Yes
   87                                                                   Tax Only
   88                   1,790                               6,804         Yes
   89                                                      11,964         Yes
   90                                                                   Tax Only
   91                                                       4,824         Yes
   92                                                       6,660         Yes
   93                                                       5,775         Yes
   94                                    3,500              3,360         Yes
   95                  28,812                                             Yes

-----------------------------------------------------------------------------------------------------------------------
                   $1,501,470         $580,227         $1,570,656                      $8,900,392           $3,830,601


                      (This Page Intentionally Left Blank)

                                                                         ANNEX C


ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                 Statement Date:   05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     05/10/2004
135 S. LaSalle Street Suite 1625                          SERIES 2004-2                                 Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     06/10/2004
                                                                                                        Record Date:      04/30/2004
                                                        ABN AMRO ACCT: XXXXXX
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:            BACM0402         REMIC Certificate Report                                Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         05/10/2004
           BACM0402_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 05/10/2034
================================      15 Month Historical Loan Status Summary                 ======================================
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
                                      ====================================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                         DEPOSITOR: Banc of America Commerical Mortgage Inc.
                                UNDERWRITER: Banc of America Securities LLC/Bear, Stearns & Co., Inc.
                                               MASTER SERVICER: Bank of America, N.A.
                                            SPECIAL SERVICER: Midland Loan Services, Inc.
                   RATING AGENCY: Moody's Investors Service, Inc. /Standard & Poor's Ratings Services/Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
WAC:                                                                                                   Next Payment:      06/10/2004
WA Life Term:                                                                                          Record Date:       04/30/2004
WA Amort Term:                                          ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00           0.00                      0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  05/10/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================
  05/10/04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-2                                Prior Payment:
                                                                                                       Next Payment:
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-2                                Prior Payment:
                                                                                                       Next Payment:
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:    05/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      05/10/2004
                                                          SERIES 2004-2                                Prior Payment:            N/A
                                                                                                       Next Payment:      06/10/2004
                                                        ABN AMRO ACCT: XXXXXX                          Record Date:       04/30/2004

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

03/17/2004 - 12:14 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      (This Page Intentionally Left Blank)

                                                                         ANNEX D

                        CLASS XP REFERENCE RATE SCHEDULE


 INTEREST                     CLASS XP    INTEREST                     CLASS XP
  ACCRUAL    DISTRIBUTION    REFERENCE     ACCRUAL    DISTRIBUTION     REFERENCE
  PERIOD         DATE           RATE       PERIOD         DATE           RATE
----------  --------------  -----------  ----------  --------------   ----------
     2                           %           44                            %
     3                           %           45                            %
     4                           %           46                            %
     5                           %           47                            %
     6                           %           48                            %
     7                           %           49                            %
     8                           %           50                            %
     9                           %           51                            %
    10                           %           52                            %
    11                           %           53                            %
    12                           %           54                            %
    13                           %           55                            %
    14                           %           56                            %
    15                           %           57                            %
    16                           %           58                            %
    17                           %           59                            %
    18                           %           60                            %
    19                           %           61                            %
    20                           %           62                            %
    21                           %           63                            %
    22                           %           64                            %
    23                           %           65                            %
    24                           %           66                            %
    25                           %           67                            %
    26                           %           68                            %
    27                           %           69                            %
    28                           %           70                            %
    29                           %           71                            %
    30                           %           72                            %
    31                           %           73                            %
    32                           %           74                            %
    33                           %           75                            %
    34                           %           76                            %
    35                           %           77                            %
    36                           %           78                            %
    37                           %           79                            %
    38                           %           80                            %
    39                           %           81                            %
    40                           %           82                            %
    41                           %           83                            %
    42                           %           84                            %

                      (This Page Intentionally Left Blank)

                                                                         ANNEX E

                              AMORTIZATION SCHEDULE
                         OF THE PPG PLACE MORTGAGE LOAN


PERIOD           DATE            BEGINNING BALANCE                PRINCIPAL
   1           2/1/2004           116,000,000.00                   84,169.12
   2           3/1/2004           115,915,830.88                  126,430.36
   3           4/1/2004           115,789,400.52                   85,345.99
   4           5/1/2004           115,704,054.53                  106,680.18
   5           6/1/2004           115,597,374.35                   86,419.07
   6           7/1/2004           115,510,955.28                  107,724.45
   7           8/1/2004           115,403,230.83                   87,503.98
   8           9/1/2004           115,315,726.85                   87,992.97
   9          10/1/2004           115,227,733.88                  109,256.08
  10          11/1/2004           115,118,477.80                   89,095.23
  11          12/1/2004           115,029,382.57                  110,328.75
  12           1/1/2005           114,919,053.81                   90,209.65
  13           2/1/2005           114,828,844.17                   90,713.76
  14           3/1/2005           114,738,130.41                  153,270.10
  15           4/1/2005           114,584,860.31                   92,077.18
  16           5/1/2005           114,492,783.13                  113,230.64
  17           6/1/2005           114,379,552.49                   93,224.48
  18           7/1/2005           114,286,328.01                  114,347.13
  19           8/1/2005           114,171,980.88                   94,384.43
  20           9/1/2005           114,077,596.45                   94,911.86
  21          10/1/2005           113,982,684.59                  115,989.21
  22          11/1/2005           113,866,695.38                   96,090.42
  23          12/1/2005           113,770,604.96                  117,136.12
  24           1/1/2006           113,653,468.84                   97,281.96
  25           2/1/2006           113,556,186.88                   97,825.59
  26           3/1/2006           113,458,361.29                  159,729.59
  27           4/1/2006           113,298,631.70                   99,264.86
  28           5/1/2006           113,199,366.84                  120,225.32
  29           6/1/2006           113,079,141.52                  100,491.41
  30           7/1/2006           112,978,650.11                  121,418.94
  31           8/1/2006           112,857,231.16                  101,731.48
  32           9/1/2006           112,755,499.68                  102,299.98
  33          10/1/2006           112,653,199.70                  123,178.95
  34          11/1/2006           112,530,020.75                  103,559.99
  35          12/1/2006           112,426,460.76                  124,405.14
  36           1/1/2007           112,302,055.61                  104,833.91
  37           2/1/2007           112,197,221.71                  105,419.74
  38           3/1/2007           112,091,801.97                  166,627.15
  39           4/1/2007           111,925,174.82                  106,939.98
  40           5/1/2007           111,818,234.83                  127,694.37
  41           6/1/2007           111,690,540.46                  108,251.16
  42           7/1/2007           111,582,289.30                  128,970.34
  43           8/1/2007           111,453,318.96                  109,576.80
  44           9/1/2007           111,343,742.16                  110,189.14
  45          10/1/2007           111,233,553.02                  130,856.29
  46          11/1/2007           111,102,696.73                  111,536.14
  47          12/1/2007           110,991,160.59                  132,167.12
  48           1/1/2008           110,858,993.47                  112,897.99
  49           2/1/2008           110,746,095.48                  113,528.89
  50           3/1/2008           110,632,566.59                  154,049.43
  51           4/1/2008           110,478,517.17                  115,024.17
  52           5/1/2008           110,363,493.00                  135,561.50
  53           6/1/2008           110,227,931.50                  116,424.49
  54           7/1/2008           110,111,507.01                  136,924.21
  55           8/1/2008           109,974,582.80                  117,840.24
  56           9/1/2008           109,856,742.56                  118,498.76
  57          10/1/2008           109,738,243.80                  138,942.79
  58          11/1/2008           109,599,301.01                  119,937.38
  59          12/1/2008           109,479,363.62                  140,342.79
  60           1/1/2009           109,339,020.83                  121,391.88
  61           2/1/2009           109,217,628.95                  122,070.24
  62           3/1/2009           109,095,558.71                  181,750.36
  63           4/1/2009           108,913,808.35                  123,768.04
  64           5/1/2009           108,790,040.31                  144,070.59
  65           6/1/2009           108,645,969.72                  125,264.77
  66           7/1/2009           108,520,704.94                  145,527.14

                                                                         ANNEX E

                              AMORTIZATION SCHEDULE
                         OF THE PPG PLACE MORTGAGE LOAN


PERIOD           DATE            BEGINNING BALANCE                PRINCIPAL
  67           8/1/2009           108,375,177.80                  126,778.01
  68           9/1/2009           108,248,399.79                  127,486.47
  69          10/1/2009           108,120,913.33                  147,689.18
  70          11/1/2009           107,973,224.15                  129,024.19
  71          12/1/2009           107,844,199.95                  149,185.62
  72           1/1/2010           107,695,014.33                  130,578.89
  73           2/1/2010           107,564,435.44                  131,308.58
  74           3/1/2010           107,433,126.86                  190,141.30
  75           4/1/2010           107,242,985.56                  133,104.90
  76           5/1/2010           107,109,880.66                  153,156.76
  77           6/1/2010           106,956,723.90                  134,704.58
  78           7/1/2010           106,822,019.32                  154,713.49
  79           8/1/2010           106,667,305.83                  136,321.91
  80           9/1/2010           106,530,983.92                  137,083.70
  81          10/1/2010           106,393,900.22                  157,028.72
  82          11/1/2010           106,236,871.50                  138,727.25
  83          12/1/2010           106,098,144.25                  158,628.14
  84           1/1/2011           105,939,516.11              105,939,516.11

                                   Prospectus


                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES


--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

THE TRUST --

o may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and

o    will own --

o    multifamily and commercial mortgage loans;

o    mortgage-backed securities; and

o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o will represent interests in the trust and will be paid only from the trust assets;

o provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

o may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.; and

o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 March 22, 2004

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                                       2

--------------------------------------------------------------------------------
                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following locations:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

 o      SEC Midwest Regional Offices
        Citicorp Center
        500 West Madison Street
        Suite 1400
        Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of this prospectus.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                              -----
SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a
     Mortgage Asset Pool ....................................  18
PROSPECTUS SUPPLEMENT .......................................  18
CAPITALIZED TERMS USED IN THIS PROSPECTUS ...................  18
DESCRIPTION OF THE TRUST FUNDS ..............................  19
  General ...................................................  19
  Mortgage Loans ............................................  19
  MBS .......................................................  23
  Certificate Accounts ......................................  24
  Credit Support ............................................  24
  Cash Flow Agreements ......................................  24
YIELD AND MATURITY CONSIDERATIONS ...........................  25
  General ...................................................  25
  Pass-Through Rate .........................................  25
  Payment Delays ............................................  25
  Certain Shortfalls in Collections of Interest .............  25
  Yield and Prepayment Considerations .......................  25
  Weighted Average Life and Maturity ........................  27
  Other Factors Affecting Yield, Weighted Average Life
     and Maturity ...........................................  28
THE DEPOSITOR ...............................................  30
DESCRIPTION OF THE CERTIFICATES .............................  30
  General ...................................................  30
  Distributions .............................................  31
  Distributions of Interest on the Certificates .............  31
  Distributions of Principal of the Certificates ............  32

                                                               PAGE
                                                              -----
    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity
      Participations ........................................ 33
    Allocation of Losses and Shortfalls ..................... 33
    Advances in Respect of Delinquencies .................... 33
    Reports to Certificateholders ........................... 34
    Voting Rights ........................................... 36
    Termination ............................................. 36
    Book-Entry Registration and Definitive Certificates ..... 36
 THE POOLING AND SERVICING AGREEMENTS ....................... 38
    General ................................................. 38
    Assignment of Mortgage Loans; Repurchases ............... 38
    Representations and Warranties; Repurchases ............. 40
    Collection and Other Servicing Procedures ............... 41
    Sub-Servicers ........................................... 43
    Certificate Account ..................................... 43
    Modifications, Waivers and Amendments of
      Mortgage Loans ........................................ 46
    Realization Upon Defaulted Mortgage Loans ............... 46
    Hazard Insurance Policies ............................... 48
    Due-on-Sale and Due-on-Encumbrance Provisions ........... 49
    Servicing Compensation and Payment of Expenses .......... 49
    Evidence as to Compliance ............................... 50
    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the
      Depositor ............................................. 51
    Events of Default ....................................... 52
    Rights Upon Event of Default ............................ 53
    Amendment ............................................... 53
    List of Certificateholders .............................. 54
    The Trustee ............................................. 54
    Duties of the Trustee ................................... 55
    Certain Matters Regarding the Trustee ................... 55
    Resignation and Removal of the Trustee .................. 55
 DESCRIPTION OF CREDIT SUPPORT .............................. 55
    General ................................................. 55
    Subordinate Certificates ................................ 56
    Insurance or Guarantees Concerning to Mortgage
      Loans ................................................. 56
    Letter of Credit ........................................ 57
    Certificate Insurance and Surety Bonds .................. 57
    Reserve Funds ........................................... 57
    Cash Collateral Account ................................. 58
    Credit Support with respect to MBS ...................... 58
 CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..................... 59
    General ................................................. 59
    Types of Mortgage Instruments ........................... 59
    Leases and Rents ........................................ 59
    Personalty .............................................. 60
    Foreclosure ............................................. 60

                                                           PAGE
                                                          -----
    Bankruptcy Laws .....................................   63
    Environmental Considerations ........................   65
    Due-on-Sale and Due-on-Encumbrance Provisions .......   67
    Junior Liens; Rights of Holders of Senior Liens .....   67
    Subordinate Financing ...............................   68
    Default Interest and Limitations on Prepayments .....   68
    Applicability of Usury Laws .........................   69
    Certain Laws and Regulations ........................   69
    Americans with Disabilities Act .....................   69
    Servicemembers Civil Relief Act and the California
      Military and Veterans Code ........................   70
    Forfeiture for Drug and Money Laundering
      Violations ........................................   70
    Federal Deposit Insurance Act; Commercial
      Mortgage Loan Servicing ...........................   70
 CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................   71
    General .............................................   71
    REMICs ..............................................   72
    Grantor Trust Funds .................................   89
 STATE AND OTHER TAX CONSEQUENCES .......................   98
 CERTAIN ERISA CONSIDERATIONS ...........................   99
    General .............................................   99
    Plan Asset Regulations ..............................   99
    Insurance Company General Accounts ..................  100
    Consultation With Counsel ...........................  101
    Tax Exempt Investors ................................  101
 LEGAL INVESTMENT .......................................  101
 USE OF PROCEEDS ........................................  103
 METHOD OF DISTRIBUTION .................................  103
 LEGAL MATTERS ..........................................  104
 FINANCIAL INFORMATION ..................................  104
 RATING .................................................  104
 AVAILABLE INFORMATION ..................................  105
 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  106
 GLOSSARY ...............................................  107

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.


SECURITIES OFFERED

Mortgage pass-through certificates.


DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.


TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.


MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.


SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.


MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.


REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.


THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

   o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

   o office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

   o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

   o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

   o be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

   o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

   o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

   o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

   o are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;


   o are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

   o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

   o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

   o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

   o provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

   o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

   o may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

   o may be made, subject to certain limitations, based on a specified principal payment schedule; or

   o may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

   o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

   o certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

   o "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

   o certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

    o perceived liquidity;

    o the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

    o prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of such prepayments might differ from that originally anticipated; or

    o the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

    o such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

    o such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

    o the value of the related property;

    o the level of available mortgage rates at the time of sale or refinancing;

    o the borrower's equity in the related property;

    o the financial condition and operating history of the borrower and the related property;

    o tax laws;

    o rent control laws (pertaining to certain residential properties);

    o Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

    o prevailing general economic conditions; and

    o the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.


     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.


                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

    o a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

    o information with respect to any other classes of certificates of the same series;

    o the respective dates on which distributions are to be made;

    o information as to the assets, including the mortgage assets, constituting the related trust fund;

    o the circumstances, if any, under which the related trust fund may be subject to early termination;

    o additional information with respect to the method of distribution of such offered certificates;

    o whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

    o the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

    o information concerning the trustee of the related trust fund;

    o if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

    o information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

    o whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

    o various types of multifamily or commercial mortgage loans;

    o mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

    o a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

    o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

    o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

    o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

    o the income capitalization method (a projection of value based upon the property's projected net cash flow); and

    o or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

    o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

    o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

    o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date; and

    o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

    o the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

    o with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

    o the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

    o the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

    o the original and remaining term(s) to stated maturity of the MBS, if applicable;

    o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

    o the payment characteristics of the MBS;

    o the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

    o a description of the related credit support, if any;

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    o the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

    o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
      Certificates will either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

    o equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

    o the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

    o the quality of management of the mortgaged properties;

    o the servicing of the mortgage loans; and

    o possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

    o limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

    o provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

    o provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

    o amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

    o Excess Funds; or

    o any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.


                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

    o constitute Senior Certificates or Subordinate Certificates;

    o constitute Stripped Interest Certificates or Stripped Principal Certificates;

    o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

    o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

    o the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

    o the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
      (B) payments on account of Equity Participations;

    o the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

    o information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

    o the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

    o if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

    o the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

    o if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

    o the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements-- Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.


                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust


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

fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

    o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

    o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

    o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

    o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

    o REO Properties.

     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be


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

required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a

Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement--

    o all payments on account of principal, including principal prepayments, on the mortgage loans;

    o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

    o all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

    o any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

    o any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

    o any amounts paid under any cash flow agreement;

    o all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination";

    o to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

    o any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

    o any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

    o to make distributions to the certificateholders on each Distribution
      Date;

    o to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

    o to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    o if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

    o to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    o to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

    o if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

    o if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    o to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

    o to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

    o if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

    o to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

    o to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

    o to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

    o not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

    o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

    o will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

    o a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

    o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

    o unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

       (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

    o a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

    o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

    o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.


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

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation--

    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

    o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

    o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

    o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

    o certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

    o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.


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

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated



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

portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.


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

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

    o the nature and amount of coverage under such credit support;

    o any conditions to payment under the credit support not otherwise described in this prospectus;

    o the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

    o the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other


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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency


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judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the


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Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.


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Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the


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mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to


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good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order


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

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some


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

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as


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

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or


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

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, N.A. or another bank or (iii) any other obligation of Bank of America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.


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

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust


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

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID


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Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of


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

adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC.


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

However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.


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

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:


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

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous


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

itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes. Investors that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".


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

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the


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

related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any


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regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the


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

accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of


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the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ


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

significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month


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

(see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the


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bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate


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

remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this


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

paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.


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

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Investors that recognize a loss on a sale or exchange of a Grantor Trust Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "--REMICs-- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they
(1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations


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

may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

   1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

   2. By placements by the depositor with institutional investors through dealers; and

   3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters". Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

    o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

    o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

    o interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

    o Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

    o the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

    o its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

    o noncash items such as depreciation and amortization;

    o capital expenditures; and

    o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either--

    o based on the principal balances of some or all of the mortgage assets in the related trust fund; or

    o equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

    o a citizen or resident of the United States;

    o a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

    o an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

    o a trust as to which--

      1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

      2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                     (This Page Intentionally Left Blank)

                         NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2004_2.xls" The file "BACM2004_2.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL JULY [ ], 2004.

                             ---------------------

                               TABLE OF CONTENTS

                                                             PAGE
                                                            ------
                   PROSPECTUS SUPPLEMENT
Table of Contents .........................................    S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying
  Prospectus ..............................................    S-6
Executive Summary .........................................    S-7
Summary of Prospectus Supplement ..........................   S-11
Risk Factors ..............................................   S-24
Description of the Mortgage Pool ..........................   S-71
Servicing of the Mortgage Loans ...........................  S-132
Description of the Certificates ...........................  S-149
The Trustee and The Fiscal Agent ..........................  S-175
Yield and Maturity Considerations .........................  S-176
Use of Proceeds ...........................................  S-184
Certain Federal Income Tax Consequences ...................  S-184
Certain ERISA Considerations ..............................  S-187
Legal Investment ..........................................  S-189
Method of Distribution ....................................  S-190
Legal Matters .............................................  S-191
Ratings ...................................................  S-191
Index of Principal Definitions ............................  S-192
ANNEX A ...................................................    A-1
ANNEX B ...................................................    B-1
ANNEX C ...................................................    C-1
ANNEX D ...................................................    D-1
ANNEX E ...................................................    E-1

                       PROSPECTUS

Summary of Prospectus .....................................      6
Risk Factors ..............................................     11
Prospectus Supplement .....................................     18
Capitalized Terms Used in This Prospectus .................     18
Description of the Trust Funds ............................     19
Yield and Maturity Considerations .........................     25
The Depositor .............................................     30
Description of the Certificates ...........................     30
The Pooling and Servicing Agreements ......................     38
Description of Credit Support .............................     55
Certain Legal Aspects of Mortgage Loans ...................     59
Certain Federal Income Tax Consequences ...................     71
State and Other Tax Consequences ..........................     98
Certain ERISA Considerations ..............................     99
Legal Investment ..........................................    101
Use of Proceeds ...........................................    103
Method of Distribution ....................................    103
Legal Matters .............................................    104
Financial Information .....................................    104
Rating ....................................................    104
Available Information .....................................    105
Incorporation of Certain Information by Reference .........    106
Glossary ..................................................    107

                                 $1,051,930,069

                                  (APPROXIMATE)






                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR


                   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                     CLASS A-5, CLASS XP, CLASS B, CLASS C,
                              CLASS D AND CLASS E



                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                  SERIES 2004-2







                             ------------------------

                              PROSPECTUS SUPPLEMENT

                             ------------------------



                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                              GOLDMAN, SACHS & CO.
                               WACHOVIA SECURITIES






                                MARCH   , 2004



================================================================================